FILED PURSUANT TO RULE 424(B)(5)
                                           FILE NUMBER 333-4127

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 19, 1997)


                                  $466,861,000
                      Saxon Asset Securities Trust 1997-2

  $15,000,000  Class AF-1                $10,000,000  Class AF-6                 $293,561,000  Class AV-1
               Certificates                           Certificates                             Certificates
  $10,000,000  Class AF-2                $15,552,000  Class AF-7                  $13,896,000  Class MV-1
               Certificates                           Certificates                             Certificates
  $31,000,000  Class AF-3                 $2,090,000  Class MF-1                  $26,924,000  Class MV-2
               Certificates                           Certificates                             Certificates
   $9,000,000  Class AF-4                 $7,167,000  Class MF-2                  $13,028,000  Class BV
               Certificates                           Certificates                             Certificates
  $16,000,000  Class AF-5                 $3,643,000  Class BF Certificates
               Certificates

                                  [SAXON LOGO]

             Mortgage Loan Asset Backed Certificates, Series 1997-2
                         Saxon Asset Securities Company
                                  as Depositor


         The Mortgage Loan Asset Backed Certificates, Series 1997-2, will consist of: (a) the following Fixed Rate Certificates: (i) Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class AF-7 Certificates (collectively, the "Class A Fixed Rate Certificates"), (ii) Class MF-1 and Class MF-2 Certificates (collectively, the "Mezzanine Fixed Rate Certificates") and
(iii) Class BF Certificates (collectively, with the Mezzanine Fixed Rate Certificates, the "Subordinated Fixed Rate Certificates"); (b) the following Variable Rate Certificates: (i) Class AV-1 Certificates (the "Class A Variable Rate Certificates"), (ii) Class MV-1 and Class MV-2 Certificates (collectively, the "Mezzanine Variable Rate Certificates") and (iii) Class BV Certificates (collectively with the Mezzanine Variable Rate Certificates, the "Subordinated Variable Rate Certificates"); and (c) Class C and Class R Certificates (the "Retained Certificates"). Only the Fixed Rate Certificates and the Variable Rate Certificates (collectively, the "Offered Certificates") are offered hereby.

         The Pass-Through Rates for the Fixed Rate Certificates will be the lesser of (i) the applicable fixed interest rates set forth herein and (ii) the weighted average net Mortgage Interest Rates on the Mortgage Loans in the Fixed Rate Group. The Pass-Through Rates for the Variable Rate Certificates will adjust monthly and with respect to the first Distribution Date will be determined on June 20, 1997 by the Paying Agent.

         FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-10 HEREIN AND BEGINNING ON PAGE 5 IN THE PROSPECTUS.

         The Certificates will represent undivided ownership interests in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to a Trust Agreement dated as of June 1, 1997 (the "Agreement"), among Saxon Asset Securities Company (the "Depositor"), Texas Commerce Bank National Association, as Master Servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"). The Mortgage Loans will be acquired by the Depositor from Saxon Mortgage, Inc. ("the Seller"), an affiliate of the Depositor which originated or acquired the Mortgage Loans from various mortgage banking
institutions.                                    (Cover continued on next page)

 THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND
   DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, ANY SELLER, ANY SERVICER OR ANY OF THEIR AFFILIATES.
          NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE
               INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The Offered Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $465,573,989, plus accrued interest, before deducting expenses payable by the Depositor estimated to be $440,000. See "Underwriting" herein.

         The Offered Certificates are offered by the Underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery and acceptance by the Underwriters and certain other conditions. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about June 24, 1997, only through the facilities of The Depository Trust Company, CEDEL and Euroclear.

Merrill Lynch & Co.
                  Prudential Securities Incorporated
                                             Lehman Brothers
                                                     PaineWebber Incorporated
            The date of this Prospectus Supplement is June 16, 1997

(Cover continued from previous page)
         The assets of the Trust will include two pools (each, a "Mortgage Loan Group" or "Group") of Mortgage Loans secured by first or second mortgages or deeds of trust (the "Mortgages") on residential properties, including investment properties, which may be detached, attached, a two-to-four family dwelling, a condominium, a townhouse, manufactured housing or a unit in a planned unit development (the "Mortgaged Premises"), to be conveyed by the Depositor to the Trust on the Closing Date. The Mortgage Loans will be serviced by Ameriquest Mortgage Company and Meritech Mortgage Services, Inc., an affiliate of the Depositor. Distributions in respect of the Fixed Rate Certificates will generally be calculated with reference to a pool of fixed-rate first or second lien Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates will generally be calculated with reference to a pool of adjustable rate first lien Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE OFFERED CERTIFICATES " in this Prospectus Supplement.

         All the Mortgage Loans were originated or acquired in accordance with the Seller's loan programs for non-conforming credits. See "RISK FACTORS -- Risk of Higher Delinquencies Associated With Underwriting Standards" in this Prospectus Supplement.

         Distributions of principal and interest to each Class of the Offered Certificates will be made on the 25th day of each month or, if the 25th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning on July 25, 1997. Distributions on the Subordinated Certificates and the Retained Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.

         One or more elections will be made to treat certain assets of the Trust as real estate mortgage investment conduits ("REMIC") for federal income tax purposes. As described more fully herein, each Class of Offered Certificates will constitute a "regular interest" in a REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates" in the Prospectus. Only the Class AV-1 and Class MV-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA (as defined herein). See "LEGAL INVESTMENT CONSIDERATIONS" in this Prospectus Supplement.

         There is currently no secondary market for the Offered Certificates. Each Underwriter intends to make a secondary market in the Offered Certificates offered by such Underwriter but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                 Page

SUMMARY.............................................1

RISK FACTORS.......................................10
THE MORTGAGE LOAN POOL.............................13
     General.......................................13
     Underwriting Standards........................13
     Characteristics of the Mortgage Loans.........14
     Interest Payments on the Mortgage Loans.......18
     Additional Information........................18
     Servicing of the Mortgage Loans...............18
     Servicing and Other Compensation and
        Payment of Expenses; Repurchase............20
     Advances and Month End Interest...............20
     The Master Servicer...........................21
USE OF PROCEEDS....................................21
PREPAYMENT AND YIELD CONSIDERATIONS................21
     General.......................................21
     Prepayments and Yields for Offered
        Certificates...............................22
     Payment Delay Feature of Fixed Rate
        Certificates...............................28
DESCRIPTION OF THE OFFERED CERTIFICATES............28
     General.......................................28
     Distributions.................................29
     Overcollateralization and
     Crosscollateralization Provisions. ...........33
     Calculation of One Month LIBOR................34
     Book Entry Registration of the Offered
        Certificates...............................34
THE AGREEMENT......................................35
     Formation of the Trust........................35
     Reports to Certificateholders.................35
     Delivery and Substitution of Mortgage Loans...36
     The Trustee and the Certificate Registrar,
        Paying Agent and Custodian.................36
     Voting Rights.................................36
     Termination of the Trust......................36
     Termination...................................36
     Sale of Mortgage Loans........................37
     Events of Default.............................37
     Governing Law.................................37
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............37
     REMIC Elections...............................38
ERISA CONSIDERATIONS...............................38
RATINGS............................................40
LEGAL INVESTMENT CONSIDERATIONS....................40
UNDERWRITING.......................................41
CERTAIN LEGAL MATTERS..............................41
INDEX TO LOCATION OF  PRINCIPAL DEFINED TERMS.....A-1


       The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Seller pursuant to its Prospectus dated February 19, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" in this Prospectus Supplement and in the Prospectus for the definitions of certain capitalized terms.

Trust:                              Saxon Asset Securities Trust 1997-2 (the
                                    "Trust").

Certificates:                       The Mortgage Loan Asset Backed
                                    Certificates,  Series 1997-2, will consist
                                    of: (a) the following Fixed Rate
                                    Certificates:  (i) Class AF-1, Class AF-2,
                                    Class AF-3, Class AF-4, Class AF-5, Class
                                    AF-6 and Class AF-7 Certificates
                                    (collectively,  the "Class A Fixed Rate
                                    Certificates"),  (ii) Class MF-1 and Class
                                    MF-2 Certificates  (collectively,  the
                                    "Mezzanine Fixed Rate Certificates") and
                                    (iii) Class BF Certificates (collectively,
                                    with the Mezzanine Fixed Rate Certificates,
                                    the "Subordinated  Fixed Rate
                                    Certificates");  (b) the following  Variable
                                    Rate  Certificates:  (i) Class AV-1
                                    Certificates (the "Class A Variable Rate
                                    Certificates"),  (ii) Class MV-1 and Class
                                    MV-2 Certificates (collectively,  the
                                    "Mezzanine Variable Rate Certificates") and
                                    (iii) Class BV Certificates  (collectively
                                    with the Mezzanine  Variable Rate
                                    Certificates,  the "Subordinated Variable
                                    Rate  Certificates");  and  (c)  Class  C
                                    and  Class  R  Certificates  (the  "Retained
                                    Certificates").   Only  the  Fixed  Rate
                                    Certificates  and  the  Variable  Rate
                                    Certificates (collectively,  the "Offered
                                    Certificates")  are offered  hereby.
                                    References to Class A, Class M-1, Class M-2,
                                    Class B, Mezzanine and Subordinated
                                    Certificates are, as the context requires, references to Certificates of either or both
                                    Groups of similar designations.

Certificates Offered:               The Initial  Certificate  Principal
                                    Balances, the Pass-Through Rates and the Last Scheduled Distribution Dates for the
                                    Offered Certificates are as follows:

                                                        Initial Certificate    Pass-Through      Last Scheduled
                                            Class       Principal Balance1        Rates        Distribution Date(2)
                                       ---------------  -------------------    ------------   --------------------
                                         Fixed Rate
                                         Class AF-1         $15,000,000          6.950%/(3)     May 25, 2008
                                         Class AF-2         $10,000,000          6.570%/(3)     April 25, 2012
                                         Class AF-3         $31,000,000          6.630%/(3)     May 25, 2019
                                         Class AF-4          $9,000,000          6.800%/(3)     January 25, 2022
                                         Class AF-5         $16,000,000          7.065%/(3)     August 25, 2025
                                         Class AF-6         $10,000,000          7.285%/(3)     April 25, 2027
                                         Class AF-7         $15,552,000          7.000%/(3)     March 25, 2027
                                         Class MF-1          $2,090,000          7.205%/(3)     April 25, 2027
                                         Class MF-2          $7,167,000          7.430%/(3)     April 25, 2027
                                          Class BF           $3,643,000          7.695%/(3)     April 25, 2027
                                        Variable Rate
                                         Class AV-1        $293,561,000            (4)          June 25, 2027
                                         Class MV-1        $ 13,896,000            (4)          June 25, 2027
                                         Class MV-2        $ 26,924,000            (4)          June 25, 2027
                                          Class BV         $ 13,028,000            (4)          June 25, 2027

---------------------
(1)The "Certificate Principal Balance" of each Class of Offered Certificates is the Initial Certificate Principal Balance of each Class less all amounts previously distributed to the Holders of such Class on account of principal and, in the case of the Subordinated Classes of Certificates, less Applied Realized Loss Amounts allocated in respect of such Class. See "DESCRIPTION OF THE CERTIFICATES--Overcollateralization and Crosscollateralization
Provisions--Realized Losses" in this Prospectus Supplement.

(2)Calculated in accordance with the assumptions for the determination of Last Scheduled Distribution Date set forth under "PREPAYMENT AND YIELD
CONSIDERATIONS--Prepayments and Yields for Offered Certificates" in this Prospectus Supplement. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier.

(3)The Pass-Through Rates for each Class of the Fixed Rate Certificates on any Distribution Date will equal the lesser of (i) the per annum rate for such Class set forth above (increased, for the Class AF-6 and Class AF-7 Certificates, by 0.50% for any Distribution Date on and after the Step Up Date (as defined under "Auction Sale" in this Summary)) and (ii) the weighted average Interest Rates on the Mortgage Loans in the Fixed Rate Group less the Servicing Fee Rate and the Master Servicing Fee Rate.

(4)The Pass-Through Rates for the Variable Rate Certificates adjust monthly as described on the next page.

                                    The Pass-Through Rates per annum for the Variable Rate Certificates will be equal to the least of (i) the London interbank offered rate for one month United States dollar deposits ("One Month LIBOR") (calculated as described under "DESCRIPTION OF THE OFFERED CERTIFICATES -- Calculation of One Month LIBOR" in this Prospectus Supplement) as of the second business day prior to the immediately preceding Distribution Date (June 20, 1997, for the first Distribution Date) plus the Applicable Spread per annum, (ii) the weighted average of the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group less the Servicing Fee Rate and the Master Servicing Fee Rate and
                                    (iii) the "Available Funds Cap", which
                                    is defined as a per annum rate equal to (x) the quotient of the total annual scheduled interest on the Mortgage Loans in the Variable Rate Group based on the Mortgage Interest Rates in effect during the related Due Period less (y) 12 times the Servicing Fees and Master Servicing Fee for such Due Period divided by the Certificate Principal Balance of the Variable Rate Certificates.

                                    The Applicable Spread for each Class of the Variable Rate Certificates is as follows: for any Distribution Date before the Step Up
                                    Date: Class AV-1, 0.21%; Class MV-1, 0.35%;
                                    Class MV-2, 0.56% and Class BV 0.97%; and for any Distribution Date on or after the
                                    Date: Class AV-1, 0.420%; Class M-1, 0.525%;
                                    Class MV-2, 0.840%; and Class BV, 1.455%.

                                    If on any Distribution Date the Pass-Through
                                    Rate for a Class of the Variable Rate
                                    Certificates is based upon the Available
                                    Funds Cap, the excess of (i) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Variable Pass-Through Rate for that Class not been calculated based on the Available Funds Cap over (ii) the amount of interest such Class received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap) is the "Variable Rate Certificates Carryover" for such Class. Any Variable Rate Certificates Carryover will be paid on future Distribution Dates (but only on or prior to the last Distribution Date with respect to a Class) as described herein. The rating of the Variable Rate Certificates does not address the likelihood of the payment of any Variable Rate Certificates Carryover.

Agreement:                          The  Certificates  will be issued  pursuant
                                    to a trust  agreement to be dated as of June
                                    1, 1997 (the "Agreement"), among the
                                    Depositor, the Master Servicer and the
                                    Trustee.

Denominations:                      The Offered  Certificates are issuable in
                                    book entry form in minimum denominations of $1,000 in original principal amount and integral multiples thereof.

Depositor:                          Saxon Asset Securities Company (the
                                    "Depositor"), a Virginia corporation and wholly owned limited purpose financing subsidiary of Dominion Mortgage Services,
                                    Inc. The Depositor's principal executive offices are located at 4880 Cox Road, Glen
                                    Allen, Virginia 23060, and its phone number is (804) 967-7400.

Seller: Saxon Mortgage, Inc. ("the Seller"), a Virginia corporation and an affiliate of the Depositor.

Master Servicer:                    Texas Commerce Bank National Association, a
                                    national banking association.

Custodian, Certificate
Registrar and Paying Agent:         Texas Commerce Bank National Association, a
                                    national banking association.

Trustee:                            Citibank, N.A., a national banking
                                    association.

Servicers:                          Ameriquest Mortgage Company (formerly Long
                                    Beach Mortgage Company) will service
                                    approximately 48% of the Mortgage Loans and Meritech Mortgage Services, Inc., an affiliate of the Depositor, will service approximately 52% of the Mortgage Loans.
                                    Each of them is referred to as a "Servicer".

Closing Date:                       On or about June 24, 1997.

Cut-Off Date:                       As of the close of business on June 1, 1997.

Trust Assets:                       Trust assets  initially  will include two
                                    pools  (each,  a "Mortgage  Loan Group" or
                                    "Group") of mortgage loans (the "Mortgage
                                    Loans") secured by mortgages or deeds of trust (the "Mortgages") on residential properties including investment properties, which may be detached, attached, a two-to-four family dwelling, a condominium unit, a townhouse, manufactured housing or a unit in a planned unit development (the
                                    "Mortgaged Premises"), to be conveyed to the Trust on the Closing Date.

                                    Distributions on the Fixed Rate Certificates will generally be made from payments on a pool of fixed-rate first or second lien Mortgage Loans (the "Fixed Rate Group"). Distributions on the Variable Rate Certificates will generally be made from payments on a pool of adjustable-rate first lien Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE OFFERED CERTIFICATES" in this Prospectus Supplement.

                                    All the Mortgage Loans will be originated or acquired by the Seller in accordance with its mortgage loan program as described in the Prospectus. As a general matter, the Seller's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under the Seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher (perhaps significantly) than mortgage loans originated under FNMA guidelines. See "RISK Factors" in this Prospectus Supplement.

Mortgage Loans:                     Wherever reference is made herein to
                                    the characteristics of the Mortgage Loans
                                    (or to the Mortgage Loans in a Group) or to a percentage thereof, the reference is approximate and is based on the Scheduled
                                    Principal Balances of the Mortgage Loans (or the Mortgage Loans in a Group) as of the Cut-Off Date. See "THE MORTGAGE LOAN POOL--
                                    Additional Information" in this Prospectus
                                    Supplement.

                                    The Mortgage Loans consist of 4,289
                                    fixed-rate and adjustable-rate Mortgage
                                    Loans of which less than 1% were 30 days or more delinquent as of the Cut-Off Date. See "RISK FACTORS -- Risk of Higher Delinquencies Associated with Underwriting Standards" in this Prospectus Supplement.



                                    Fixed Rate Group. The following summarizes the characteristics of the Mortgage Loans in the Fixed Rate Group (percentages are based on the aggregate Scheduled Principal Balances of the Fixed Rate Group):

                                    Aggregate Scheduled Principal Balances                             $119,452,994
                                    Average Scheduled Principal Balance                                     $96,255
                                    Range of Scheduled Principal Balances                        $12,475 - $880,000
                                    Range of Mortgage Interest Rates                                   7.4% - 16.5%
                                    Weighted Average Mortgage Interest Rate                                   10.2%
                                    Weighted Average Loan-to-Value Ratio                                      72.8%
                                    Weighted Average Combined Loan-to-Value Ratio                             80.0%
                                    Weighted Average Remaining Amortization Term to Stated Maturity      333 Months
                                    Range of Remaining Amortization Term to Stated Maturity         116 -360 Months
                                    Second Liens                                                               5.2%
                                    Balloon Mortgage Loans                                                    16.6%
                                    Mortgaged Premises
                                          Single-family detached dwellings                                    82.6%
                                          Single-family attached dwellings                                     2.5%
                                          Planned unit developments                                            1.8%
                                          Condominiums                                                         3.4%
                                      Weighted Average Servicing Fee Rate                                      0.5%
                                      Master Servicing Fee Rate                                               0.03%

                                      Variable Rate Group. The following
                                      summarizes the characteristics of the
                                      Mortgage Loans in the Variable Rate Group
                                      (percentages are based on the aggregate
                                      Scheduled Principal Balances of the
                                      Variable Rate Group):
                                      Aggregate Scheduled Principal Balances                           $347,409,911
                                      Average Scheduled Principal Balance                                  $113,980
                                      Range of Scheduled Principal Balances                     $9,967 - $1,519,272
                                      Mortgage Interest Rates(1)
                                          Weighted Average By Type of Index:
                                             Six Month LIBOR                                                   9.4%
                                             3/27 and 2/28/LIBOR                                            10.060%
                                             Two Step/LIBOR                                                 11.000%
                                             One Year CMT                                                      8.9%
                                          Gross Margin Range:
                                             Six Month LIBOR                                            3.0% - 9.5%
                                             3/27 and 2/28/LIBOR                                        3.0% - 9.9%
                                             Two Step/LIBOR                                                    6.0%
                                             One Year CMT                                               2.8% - 7.9%
                                          Current Weighted Average Mortgage Interest Rate                     9.53%
                                          Range of Current Mortgage Interest Rates                     5.5% - 18.0%
                                          Weighted Average Maximum Lifetime Mortgage Interest Rate            15.7%
                                          Range of Maximum Lifetime Mortgage Interest Rates           12.0% - 24.0%
                                          Weighted Average Lifetime Minimum Mortgage Interest Rate             9.3%
                                          Range of Minimum Lifetime Mortgage Interest Rates            4.5% - 18.0%
                                      Weighted Average Loan-to-Value Ratio                                    74.6%
                                      Weighted Average Remaining Amortization Term to Stated Maturity    351 Months
                                      Second Lien Mortgage Loans                                               None
                                      Mortgage Premises
                                          Single-family detached dwelling                                     85.7%
                                          Single-family attached dwelling                                      5.0%
                                          Planned unit developments                                            5.1%
                                          Condominiums                                                         3.2%
                                      Weighted Average Servicing Fee Rate                                      0.5%
                                      Master Servicing Fee Rate                                               0.03%

                                    See "THE MORTGAGE LOAN POOL --
                                    Characteristics of the Mortgage Loans" in this Prospectus Supplement.

------------------------

(1)All the Mortgage Loans in the Variable Rate Group are expected to be subject to periodic interest rate adjustment caps, lifetime interest rate ceilings and lifetime interest rate floors. Substantially all the Mortgage Loans had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index) as of the Cut-Off
Date. Six Month LIBOR Mortgage Loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United
States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal ("Six Month LIBOR"); 3/27/LIBOR Mortgage
Loans and 2/28/LIBOR Mortgage Loans bear interest initially at a rate fixed at origination for three (or two) years and thereafter at a rate that adjusts semiannually based on Six Month LIBOR; Two Step/LIBOR Mortgage Loans bear interest initially at a rate fixed at origination for six months, then at the initial rate plus One Year CMT Mortgage Loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury
Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

Distributions, Generally:           Distributions on the Certificates will be
                                    made on the 25th day of each calendar month,
                                    or if such day is not a business day, the
                                    next succeeding business day (each, a
                                    "Distribution Date") commencing on July 25,
                                    1997, to the holders of record as of the
                                    last business day of the month immediately
                                    preceding the calendar month in which such
                                    Distribution Date occurs, or the Closing
                                    Date in the case of the first Distribution
                                    Date (each a "Record Date").

Distributions of Interest:          On each Distribution  Date,  interest
                                    distributable with respect to the Fixed Rate
                                    Certificates is the interest which has
                                    accrued thereon at the related  Pass-Through
                                    Rate during the calendar month immediately
                                    preceding the calendar month in which such
                                    Distribution Date occurs;  interest
                                    distributable  with respect to the Variable
                                    Rate  Certificates is the interest which has
                                    accrued thereon at the then  applicable
                                    related  Pass-Through  Rate from and
                                    including  the  preceding Distribution Date
                                    (or from the Closing Date in the case of the
                                    first  Distribution  Date) to and including
                                    the day prior to the current  Distribution
                                    Date. Each period referred to in the prior
                                    sentence  relating to the accrual of
                                    interest is the "Accrual  Period" for the
                                    related  Class of Offered Certificates.

                                    All  calculations  of  interest  on the
                                    Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable
                                    Rate Certificates will be made on the basis of the actual number of days and a year of 360 days.

Distributions of Principal:         On each Distribution Date, monthly
                                    distributions in reduction of the
                                    Certificate Principal Balances of the
                                    Offered Certificates: (i) will generally
                                    reflect collections of principal in respect
                                    of the Mortgage Loans in the related Group;
                                    and (ii) until certain overcollateralization
                                    levels have been reached, will include
                                    excess interest. See "DESCRIPTION OF THE
                                    OFFERED CERTIFICATES -- Distributions" and
                                    "-- Overcollateralization and
                                    Crosscollateralization Provisions" in this
                                    Prospectus Supplement.

Credit Enhancement:                 The Credit  Enhancement  provided  for the
                                    benefit of the  Holders of the  Offered
                                    Certificates consists  of (x) with  respect
                                    to the  Class A  Certificates  and,  to a
                                    limited  extent,  the Mezzanine
                                    Certificates,  the provisions with respect
                                    to preferential  distributions of principal
                                    and interest  described  herein and (y) the
                                    application of excess interest on the
                                    Mortgage Loans under the
                                    overcollateralization and
                                    crosscollateralization mechanics of the
                                    Trust.

                                    Preferential  Distributions: Initially
                                    principal will be distributed exclusively to the Class A Certificates of a Group (in the case of the Fixed Rate Certificates, in the manner described herein) until the excess of the aggregate Scheduled Principal
                                    Balances of the Mortgage Loans of the
                                    related Group over the Class A Certificate
                                    Principal Balances of such Group is equal to or exceeds 24.60% for the Fixed Rate
                                    Group (34.20% for the Variable Rate Group) of such Scheduled Principal Balances;
                                    thereafter, principal is required to be distributed so as to maintain that ratio.

                                    After the  principal  of the Class A
                                    Certificates of a Group has been reduced to the extent described above (and not before the Distribution Date in July 2000, unless the Certificate Principal Balance of the related Class A Certificates has been reduced to zero), principal not required to be distributed with respect to the Class
                                    A  Certificates  of that Group will be
                                    distributed to the Class M-1 Certificates of that Group generally until the excess of the aggregate Scheduled Principal
                                    Balances of the Mortgage Loans in the
                                    related Group over the sum of the Class A and Class M-1 Certificate Principal
                                    Balances of the related Group is equal to or exceeds 21.10% for the Fixed Rate Group
                                    (26.20% for the Variable Rate Group) of such Scheduled Principal Balances; thereafter, principal not required to be distributed with respect to the Class A and Class M-1
                                    Certificates will be distributed to the Class M-2 Certificates generally until the excess of the aggregate Scheduled
                                    Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A, Class M-1 and Class M-2
                                    Certificate  Principal Balances of the
                                    related Group is equal to or exceeds 9.10% for the Fixed Rate Group (10.70% for the Variable Rate Group) of such Scheduled
                                    Principal Balances; thereafter principal not required to be distributed with respect to the Class A, Class M-1 and Class
                                    M-2 Certificates will be distributed to the Class B Certificates of the related Group generally until the excess of the aggregate
                                    Scheduled  Principal  Balances of the
                                    Mortgage Loans in the related Group over the sum of the Class A, Class M-1, Class M-2 and
                                    Class B Certificate Principal Balances of the related Group is equal to or exceeds
                                    3.00% for the Fixed  Rate  Certificates
                                    (3.20% for the Variable Rate Certificates) of such Scheduled Principal Balances;
                                    thereafter principal not required to be distributed to the Offered Certificates will be distributed to the Retained
                                    Certificates.

                                    Notwithstanding the foregoing, (i) while a Trigger Event (as defined herein) with respect to a Group exists, principal will be distributed exclusively to the Class A
                                    Certificates of the related Group (and, after the Certificate Principal Balance of the related Class A Certificates has been reduced to zero, exclusively to the Class
                                    M-1 Certificates of the related Group, and, after the Certificate Principal Balance of the related Class M-1 Certificates has been reduced to zero, exclusively to the Class
                                    M-2 Certificates of the related Group and, after the Certificate Principal
                                    Balance of the related Class M-2
                                    Certificates has been reduced to zero,
                                    exclusively to the Class B Certificates of the related Group) and (ii) while a Subordinated Trigger Event (as defined herein) with respect to a Group exists, principal otherwise distributable to the
                                    Retained Certificates will be distributed to the related Subordinated Certificates
                                    (in inverse order of seniority).

                                    See "DESCRIPTION OF OFFERED CERTIFICATES--
                                    Distributions-- Distributions of Principal".

                                    Overcollateralization  and
                                    Crosscollateralization. The distribution priorities provided by the Agreement are expected to result initially in an increased rate of amortization of the Offered Certificates with respect to a Mortgage Loan Group relative to the amortization of the related Mortgage Loans through the application of excess interest to the payment of the principal of Offered Certificates until a required level of overcollateralization is achieved. In addition, under certain circumstances, excess interest generated by one Mortgage
                                    Loan Group will be used with respect to the other Mortgage Loan Group. As a result, the aggregate Scheduled Principal Balances of the Mortgage Loans in each Mortgage Loan
                                    Group are expected, from time to time, to exceed the Certificate Principal Balances of the related Offered Certificates.
                                    Generally,  once the required level of
                                    overcollateralization  is reached,  the
                                    increased rate of amortization of the
                                    Offered Certificates will cease, unless necessary to maintain the required level of overcollateralization.

                                    See "DESCRIPTION OF THE OFFERED
                                    CERTIFICATES-- Overcollateralization and
                                    Crosscollateralization Provisions" in this
                                    Prospectus Supplement.

                                    Realized Losses. If on any Distribution Date the Certificate Principal Balances of the Offered Certificates of a Group exceed the Scheduled Principal Balances of the
                                    Mortgage Loans in the related Group, the Certificate Principal Balances of the related Subordinated Certificates (but not the Class A Certificates) will be reduced, in reverse order of seniority (first to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second to the Class
                                    M-2 Certificates,  until the Certificate
                                    Principal Balance thereof has been reduced to zero and third to the Class M-1
                                    Certificates),  by the amount of the excess;
                                    any such excess is  referred to as an
                                    "Applied  Realized  Loss  Amount".
                                    Thereafter, such Subordinated Certificates will only be entitled to distributions of interest and principal with respect to their Certificate Principal Balances as so reduced, and the amounts representing any Applied Realized Loss Amount will be distributable to the applicable Class of Subordinated Certificates only to the extent of future excess cash flow as described herein. See "DESCRIPTION OF
                                    THE OFFERED CERTIFICATES--
                                    Overcollateralization and
                                    Crosscollateralization-- Realized Losses".

Advances and Month End Interest:    Each Servicer  will be  obligated  to make
                                    advances  with  respect to  delinquent
                                    payments of interest (at the related
                                    Mortgage  Interest Rate less the Servicing
                                    Fee, as defined below) and scheduled
                                    principal  due on each  Mortgage  Loan
                                    serviced by it if it is  determined,  in
                                    good faith,  that such advances will be
                                    recoverable.  See "SERVICING OF MORTGAGE
                                    LOANS-- Advances" in the  Prospectus.  In
                                    addition,  each  Servicer  will be required
                                    to deposit an amount  equal to Month End
                                    Interest (as defined herein) with respect to
                                    the preceding  prepayment period but only to
                                    the extent of the Servicing Fee payable with
                                    respect to the related remittance date.

Servicing Fee:                      Each Servicer  will be entitled to (i) a
                                    monthly servicing  fee with respect to each
                                    Mortgage Loan  serviced  by it (the
                                    "Servicing  Fee"),  in an  amount  equal to
                                    one-twelfth  of a fixed percentage per annum
                                    (the "Servicing Fee Rate")  multiplied by
                                    the Scheduled  Principal  Balance of such
                                    Mortgage  Loan on the first day of the Due
                                    Period (the period  from and  including  the
                                    second day of a month to and  including  the
                                    first day of the  following  month) with
                                    respect to each Distribution Date and (ii)
                                    additional  servicing  compensation
                                    described herein.  See "THE MORTGAGE  LOAN
                                    POOL--  Servicing  and Other  Compensation
                                    and  Payment  of  Expenses"  in this
                                    Prospectus Supplement and "SERVICING OF THE
                                    MORTGAGE LOANS" in the Prospectus.

Master Servicing Fee:               The Master Servicer  will be entitled to a
                                    monthly fee with respect to each  Mortgage
                                    Loan (the "Master Servicing Fee"),  payable
                                    on each Distribution  Date, in an amount
                                    equal to one-twelfth of the Master Servicing
                                    Fee Rate multiplied by the Scheduled
                                    Principal Balance of such Mortgage Loan on
                                    the first day of the Due Period  with
                                    respect  to each  Distribution  Date.  The
                                    Master Servicer will pay the Trustee,  the
                                    Paying Agent,  the  Certificate  Registrar
                                    and the Custodian their  monthly fees out of
                                    the Master  Servicing  Fee. See "THE
                                    MORTGAGE LOAN POOL-- The Master Servicer" in
                                    this Prospectus  Supplement  and  "SERVICING
                                    OF MORTGAGE  LOANS-- Master  Servicer
                                    Duties" in the Prospectus.

Auction Sale:                       The Agreement  requires  that,  within
                                    ninety days  following the date on which the
                                    Certificate Principal  Balance of the
                                    Offered  Certificates  have declined to less
                                    than 10% of their Initial Certificate
                                    Principal  Balance (such date,  the "Auction
                                    Sale Bid Date"),  the Master  Servicer shall
                                    solicit  bids for the  purchase  of all
                                    Mortgage  Loans  remaining  in the  Trust.
                                    If a satisfactory  bid is  received,  the
                                    net  sale  proceeds  will  be  distributed
                                    to the  Offered Certificates  to  retire the
                                    outstanding   Certificate   Principal
                                    Balance  of  the  Offered Certificates  plus
                                    accrued interest and any balance of the net
                                    sale proceeds will be distributed to the
                                    Retained  Certificates.  If a satisfactory
                                    bid is not received, the Master Servicer
                                    shall decline to sell the Mortgage  Loans
                                    and shall not be under any obligation to
                                    solicit any further bids or otherwise
                                    negotiate any further sale of the Mortgage
                                    Loans.  Such sale and  consequent
                                    termination of the Trust (the "Auction
                                    Sale") must  constitute a "qualified
                                    liquidation" of the REMIC established by the
                                    Trust under Section 860F of the Code,
                                    including,  without  limitation, the
                                    requirement  that the qualified  liquidation
                                    take place over a period not to exceed 90
                                    days. If the Auction Sale has not occurred
                                    by the 90th day  following  the Auction Sale
                                    Bid Date (such date, the "Step-Up Date"),
                                    the Pass-Through  Rate of the Class AF-6 and
                                    Class AF-7 Certificates and each Class of
                                    Variable Rate Certificates  will be
                                    increased as provided under  "Certificates
                                    Offered" in this Summary for each
                                    Distribution Date occurring  thereafter. See
                                    "THE AGREEMENT-- Termination".

Ratings:                            It is a  condition  of the  original
                                    issuance of the Offered Certificates that the Offered Certificates receive ratings by Moody's Investors Service, Inc.
                                    ("Moody's"),  and  Fitch Investors Service,
                                    L.P. ("Fitch"), as follows:

                                      Fixed Rate Class    Moody's     Fitch
                                            AF-1            Aaa        AAA
                                            AF-2            Aaa        AAA
                                            AF-3            Aaa        AAA
                                            AF-4            Aaa        AAA
                                            AF-5            Aaa        AAA
                                            AF-6            Aaa        AAA
                                            AF-7            Aaa        AAA
                                            MF-1            Aa2        AA+
                                            MF-2             A2        A+
                                             BF             Baa3       BBB


                                    Variable Rate Class   Moody's     Fitch
                                            AV-1            Aaa        AAA
                                            MV-1            Aa2        AA
                                            MV-2             A2         A
                                             BV             Baa3       BBB

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. See
                                    "PREPAYMENT AND YIELD CONSIDERATIONS" and
                                    "RATINGS" in this Prospectus Supplement and "MATURITY, PREPAYMENT AND YIELD
                                    CONSIDERATIONS" in the Prospectus.

Book-Entry Registration of
the Offered Certificates:           The  Offered  Certificates  will  initially
                                    be issued in  book-entry  form.  Persons
                                    acquiring beneficial ownership interests in
                                    Offered Certificates  ("Beneficial  Owners")
                                    may elect to hold their interests  through
                                    The Depository  Trust Company ("DTC"),  in
                                    the United States,  or CEDEL Bank, S.A.
                                    ("CEDEL") or the Euroclear System
                                    ("Euroclear"),  in Europe.  Transfers within
                                    DTC, CEDEL or  Euroclear,  as the case may
                                    be,  will be made in  accordance  with the
                                    usual rules and operating  procedures  of
                                    the  relevant  system.  So  long  as  the
                                    Offered  Certificates  are Book-Entry
                                    Certificates (as defined in the Prospectus),
                                    such Certificates will be evidenced by one
                                    or more Certificates  registered in the name
                                    of Cede & Co. ("Cede").  Cross-market
                                    transfers between persons holding directly
                                    or indirectly  through DTC, on the one hand,
                                    and counterparties holding  directly or
                                    indirectly  through CEDEL or Euroclear,  on
                                    the other,  will be effected in DTC through
                                    Citibank,  N.A.  ("Citibank") or Chase
                                    Manhattan Bank ("Chase",  and together with
                                    Citibank,  the  "European  Depositaries"),
                                    the relevant  depositaries  of CEDEL and
                                    Euroclear, respectively,  and each a
                                    participating  member of DTC. No Beneficial
                                    Owner will be entitled to receive a
                                    definitive certificate  representing such
                                    person's interest,  except in the event that
                                    Definitive  Certificates  (as  defined
                                    herein)  are  issued  under  the  limited
                                    circumstances described  herein.  All
                                    references in this  Prospectus  Supplement
                                    to any Offered  Certificates reflect the
                                    rights of  Beneficial  Owners only as such
                                    rights may be  exercised  through DTC and
                                    its participating  organizations  for so
                                    long as such Offered  Certificates are held
                                    by DTC. See "DESCRIPTION OF THE OFFERED
                                    CERTIFICATES-- Book-Entry  Registration of
                                    the Offered Certificates" and "--Global
                                    Clearance, Settlement and Tax Documentation
                                    Procedures" in the Prospectus.

Federal Income Tax Aspects:         For Federal income tax purposes one or more
                                    elections will be made to treat certain
                                    assets of the Trust as a "real estate
                                    mortgage investment conduit" ("REMIC"). Each
                                    Class of the Offered Certificates and the
                                    Class C Certificates will be designated as a
                                    "regular interest" in a REMIC and generally
                                    will be treated as a debt instrument of the
                                    Trust for federal income tax purposes. The
                                    REMICs will also issue the Class R
                                    Certificates, which will be designated as
                                    the sole class of "residual interests" in
                                    the REMICs. See "CERTAIN FEDERAL INCOME TAX
                                    Consequences" in this Prospectus Supplement
                                    and in the Prospectus.

ERISA Considerations:               Fiduciaries of employee benefit plans
                                    subject to the Employee  Retirement Income
                                    Security Act of 1974, as amended  ("ERISA"),
                                    or plans  subject to Section 4975 of the
                                    Internal  Revenue Code of 1986 (the "Code")
                                    should  carefully  review with their legal
                                    advisors  whether the purchase or holding of
                                    the  Class A  Certificates  could  give
                                    rise  to a  transaction  prohibited  or not
                                    otherwise  permissible  under  ERISA  or the
                                    Code.  THE  SUBORDINATED  CERTIFICATES  MAY
                                    NOT BE PURCHASED BY EMPLOYEE  BENEFIT  PLANS
                                    THAT ARE SUBJECT TO ERISA EXCEPT AS PROVIDED
                                    HEREIN.  See "ERISA CONSIDERATIONS" in this
                                    Prospectus Supplement and in the Prospectus.

Legal Investment Considerations:    The Class AV-1 and Class MV-1 Variable  Rate
                                    Certificates  will  constitute  "mortgage
                                    related securities" for purposes of the
                                    Secondary  Mortgage Market Enhancement Act
                                    of 1984 ("SMMEA") for so long as they are
                                    rated in one of the two highest rating
                                    categories by one or more nationally
                                    recognized  statistical  rating
                                    organizations.  As such,  they  will be
                                    legal  investments  for certain  entities to
                                    the extent provided in SMMEA,  subject to
                                    state laws  overriding  SMMEA. In addition,
                                    institutions  whose  investment  activities
                                    are subject to review by federal or state
                                    regulatory authorities may be or may become
                                    subject to restrictions,  which may be
                                    retroactively imposed by such regulatory
                                    authorities,  on the investment by such
                                    institutions in certain forms of mortgage
                                    related securities.  Furthermore, certain
                                    states have enacted legislation overriding
                                    the legal investment provisions of SMMEA.

                                    ALTHOUGH  THE CLASS A FIXED RATE
                                    CERTIFICATES  AND THE CLASS MF-1 FIXED RATE
                                    CERTIFICATES  ARE EXPECTED  TO BE RATED IN
                                    ONE OF THE TWO HIGHEST  RATING  CATEGORIES
                                    BY MOODY'S AND FITCH,  THEY WILL NOT
                                    CONSTITUTE  "MORTGAGE  RELATED  SECURITIES"
                                    FOR PURPOSES OF SMMEA BECAUSE SOME OF THE
                                    MORTGAGE  LOANS IN THE  FIXED  RATE  GROUP
                                    ARE  SECURED  BY  SECOND  LIENS.
                                    Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in those.



                                  RISK FACTORS
         Prospective investors in the Offered Certificates should consider the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with the purchase of the Offered Certificates.

         Risk of Mortgage Loan Interest Rates Reducing Variable Rate
Pass-Through Rate. Subject to the Available Funds Cap, the Pass-Through Rates for the Variable Rate Certificates are based upon the value of an index (One
Month LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in the Variable Rate Group, as described in this Prospectus
Supplement (either as a result of the use of a different index rate, determination date, rate adjustment date, rate cap or rate floor). The Variable
Rate Group contains Mortgage Loans the interest rates on which adjust semi-annually based upon Six Month LIBOR, annually based on a One Year CMT Index or semi-annually based upon Six Month LIBOR beginning from two to three years after origination, whereas the Pass-Through Rates on the Variable Rate
Certificates adjust monthly based upon One Month LIBOR, subject to the Available
Funds Cap. Consequently, the Pass-Through Rate for any Distribution Date may not equal the rate determined on the basis of One Month LIBOR plus the applicable margin on the Variable Rate Certificates during the related Accrual Period. In particular, the Pass-Through Rates adjust monthly, while the interest rates of the Mortgage Loans in the Variable Rate Group adjust less frequently, with the result that the Available Funds Cap may be lower than the otherwise applicable
Pass-Through Rates for extended periods in a rising interest rate environment.
In addition, One Month LIBOR and the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that One Month LIBOR may rise during periods in which such indices are stable or are falling or that, even if One Month LIBOR and such indices rise during the same period, One Month LIBOR may rise much more rapidly than such indices. If, on any Distribution Date, the Pass-Through Rates on one or more classes of Variable Rate Certificates are limited by application of the Available Funds
Cap, a Variable Rate Certificates Carryover will result and, to the extent funds are available (as to which no assurances can be given) on subsequent
Distribution Dates in accordance with the priority of payment provisions set forth in the Agreement, will be distributed to the Variable Rate Certificates.
The ratings on the Certificates do not represent an assessment of the likelihood of payment of any Variable Rate Certificates Carryover.

         Risk of Higher Delinquencies Associated with Underwriting Standards.
All the Mortgage Loans will be originated or acquired by the Seller in accordance with its mortgage loan program as described herein and in the Prospectus. As a general matter, the Seller's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under the Seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. Nevertheless, approximately 53% and approximately 83% (by aggregate Scheduled Principal Balances as of the Cut-off Date) of the Mortgage
Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before June 1, 1997. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

         Subordination--Limited Protection Afforded to Class A Certificates. The rights of the Class M-1 Certificates of each Group to receive distributions with respect to the Mortgage Loans of such Group will be subordinate to the rights of the Class A Certificates of such Group to receive such distributions, the rights of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans of such Group will be subordinate to the rights of the Class A and the Class M-1 Certificates of such Group to receive such distributions and the rights of the Class B Certificates of such Group to receive distributions with respect to the Mortgage Loans of such Group will be subordinate to the rights of the Class A, Class M-1 and Class M-2 Certificates of such Group to receive such distributions. The subordination of the Subordinated Certificates of each Group relative to the Class A Certificates of such Group (and of the more lower-ranking Classes of the Subordinates Certificates of each Group to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by each Class of the Class A Certificates (and such higher ranking
Classes) of the full amount of the monthly distributions allocable to them and to afford protection against losses.

         Subordination--Allocation of Losses to Subordinated Certificates. If
Realized Losses are incurred with respect to the Mortgage Loans in a Group to the extent that the aggregate Certificate Principal Balances of the Offered
Certificates of such Group exceed the Scheduled Principal Balances of the Mortgage Loans in such Group, the Certificate Principal Balances of the
Subordinated Certificates of such Group will be reduced in reverse order of seniority (first Class B, second Class M-2 and third Class M-1) by the amount of the excess. SEE "DESCRIPTION OF THE OFFERED CERTIFICATES --
Overcollateralization and Crosscollateralization Provisions". Consequently, the yields actually realized on the Mezzanine Certificates and Class B Certificates of each Group will be sensitive, in varying degrees, to defaults on the Mortgage
Loans in such Group (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or Class B
Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage
Loans. See "DESCRIPTION OF THE OFFERED CERTIFICATES -- Overcollateralization and
Crosscollateralization Provisions" and "-- Risk of Higher Delinquencies
Associated with Underwriting Standards".

         Risk of Higher Default Rates Associated with California Real Property.
Because the Mortgaged Premises for approximately 24% of the Mortgage Loans
(approximately 34% by Scheduled Principal Balance) in the Variable Rate Group and approximately 11% of the Mortgage Loans (approximately 15% by Scheduled
Principal Balance) in the Fixed Rate Group are located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Premises securing such Mortgage Loans, causing the Scheduled Principal Balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Premises.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See
"SERVICING OF MORTGAGE LOANS -- Standard Hazard Insurance Policies" in the
Prospectus. Accordingly, if any such event causes losses in respect of the Mortgage Loans, the protection afforded by the overcollateralization and crosscollateralization of the Certificates is insufficient, the Holders of the Offered Certificates could experience a loss on their investment.

         Risk of Higher Default Rates Associated with Second Liens; Decline in
Market Value; Breaches of Representations. Because approximately 5% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the Fixed Rate
Group are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage Loans will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. The Trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee. See "MORTGAGE LOAN
POOL -- Advances and Month-End Investment" herein.

         An overall decline in the residential real estate market, the general condition of Mortgaged Premises, or other factors, could adversely affect the values of the Mortgage Premises such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Mortgage Premises, equal or exceed the value of the Mortgaged Premises. A decline in the value of Mortgaged Premises would affect the interest of the Trust in the Mortgaged
Premises before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Mortgage Premises to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         Under the Sales Agreement, the Seller will represent and warrant that, upon default by a borrower and subsequent foreclosure of each Mortgaged
Premises, the holder of the related Mortgage Loan will be able to obtain good and merchantable title to the related Mortgaged Premises; however, for a Second
Mortgage with a balance of less than $50,000, the Seller may not have obtained title insurance. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected
Mortgage Loan or substitute another mortgage loan therefor.

         Risk of Higher Default Rates for Balloon Loans. Approximately 17% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the Fixed
Rate Group are "balloon loans" that provide for the payment of the unamoritized principal balance in a single payment at maturity ("Balloon Loans"). Balloon
Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity and because the ability to repay such amounts is frequently dependent upon the ability to obtain refinancing, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing
Mortgage Loans. Neither the Servicers nor the Master Servicer will be required to advance defaulted payments at maturity on Balloon Loans.

         Other Legal Considerations; Litigation. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller and the other originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage
Loans. The Seller has represented that all applicable federal and state laws were complied with in connection with the origination of the Mortgage Loans. If such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Seller will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest or to substitute a new mortgage loan in place of the affected Mortgage Loan. Unscheduled recoveries of principal of Mortgage Loans due to any such repurchase by the Seller, depending on the magnitude thereof and the availability of funds therefor, will accelerate the timing of principal distributions to holders of the related Certificates and thereby affect the yields and weighted average lives of such Certificates, especially those purchased at a premium. See "PREPAYMENT AND YIELD
CONSIDERATIONS" herein. In addition, depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Depositor to damages and administrative enforcement. See
"CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and
Other Limitations on Lenders" in the Prospectus.

         In November 1996, the Seller and another mortgage lending institution were served with a complaint in which the plaintiffs alleged: (a) in obtaining mortgage loans from bankers, the Seller and the other mortgage lending institution paid brokers "yield spread premiums", which the plaintiffs alleged are illegal under the Real Estate Settlement Procedures Act of 1974 ("RESPA");
(b) although the yield spread premiums paid to the brokers were in most instances disclosed on the HUD-1 settlement sheets, they were not made available prior to closing in the good faith estimates; and (c) payment of such excess amounts is prohibited under RESPA regardless of disclosure. The complaint requested certification of a class of similarly situated persons and damages equal to three times the settlement charges. In January 1997, the court dismissed the part of the complaint based on the alleged failure to disclose the excess amounts on the good faith estimate. In response to a preliminary motion filed by the other mortgage lending institution involved in the case, the court indicated that payment of the excess amounts was prohibited by RESPA but that the availability to the defendants of the RESPA "safe harbor" for acts done in good faith conformity with applicable regulations could not be resolved at that time; subsequently, the court indicated that it had not reached a final decision about the legality of the payment of the excess amounts. A number of major mortgage lending institutions have been sued on the basis of similar allegations. The Seller requires that the brokers from which it purchases mortgage loans certify that the payment of excess amounts has been disclosed in the good faith estimate and does not believe that the resolution of the lawsuit will have a material adverse effect on its business. To the extent, however, that a class of plaintiffs is certified which includes borrowers under the Mortgage Loans, the related Mortgage Loans may be subject to repurchase as described in the preceding paragraph.

         Higher Balance Mortgage Loans. Certain of the Mortgage Loans are expected to have high principal balances (in one case, $1,519,272 as of the Cut-Off Date). As a result, the payment experience on any such Mortgage Loan may have a disproportionate effect on the amortization of the related Certificates, the default experience of the Subordinate Certificates and, in the case of the Fixed Rate Certificates, the related Pass-Through Rates thereof.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trust constitute sales by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that the Mortgage Loans will not be part of the assets of the Seller or the Depositor in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. Nevertheless, in the event of an insolvency, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Depositor  and the Rating
Agencies will have received an opinion of Arter & Hadden, counsel to the Depositor, with respect to the true sale of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trust, in form and substance satisfactory to the Rating Agencies.

                             THE MORTGAGE LOAN POOL
General
         All the Mortgage Loans will be originated or acquired by the Seller in accordance with its mortgage loan program as described in the Prospectus. As a general matter, the Seller's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by FNMA due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under the Seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines.

Underwriting Standards

         The following is a description of the underwriting procedures customarily employed by the Seller with respect to mortgage loans which it purchases or originates. The Seller's underwriting guidelines are designed to determine: (i) the borrower's ability and willingness to repay a loan according to its terms and (ii) whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs. Each loan is underwritten individually with the underwriting decision based on the risk profile of the loan.

         The Seller has established classifications with respect to the credit profile of the applicant. The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the applicant. Loan applicants with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. The general guidelines used by the Seller's underwriting staff in classifying loan applicants are set forth below.



        A+                   A                   A-                 B                  C                   D
                                                  Mortgage History
No Late Payments   No Late Payments     Maximum of two      Maximum of four    Maximum of five    Maximum of six
                                        30-day late         30-day late        30-day and one     30-day, two
                                        payments in the     payments or two    60-day late        60-day, and one
                                        last 12 months      30-day and one     payments or four   90-day late
                                        (maximum of one     60-day late        30-day and one     payments
                                        30-day late         payments in the    90-day late
                                        payment if the LTV  last 12 months     payments in the
                                        is greater than                        last 12 months
                                        85%)
                                                  Secondary Credit
Maximum of two     Maximum of three     Maximum of three    Maximum of four    Discretionary      Discretionary
30-day late        30-day late          30-day late         30-day and one
payments on        payments on          payments on         60-day late
Revolving Credit;  Revolving Credit;    Revolving Credit;   payments on one
one 30-day late    three 30-day late    three 30-day late   Revolving Credit;
payment on Instal- payments on          payments on Instal- three 30-day and
ment Credit        Installment Credit   ment Credit         one 60-day late
                                        (isolated 60-day    payments on
                                        late payments are   Installment
                                        acceptable)         Credit (isolated
                                                            90-day late
                                                            payments are
                                                            acceptable)

                                                 Bankruptcy Filings

Chapters 7 & 13 -  Chapter 7 - Must be  Chapter 7 - Must    Chapter 7 - Must   Chapter 7 - Must   Chapter 7 - Must
Must be            discharged 2 years   be discharged 2     be discharged 2    be discharged 2    be discharged 2
discharged 3       prior to closing     years prior to      years prior to     years prior to     years prior to
years prior to                          closing             closing            closing            closing
closing            Chapter 13 - Must
(re-established    be discharged 1      Chapter 13 - Must   Chapter 13 - Must  Chapter 13 - Must  Chapter 13 -Must
credit since the   year prior to        be discharged 1     be discharged 1    be discharged 1    be discharged 1
discharge)         closing              year prior to       year prior to      year prior to      year prior to
                   (re-established      closing             closing  (good     closing  (fair     closing  (fair to
                   credit since the     (re-established     credit since the   credit since the   poor credit since
                   discharge)           credit since the    discharge)         discharge)         the discharge)
                                        discharge)

                                                Debt-To-Income Ratio

     28%/38%       Less than or equal           45%                50%                55%                 60%
                   to 80% LTV= 33%/40%

                   Greater than 80%
                   LTV= 33%/38%
                                                Maximum Loan-To-Value
       95%                 95%                  90%                85%                80%                 65%

         The Seller's underwriting philosophy is to analyze the overall situation of the borrower, and to take into account compensating factors which may be used to offset certain areas of weakness. Specific compensating factors include loan-to-value, mortgage payment history, employment stability and years at residence.

         The Seller's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require a qualified appraisal of the mortgaged property which conforms to Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Corporation ("FNMA") standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The appraisal is required to be no more than 180 days old on the day the loan is originated. A second drive-by appraisal is required in connection with properties that have a value of $300,000 to $500,000 and a second full appraisal is required in connection with properties that have a value over $500,000.

         The Seller has four loan documentation programs: (i) Full Documentation, (ii) Limited Documentation, (iii) Stated Income, and (iv) No Ratio. Under the Full Documentation program, the underwriter reviews the borrower's credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits (e.g. W-2's and paystubs, or signed tax returns for the past two years). The Limited Documentation program is only available for self-employed borrowers. Under the Limited Documentation program, six months of personal and/or business bank statements are acceptable documentation of the borrower's stated cash flow.

         The Stated Income program is also only available for self-employed borrowers. Under the Stated Income program, the borrower's income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified. The Seller does, however, verify the existence of the business; and the business must have been in existence for at least two years. The No Ratio program was specifically created for borrowers that want to be qualified based primarily on their equity positions in their homes and their individual credit profiles. The Stated Income and the No Ratio programs are not available to borrowers that fall under the A+ credit classification. In addition, the Seller may, from time-to-time, apply underwriting criteria which are either more stringent or more flexible depending on the economic conditions of a particular market.

         The following table shows the distribution of the Mortgage Loans in relation to the classifications described above:


                               Fixed Rate Pool                                 Adjustable Rate Pool
               ------------------------------------------------  ----------------------------------------------
Saxon Credit             Percent by                 Percent by   Number of  Percent by               Percent by
    Grade      Number of   Number       Current       Current      Loans    Number of    Current       Current
                 Loans    of Loans      Balance       Balance                 Loans      Balance       Balance

     A+            123       9.91%   $15,073,121       12.62%       50       1.64%  $  12,323,400         3.55%
     A             542      43.67     55,639,398       46.58       213       6.99      36,366,986        10.47
     A-            343      27.64     30,665,119       25.67     1,444      47.38     165,928,490        47.76
     B             129      10.40     11,396,416        9.54       631      20.70      66,145,057        19.04
     C              73       5.88      5,066,773        4.24       513      16.83      50,166,393        14.44
     D              31       2.50      1,612,167        1.35       197       6.46      16,479,585         4.74
               -------    --------    ------------- --------    ------     --------    ------------    -------
                 1,241     100.00%  $119,452,994      100.00%    3,048     100.00%   $347,409,911       100.00%
                 =====     ======     ============= ========    ======     ======     ===========       ======


         The Mortgaged Premises consist of residential properties, including investment properties, which may be detached, attached, a two- to- four family dwelling, a condominium unit, a townhouse, manufactured housing, or a unit in a planned unit development. The Mortgaged Premises may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Mortgage Loans are secured by first and second lien mortgages on the Mortgaged Premises.

         The Mortgage Loans satisfy certain criteria including: a remaining term to stated maturity of no more than 360 months; and a Mortgage Interest Rate as of the Cut-Off Date of at least 7.00% with respect to the Fixed Rate Group; and at least 6.00% with respect to the Variable Rate Group. Substantially all the Mortgage Loans had a loan-to-value ratio not in excess of 95% and were originated less than six months prior to the Cut-Off Date. Each Mortgage Loan in the Trust will be assigned to one of the two Mortgage Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates only, in the case of the Variable Rate Group. Subject to the crosscollateralization provisions described herein, the Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Variable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Variable Rate Group.

Characteristics of the Mortgage Loans

         The information in the following tables (including the textual information beneath each table) has been based solely on the Mortgage Loans as of the Cut-Off Date . Totals may not sum to 100% due to rounding. All of the calculations are a percent of the given pool. Asterisks (*) in the tables indicate values between and including 0.5% and 0. Double dashes (--) in the tables indicate that no values exist for the given range.

1)       Current Scheduled Principal Balance
                       Variable Rate     Fixed Rate Group
                           Group         ----------------
                       -------------
                    No. of    Scheduled No. of   Scheduled
 Current Scheduled  Mortgage  Principal Mortgage Principal
 Principal Balance    Loans   Balance   Loans    Balance
 -----------------  --------  --------  -------- ---------
$50,000 and below     19.0       5.9     28.7      10.6
  50,001-             37.6      24.5     37.4      28.0
100,000
100.001 - 150,000     22.2      23.8     17.8      22.3
150,001 -             10.0      15.1      7.3      13.1
200,000
200,001 - 250,000      4.6       9.0      3.2       7.5
250,001 - 300,000      2.0       4.8      2.7       7.6
300,001 - 350,000      1.4       4.1      1.7       5.7
350,001 - 400,000      1.1       3.7      0.9       3.4
400,001 - 450,000      0.7       2.5      *         0.7
450,001 - 500,000      0.7       2.9      *         *
500,001 - 550,000      *         1.1      --        --
550,001 - 600,000      *         1.2      --        --
600,001 - 650,000      *         *        --        --
650,001 - 700,000      *         *        --        --
700,001 - 750,000      *         *        --        --
750,001 - 800,000      *         *        --        --
800,001 - 850,000     --        --        --        --
850,001 - 900,000     --        --         *         .7
900,001 - 950,000     --        --        --        --
 over     950,000    *         *          --        --
                    ------    -----     ----      ----
      Totals:         100%      100%     100%      100%
                      ===       ===      ===       ===

The average Scheduled Principal Balance is (a) $108,851 for the Mortgage Loans,
(b) $113,980 for the Variable Rate Group and (c) $96,255 for the Fixed Rate Group. The minimum and maximum Scheduled Principal Balances of the Mortgage Loans are $9,967 and $1,519,272, respectively.

2)       Current Mortgage Interest Rates
                      Variable Rate    Fixed Rate Group
                           Group       ----------------
                      -------------
       Current        No. of  Scheduled No. of   Scheduled
  Mortgage Interest  Mortgage Principal Mortgage Principal
        Rate           Loans   Balance   Loans   Balance
  ----------------   -------- --------- -------- ---------
 5.500   -  5.999       *        *        --       --
 6.000  -   6.499       *        *        --       --
 6.500  -   6.999       2.0      3.6      --       --
 7.000  -   7.499       1.7      2.7       *        *
 7.500  -   7.999       5.8      7.1       *        *
 8.000  -   8.499       4.2      5.5       1.2      1.2
 8.500  -   8.999      14.1     17.0       4.9      6.6
 9.000  -   9.499       8.2      8.8      12.0     16.7
 9.500  -   9.999      19.1     20.0      23.8     28.0
10.000  -  10.499      13.9     12.6      11.5     11.2
10.500  -  10.999      14.2     11.6      14.9     13.0
11.000  -  11.499       3.8      3.1       7.7      5.7
11.500  -  11.999       6.4      4.2      10.0      7.8
12.000  -  12.499       1.7      1.1       4.9      3.3
12.500  -  12.999       2.5      1.2       4.0      3.6
13.000  -  13.499       *        *         2.0      0.9
13.500  -  13.999        .8      *         1.3      0.7
14.000  -  14.499       *        *         *        *
14.500  -  14.999       *        *         *        *
15.000  -  15.499       *        *         *        *
15.500  -  15.999       *        *         *        *
16.000  -  16.499      --       --         *        *
16.500  -  16.999       *        *        --       --
17.000   - 17.499      --       --        --       --
17.500   - 17.999       *        *        --       --
                     ----     -----     ----     ----
     Totals:          100%     100%      100%     100%
                      ===      ===       ===      ===

The weighted average current Mortgage Interest Rate is (a) 9.7% per annum for the Mortgage Loans, (b) 9.5% per annum for the Variable Rate Group and (c) 10.2% per annum for the Fixed Rate Group.



3)       Maximum Lifetime Mortgage Interest Rates on the
         Variable Rate Group

  Maximum Lifetime       No. of        Scheduled
 Mortgage Interest      Mortgage       Principal
       Rates              Loans         Balance
 -----------------      --------       ---------
11.500   -  11.999           *              *
12.000   -  12.499           *              *
12.500   -  12.999           2.0            3.6
13.000   -  13.499           1.6            2.6
13.500   -  13.999           5.5            6.8
14.000   -  14.499           3.9            4.7
14.500   -  14.999          12.3           14.4
15.000   -  15.499           6.9            7.7
15.500   -  15.999          16.9           17.8
16.000   -  16.499          13.9           12.8
16.500   -  16.999          16.1           14.3
17.000   -  17.499           4.6            4.0
17.500   -  17.999           7.6            5.4
18.000   -  18.499           2.2            1.7
18.500   -  18.999           3.5            2.2
19.000   -  19.499           0.8            0.7
19.500   -  19.999           0.8            *
20.000   -  20.499           *              *
20.500   -  20.999           0.6            *
21.000   -  21.499           *              *
21.500   -  21.999           *              *
22.000   -  22.499          --              --
22.500   -  22.999           *              *
23.000   -  23.499          --              --
23.500   -  23.999           *              *
                           ----           ----
     Totals:               100%           100%
                           ====           ====

The weighted average maximum lifetime Mortgage Interest Rate is 15.7%.

4)       Minimum Lifetime Mortgage Interest Rates on the Variable Rate
         Group

  Minimum Lifetime        No. of       Scheduled
 Mortgage Interest      Mortgage      Principal
        Rates             Loans         Balance
 -----------------      --------      ----------
 4.500   -   4.999            0.6           1.5
 5.000   -   5.499            0.5           1.3
 5.500   -   5.999            0.9           1.8
 6.000   -   6.499            0.8           1.2
 6.500   -   6.999            2.4           4.1
 7.000   -   7.499            1.7           2.0
 7.500   -   7.999            5.9           7.3
 8.000   -   8.499            3.8           5.0
 8.500   -   8.999           13.3          15.3
 9.000   -   9.499            7.8           8.5
 9.500   -   9.999           18.4          18.2
10.000   -  10.499           13.7          12.2
10.500   -  10.999           14.0          11.5
11.000   -  11.499            3.5           2.6
11.500   -  11.999            6.4           4.2
12.000   -  12.499            1.6           1.0
12.500   -  12.999            2.5           1.2
13.000   -  13.499            *             *
13.500   -  13.999            0.8           *
14.000   -  14.499            *             *
14.500   -  14.999            *             *
15.000   -  15.499            *             *
15.500   -  15.999            *             *
16.000   -  16.499            *             *
16.500   -  16.999            *             *
17.000   -  17.499           --            --
17.500   -  17.999            *             *
                           -----          ----
      Totals:               100%          100%
                            ===           ===

The weighted average minimum lifetime Mortgage Interest Rate for the Variable Rate Group is 9.3% per annum. In no case will the minimum lifetime Mortgage Interest Rate be less than the applicable Gross Margin.


5)       Next Interest Adjustment Date (Variable Rate Group)


      Interest             No. of            Scheduled
  Adjustment Date      Mortgage Loans    Principal Balance
  ---------------      --------------    -----------------
June 7, 1997                 *                  *
July 1, 1997                 2.4                2.1
August 1, 1997               5.8                5.6
September 1, 1997           14.2               13.6
October 1, 1997             45.5               39.9
November 1, 1997             2.7                3.9
December 1, 1997             2.6                3.2
February 1, 1998             *                  *
March 1, 1998                *                  *
April 1, 1998                2.1                3.2
May 1, 1998                  1.9                2.8
June 1, 1998                 1.4                1.9
July 1, 1998                 *                  *
November 1, 1998             *                  *
December 1, 1998             *                  *
January 1, 1999              1.1                1.1
February 1, 1999             1.2                1.3
March 1, 1999                4.3                5.1
April 1, 1999                7.1                7.0
May 1, 1999                  3.4                4.0
May 5, 1999                  *                  *
June 1, 1999                 0.8                1.1
December 1, 1999             *                  *
January 1, 2000              *                  *
February 1, 2000             *                  *
March 1, 2000                *                  *
April 1, 2000                0.6                0.8
May 1, 2000                  1.2                1.4
June 1, 2000                 0.8                0.8
                           -----             ------
     Totals:                100%               100%
                            ====               ====

The weighted average next Interest Adjustment Date for the Variable Rate Group is March 1, 1998.



6)       Gross Margins on Variable Rate Group
                           No. of            Scheduled
  Gross Margin (%)     Mortgage Loans    Principal Balance
  ---------------      --------------    -----------------
2.500   -  2.999             *                  *
3.000   -  3.499             1.0                2.0
3.500   -  3.999             4.7                6.9
4.000   -  4.499             7.5                8.0
4.500   -  4.999             6.6                6.7
5.000   -  5.499             8.5                8.2
5.500   -  5.999            13.1               13.8
6.000   -  6.499            17.3               15.3
6.500   -  6.999            30.7               30.4
7.000   -  7.499             8.0                5.8
7.500   -  7.999             1.8                1.8
8.000   -  8.499              *                  *
8.500   -  8.999              *                  *
9.000   -  9.499              *                  *
9.500   -  9.999              *                  *
                            ----               ----
     Totals:                100%               100%
                            ====               ====



7)       Original Loan-to-Value Ratios(1)
                       Variable Rate   Fixed Rate Group
                           Group       ----------------
                       -------------
                      No. of   Schedule  No. of   Scheduled
  Original Loan-to-   Mortgage Principal Mortgage Principal
     Value Ratio       Loans   Balance   Loans    Balance
  -----------------   -------- --------  -------- ----------
50.00 and below           6.0     3.4     16.0     10.2
50.01  -55.00             3.1     2.2      2.8      2.2
55.01  -60.00             5.1     3.9      4.3      3.2
60.01  -65.00             6.9     6.9      6.3      6.1
65.01  -70.00            11.7    12.0      9.1     10.0
70.01  -75.00            24.1    23.0     13.6     14.2
75.01  -80.00            29.6    32.5     27.2     30.7
80.01  -85.00             8.6    10.0      6.4      6.6
85.01  -90.00             4.6     5.6     11.8     13.3
90.01  -95.00            *        0.6      2.7      3.6
                      -----   -------  -------  -------
     Totals:            100%    100%     100%     100%
                      ======  ======   ======   ======

(1)The Loan-to-Value Ratio of a Mortgage Loan (including second lien Mortgage Loans) is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Mortgage Loan and the fair market value of the Mortgaged Premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases. The weighted average original loan-to-value ratio is 72.8% for the Fixed Rate Group and 74.6% for the Variable Rate Group.




The weighted average Gross Margin for the Variable Group Rate is 5.8%.
8)       Occupancy Type of Mortgaged Premises
                       Variable Rate   Fixed Rate Group
                           Group       ----------------
                       -------------
                      No. of   Scheduled No. of   Scheduled
                      Mortgage Principal Mortgage Principal
  Occupancy Type/(1)    Loans   Balance   Loans    Balance
  ------------------  -------- --------  -------- ---------
Primary Home             89.0    92.0     85.7     88.6
Second Home               9.4     6.4      0.9      0.8
Investor                  1.6     1.5     13.4     10.7
                      ------- -------  -------  -------
    Totals:             100%    100%     100%     100%
                      ======  ======   ======   ======

(1)As represented by the borrowers on their Mortgage Loan applications.




9)       Origination Program
                      Variable Rate      Fixed Rate
                          Group             Group
                      -------------      -----------
                      No. of   Scheduled No. of   Scheduled
                      Mortgage Principal Mortgage Principal
 Origination Program   Loans   Balance   Loans    Balance
 -------------------  -------- --------  -------  ---------
Full Documentation    70.3     65.0      67.0      60.0
Limited
Documentation(1)      14.2     18.6      16.4      22.3
Stated Income(2)      15.0     15.9      13.1      14.9
Other                  *        *         3.5       2.9
                      ------    ------   ------    ------
     Totals:           100%     100%      100%      100%
                      =====    =====     ======    ======

(1)Limited documentation is used for self-employed borrowers only. The borrower is asked for six months of bank statements.

(2)Stated income is the amount of income stated by the borrower on its loan application. A reduced loan-to-value ratio is used for mortgage loans made on the basis of stated income.

10)      Remaining Amortization Term
                    Variable Rate     Fixed Rate Group
                         Group        ----------------
                    -------------
                  No. of    Scheduled No. of   Scheduled
    Remaining     Mortgage  Principal Mortgage Principal
  Term (Months)     Loans    Balance   Loans    Balance
  -------------     -----    -------   -----    -------
       360            4.4       5.5     16.3      15.7
       359            8.8      11.5     24.3      24.2
       358           48.8      47.7     23.5      25.5
       357           17.2      18.5      7.4       8.4
       356            6.5       6.6      2.5       3.7
       355            3.1       3.1      1.5       3.3
       354            1.5       1.9      0.6       0.8
     238-353          3.1       2.2      4.7       6.2
     178-237          4.5       2.1     15.6       9.8
     121-177          1.8       0.8      2.9       2.1
  less than 120       *         *        0.7       *
                    -----      ----     ----     ------
     Totals:         100%      100%     100%      100%
                    ====      ====     =====     ======

The weighted remaining amortization term is 333 months for the Fixed Rate Group and 351 months for the Variable Rate Group.


11)      Mortgage Loan Purpose
                      Variable Rate    Fixed Rate Group
                           Group       ----------------
                      -------------
                      No. of   Scheduled No. of   Scheduled
                      Mortgage Principal Mortgage Principal
    Loan Purpose      Loans    Balance   Loans    Balance
    ------------      -------- --------- -------- ---------
Purchase               18.2     20.8     27.6      29.0
Refinance (Cash-Out)   55.7     50.4     57.6      52.0
Refinance (No Cash-    26.1     28.8     14.8      19.0
                     ------   ------   ------    ------
Out)
     Totals:          100%     100%     100%      100%
                     =====    =====    =====     =====

12)      Property Types of Mortgage Premises
                      Variable Rate    Fixed Rate Group
                           Group       ----------------
                      -------------
                      No. of   Scheduled No. of   Scheduled
                      Mortgage Principal Mortgage Principal
    Property Type     Loans    Balance   Loans    Balance
    -------------     -------- --------- -------- ---------
Single-Family            85.2    85.7     78.9     82.6
Detached
                          5.7     5.0      3.2      2.5
Attached
De Minimis PUD           --      --       --       --
PUD                       3.9     5.1      1.3      1.8
Condominium  Low Rise     3.8     3.0      3.9      2.7
Manufactured  Housing     *       *        5.3      2.7
Condominium High          *       *        0.9      0.7
Rise
Townhouse                 *       *        *        *
2-4 Family                0.6     0.8      6.1      6.9
                      ------- -------  -------  -------
     Totals:            100%    100%     100%     100%
                      ======  ======   ======   ======


13)      State Distribution of Mortgage Premises


                                  Variable Rate Group                             Fixed Rate Group
                                  -------------------                             ----------------
                           No. of Mortgage    Scheduled Principal                             Scheduled Principal
       State                     Loans                Balance        No. of Mortgage Loans         Balance
       -----               ---------------    -------------------    ---------------------    -------------------
Arizona                         3.7                  3.6                    2.3                    2.8
Arkansas                        *                    *                       .6                    *
California                     23.8                 33.6                   10.9                   15.4
Colorado                        6.3                  6.2                    1.9                    2.1
Connecticut                     1.3                  1.5                    1.1                    1.5
Delaware                        *                    *                      0.7                    0.6
District of Columbia            *                    *                      0.6                    0.6
Florida                         3.2                  2.9                   11.9                    9.8
Georgia                         1.9                  1.8                    3.5                    3.1
Hawaii                          *                    *                       .6                     .8
Idaho                            .7                  *                      *                      *
Illinois                        5.5                  4.9                    2.3                    2.5
Indiana                         1.5                  0.9                    0.6                    *
Iowa                            *                    *                      *                      *
Kansas                          0.6                  *                      *                      *
Kentucky                        0.9                  *                      *                      *
Louisiana                       *                    *                      1.0                    0.7
Maine                           *                    *                     --                     --
Maryland                        1.1                  1.2                    5.2                    6.2
Massachusetts                   1.8                  1.8                   --                     --
Michigan                        4.0                  2.8                    *                      *
Minnesota                       4.3                  3.4                    1.0                    1.0
Mississippi                     *                    *                      1.9                    1.3
Missouri                        2.8                  1.4                    1.2                    0.8
Montana                         *                    *                      *                      *
Nevada                          1.2                  1.4                    1.9                    2.8
New Hampshire                   *                    *                      *                      *
New Jersey                      2.6                  2.4                    2.0                    2.4
New Mexico                      1.0                  1.1                    2.1                    2.3
New York                        1.8                  1.8                    3.9                    5.7
North Carolina                  1.0                  0.9                    4.4                    4.0
Ohio                            3.6                  1.8                    2.7                    2.1
Oklahoma                        *                    *                      1.2                    1.3
Oregon                          3.4                  3.2                    2.4                    2.9
Pennsylvania                    4.3                  2.5                    7.0                    5.6
Rhode Island                   --                   --                      *                      *
South Carolina                  *                    *                      3.5                    1.6
Tennessee                       2.2                  1.8                    4.4                    3.3
Texas                           3.5                  3.2                    5.6                    5.0
Utah                            3.6                  3.7                    3.4                    3.4
Vermont                         *                    *                     --                     --
Virginia                        1.6                  2.5                    4.3                    4.3
Washington                      3.7                  3.8                    1.3                    1.4
West Virginia                   *                    *                      *                      *
Wisconsin                       *                    *                      *                      *
Wyoming                         *                    *                      *                      *
                              -----                  -----                 -----                  -----
   Totals:                     100%                  100%                   100%                   100%
                               ====                  ====                   ====                   ====







Interest Payments on the Mortgage Loans

         Each Mortgage Loan will provide for monthly payments by the obligor on the related note (the "Mortgagor") according to the actuarial method ("Actuarial
Loans"). Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

Additional Information

         The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Premises is based upon the pool of Mortgage Loans, as constituted at the close of business on the Cut-Off Date. Mortgage Loans may be removed prior to closing as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement or if the Depositor deems such removal necessary or appropriate, and the Depositor may substitute other Mortgage Loans subject to certain terms and conditions set forth in the Agreement. Neither the deletion of Mortgage Loans nor the addition of Mortgage
Loans are expected to cause material variances from the information set forth herein.
         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed with the Commission, together with the Agreement, within fifteen days after the initial issuance of the Offered
Certificates. Any Mortgage Loans that are added to, or removed from, the pool as set forth in the preceding paragraph will be noted in the current report on Form
8-K. Also, the Depositor intends to file certain additional yield tables and other computational materials with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions; see
"PREPAYMENT AND YIELD CONSIDERATIONS" in this Prospectus Supplement.
Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Servicing of the Mortgage Loans

         General. The Mortgage Loans will be serviced by Ameriquest Mortgage
Company ("Ameriquest") and Meritech Mortgage Services, Inc. ("Meritech"), an affiliate of the Depositor (Meritech and Ameriquest are referred to collectively as the "Servicers"). The information set forth below concerning each of the Servicers has been provided to the Depositor by the respective Servicer. Neither the Depositor nor the Seller has made any independent investigation of such information. The Servicers are (a) HUD-approved originators and (b) approved by and in good standing with FNMA and FHLMC. The Servicers will provide customary servicing functions with respect to the Mortgage Loans. Among other things, each Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay
Month-End Interest with respect to Mortgage Loans serviced by it. Each servicing agreement requires the related Servicer to obtain approvals of the Master
Servicer with respect to certain servicing activities. See "SERVICING OF THE
MORTGAGE LOANS" in the Prospectus.

         Ameriquest. Ameriquest, a Delaware corporation, was incorporated under the name Long Beach Mortgage Company in June 1994 and is approved as a seller/servicer for FNMA and FHLMC and as a non-supervised mortgagee by the U.S.
Department of Housing and Urban Development. On October 7, 1994, Ameriquest succeeded to the mortgage banking business formerly conducted by Long Beach
Bank, F.S.B., a federally chartered savings bank (the "Bank"), including all operating systems, computers, files and substantially all personnel maintained and utilized by the Bank in its mortgage banking operations prior to its reorganization.

         The principal business of Ameriquest is originating, purchasing, selling and servicing residential real estate loans secured by one- to four-family properties ("single-family") and multi-family properties containing five or more units ("multi-family"). In March 1997, Ameriquest had 188 offices, consisting of 42 loan origination centers located in California and 146 loan origination centers located throughout the rest of the United States.

         In April 1997, Ameriquest reorganized its business operations (the
"Reorganization") by transferring to Long Beach Financial Corporation, a
Delaware corporation ("LBFC"), the assets and personnel related to Ameriquest's broker-sourced mortgage lending and loan sales operations. The assets transferred to LBFC include loans in process as of the time of the Reorganization but did not include loans funded prior to the Reorganization or servicing rights with respect to loans funded prior to the Reorganization.
Ameriquest's direct-sourced mortgage lending and loan servicing operations were retained by Ameriquest after the Reorganization. In the Reorganization, LBFC acquired the right to the "Long Beach Mortgage Company" name, and Long Beach
Mortgage Company changed its name to Ameriquest Mortgage Company.

         Loan Servicing. Generally, Ameriquest services all the mortgage loans it originates whether those loans are sold or retained in its portfolio.
Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Ameriquest's servicing activities are audited regularly by its internal auditors and examined periodically by applicable regulatory authorities. Certain financial records of Ameriquest relating to its loan servicing activities are reviewed annually as part of the audit of Ameriquest's financial statements conducted by its independent accountants.

         Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Ameriquest attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to Ameriquest's customary procedures for residential mortgage loans serviced by it for its own account, Ameriquest generally mails a notice of intent to foreclose to the mortgagor after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Ameriquest. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

         Ameriquest Programs -- Servicing Portfolio. As of March 31, 1997,
Ameriquest serviced a portfolio of approximately 34,270 one- to- four family residential mortgage loans originated under the Ameriquest origination programs which totaled approximately $3,452 million. The following table sets forth
Ameriquest's delinquency experience (including that of its predecessor-in-interest, the Bank) at the dates indicated on its servicing portfolio of mortgage loans originated under the Ameriquest origination programs
(the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):



                                                         Percentage of Total Portfolio
                                                         -----------------------------
                            March 31, 1997        December 31, 1996       December 31, 1995     December 31, 1994
                            --------------        -----------------       -----------------     -----------------
                        By No. of   By Dollar   By No.     By Dollar   By No. of    By Dollar    By No. of   By Dollar
                          Loans       Amount    of Loans     Amount      Loans        Amount       Loans       Amount
                        --------    ---------   --------   ---------    -------     ---------    ---------   ---------
 Period of delinquency
   (including
 foreclosure)
   31 to 60 days           1.04%        1.01%        1.41%      1.44%       1.26%       1.35%         0.62%       0.69%
   61 to 90 days           0.86         0.91         0.91       0.93        0.83        0.88          0.61        0.75
   91 days or more         4.23         4.53         3.93       4.19        3.36        3.92          2.39        2.89
 Percentage of Total
   Portfolio
 Delinquent                6.13         6.45         6.25       6.56        5.44        6.15          3.61        4.33
   In Foreclosure          4.24         4.56         3.96       4.21        3.77        4.28          2.74        3.22

         The delinquency experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans originated under the Ameriquest origination programs and serviced as of the end of the periods indicated; because, however, the total outstanding principal balance of such loans has increased from $2,250 million at December 31, 1992, to $3,452 million at March 31, 1997, the total outstanding principal balance of such loans as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some of or all the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Mortgage Loans serviced by Ameriquest may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans serviced by Ameriquest will not change.

         In the opinion of Ameriquest, the period to period changes in the delinquency and loss experience set forth in the table above are attributable primarily to the introduction and seasoning of higher credit risk mortgage loans, as measured by credit risk category under Ameriquest's underwriting guidelines, and a general downturn in the California economy.

         Meritech. Meritech commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc., prior to September 1994. The principal offices of Meritech are located in Fort Worth, Texas.

         As of March 31, 1997, Meritech serviced a portfolio of approximately 14,315 one- to- four family conventional residential mortgage loans totaling approximately $1,828 million. The following tables set forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to Meritech's conventional loan servicing portfolio as of the end of the indicated period. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.





                                                         Percentage of Total Portfolio
                                                         -----------------------------
                            March 31, 1997        December 31, 1996       December 31, 1995     December 31, 1994
                            --------------        -----------------       -----------------     -----------------
                        By No. of   By Dollar   By No.     By Dollar   By No. of    By Dollar    By No. of   By Dollar
                          Loans       Amount    of Loans     Amount      Loans        Amount       Loans       Amount
                        --------    ---------   --------   ---------    -------     ---------    ---------   ---------
 Period of
 delinquency
  (including
 foreclosure)
   31 to 60 days          2.49%       2.33%          3.72%      3.10%       3.56%      3.25%       2.18%       1.75%
   61 to 90 days          0.92        0.85           1.02       1.03        0.65       0.71        0.28        0.14
   91 days or more        1.54        1.54           1.33       1.48        1.57       2.30        0.40        0.21
 Percentage of Total
   Portfolio
      Delinquent          4.95        4.73           6.08       5.62        5.79       6.27        2.87        2.12
      Foreclosed          1.15        1.70           0.91       1.31        0.73       0.99        0.71        0.41

(1)Totals may not sum due to rounding.

         The above statistics represent the recent experience of Meritech. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans will be comparable. In addition, the foregoing statistics are based on all the one-to-four family residential mortgage loans in Meritech's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in Meritech's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Meritech Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of Meritech's one-to-four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

         The Servicing Fee Rate applicable to each Mortgage Loan equals one twelfth of a fixed percentage per annum of the Scheduled Principal Balance of such Mortgage Loan with respect to each Distribution Date. In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Asset Proceeds Account, will be paid to or retained by each Servicer as additional servicing compensation. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and expenses incurred by each Servicer in connection with its responsibilities under the related servicing agreement. Each Servicer, may transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

         Each Servicer and/or the Depositor will have the right, but not the obligation, to repurchase from the Trust any Mortgage Loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest thereon.

Advances and Month End Interest

         Prior to each Distribution Date, each Servicer is, and any successor servicer will be, obligated to advance its own funds with respect to delinquent payments of principal and interest on the Mortgage Loans, net of the Servicing Fees with respect to any Mortgage Loan for which it is making an advance, unless the Servicer deems such advance "non-recoverable". Advances of principal and interest will be deemed to be non-recoverable only to the extent such amounts are not reimbursable from late collections, insurance proceeds, liquidation proceeds and other assets of the Trust. Any failure by a Servicer to make any such required advance will constitute an event of default under the related servicing agreement. If a Servicer fails to make a required advance of principal and interest, the Master Servicer will be obligated to make such advance. The total advance obligations of the Master Servicer may be subject to a dollar limitation that is acceptable to the Rating Agencies as set forth in the Agreement. See "SERVICING OF MORTGAGE LOANS -- Advances" in the Prospectus.

         In addition, each Servicer will be required to deposit in its Custodial Account on or before each remittance date (as defined in its servicing agreement), an amount equal to Month End Interest with respect to the preceding prepayment period (as defined in its servicing agreement) but only to the extent of the Servicing Fee payable with respect to the remittance date. "Month End Interest" means, with respect to any Mortgage Loan prepaid in full during a prepayment period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and interest actually received by the applicable Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee (except that Month End Interest does not accrue with respect to a prepayment of a Mortgage Loan during the period from the first day of a month through the last day of the prepayment period ending during such month). The Master Servicer is not obligated to pay Month End Interest.

The Master Servicer

         Texas Commerce Bank National Association will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer"). The Master Servicer has limited experience master servicing mortgage loans. The Master Servicer will supervise the servicing of the Mortgage Loans, provide certain reports to the Trustee regarding the Mortgage Loans, make advances to the extent described herein with respect to the Mortgage Loans if the Servicer fails to make a required advance and appoint a successor servicer if a Servicer is terminated. The Master Servicer is entitled to a monthly fee with respect to the Mortgage Loans (the "Master Servicing Fee"), payable on each Distribution Date, in the amount equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period with respect to each Distribution Date. The Master Servicer will pay the Trustee, the Paying Agent, the Certificate Registrar and the Custodian their monthly fees out of the Master Servicing Fee.

                                USE OF PROCEEDS

         The Depositor will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will (together with the Retained Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Mortgage Loans.

                      PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on each Class of the Offered Certificates will be directly related: (i) principally to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including payments in full prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Depositor and (ii) to a lesser degree, to the timing of the distribution of excess spread (interest received on the Mortgage Loans in excess of interest distributable on the Certificates) to reduce the principal of the Offered Certificates as described herein. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be distributed to the investor. As described above, the weighted average life and yield to maturity (if purchased at a price other than par) of each class of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust) and will also be significantly influenced by the amount of excess spread generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of excess spread available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors, (i) the overcollateralization level of the assets in the Trust at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Scheduled Principal Balance than the Certificate Principal Balance of the Certificates);
(ii) the delinquency and default experience of the Mortgage Loans (i.e., excess spread will be applied to shortfalls on the Certificates before it is distributed in reduction of the Certificate Principal Balances thereof); (iii) the level of One Month LIBOR and the indices for the adjustable rate Mortgage Loans (i.e., for the Mortgage Loans in the Variable Rate Group excess spread is largely a function of the extent to which the values of the indices applicable to those Mortgage Loans plus the applicable gross margin exceed the applicable Pass-Through Rates); and (iv) the provisions of the Agreement that permit excess spread to be distributed to the Retained Certificates when required overcollateralization levels have been met. To the extent that greater amounts of excess spread are distributed in reduction of the Certificate Principal Balances of a Class of Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess spread distributed at any time or in the aggregate. See "DESCRIPTION OF THE OFFERED CERTIFICATES -- Overcollateralization and Crosscollateralization Provisions" in this Prospectus Supplement.

         The Class AF-7 Certificates will not be entitled to distributions of principal (either scheduled or unscheduled) until July 2000 (except as otherwise described herein). Thereafter, the relative entitlement of the Class AF-7 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-7 Distribution Amount. See "DESCRIPTION OF THE OFFERED CERTIFICATES -- Distributions -- Distributions of Principal" in the Prospectus Supplement.

Prepayments and Yields for Class A Certificates

         Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         All the Mortgage Loans in the Fixed Rate Group are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         The Pass-Through Rate applicable to the Fixed Rate Certificates on any Distribution Date will equal the lesser of (x) a fixed rate applicable thereto as set forth herein and (y) the weighted average Mortgage Interest Rate of the Mortgage Loans in the Fixed Rate Group, net of Servicing Fees and Master Servicing Fees, for such Distribution Date (the "Weighted Average Net Rate"). As a result, payments of principal on the Mortgage Loans in the Fixed Rate Group having net Mortgage Interest Rates which exceed the Weighted Average Net Rate may reduce the Pass-Through Rates and yields on the Fixed Rate Certificates. The Mortgage Interest Rates of the Fixed Rate Mortgage Loans are expected to range from 7.375% to 16.450% per annum and, under certain scenarios, it is likely that principal prepayments will be concentrated among Mortgage Loans with higher Mortgage Interest Rates, thus potentially reducing the Pass-Through Rates on the Fixed Rate Certificates. The Weighted Average Net Rate of the Fixed Rate Group as of the Cut-Off Date is expected to be approximately 10.2% per annum.

         All the Mortgage Loans in the Variable Rate Group are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         The Last Scheduled Distribution Date for each Class of the Offered Certificates (see "SUMMARY -- Certificates Offered") is the date on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the Mortgage Loans in the related Group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received and that excess interest is not used to make accelerated payments of principal. The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because (i) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, (ii) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein and (iii) the Master Servicer may sell all the Mortgage Loans when the outstanding Certificate Principal Balances of the Offered Certificates has declined to 10% or less of the Initial Certificate Principal Balances. The actual final Distribution Date with respect to each Class of the Offered Certificates could, depending on the default and recovery experience of the Mortgage Loans, occur after its Last Scheduled Distribution Date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. For the Fixed Rate Group, the model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Assumption, (Scenario IV for the Fixed Rate Group) assumes prepayment rates of 2% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 20% per annum. As used in the table below, 0% Prepayment Assumption (Scenario I for the Fixed Rate Group) assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. For the Variable Rate Group, the model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") represents an assumed rate of constant prepayment relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. 30% CPR (Scenario IV for the Variable Rate Group), assumes a constant prepayment rate of 30% per annum. Neither prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

         The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"): (i) the Mortgage Loans of the related Mortgage Loan Groups prepay at the indicated percentage of the related prepayment assumption; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing July 25, 1997, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(iv) scheduled payments are assumed to be received on the first day of each Due Period commencing in July 1, 1997, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each Prepayment Period, commencing June 1997, and include 30 days' interest thereon;
(v) the level of Six-Month LIBOR remains constant at 5.96875% (vi) the level of One Year CMT remains constant at 5.81% (vii) the Pass-Through Rates for the Variable Rate Certificates remain constant (based on One-Month LIBOR of 5.6875%); (viii) the Closing Date for the Certificates is June 24, 1997; (ix) the Mortgage Interest Rate for each Mortgage Loan in the Variable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of (a) the assumed level of the applicable index and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment caps and floors); (x) overcollateralization levels are initially set as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement; and
(xi) each Mortgage Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                                          FIXED RATE GROUP
                                                              Original     Remaining    Original   Remaining
   Amortization         Current                     Net      Amortization Amortization  Term to    Term to
   Methodology          Balance         WAC         WAC         Term          Term       Balloon    Balloon
     Balloon        $15,915,987.29    10.638      10.128         360          358          180        178
     Balloon         3,879,340.00     11.468      10.958         360          360          180        180
      Level            542,432.40     10.879      10.369         127          125         N.A.        N.A.
      Level         13,517,323.99      9.955       9.445         180          178         N.A.        N.A.
      Level          1,936,213.73     11.343      10.833         240          238         N.A.        N.A.
      Level          4,755,655.67      9.075       8.565         311          306         N.A.        N.A.
      Level         78,906,040.71     10.158       9.648         360          358         N.A.        N.A.



                                                 VARIABLE RATE GROUP
Six Month LIBOR Loans

                                                                       Initial
 Current                 Net  Original  Remaining   Gross   Periodic  Periodic    Gross     Gross    Reset      Next
 Balance        WAC      WAC    Term      Term     Margin     Cap        Cap     Life Cap   Floor    Frequency  Reset
 $7,424,048.92  9.860   9.360     346       341      5.976    1.03100    1.026000  15.982000   9.860000   6.00      1
 19,466,140.26  9.779   9.279     352       348      5.947    1.00000    1.007000  15.794000   9.750000   6.00      2
 47,338,446.96  9.320   8.820     352       349      5.731    1.00600    1.027000  15.332000   9.123000   6.00      3
138,556,453.93  9.393   8.893     348       346      5.809    1.00700    1.010000  15.465000   9.304000   6.00      4
 13,390,677.66  9.276   8.776     360       358      5.709    1.08800    1.148000  15.752000   8.844000   6.00      5
 11,165,140.52  9.376   8.876     357       354      5.768    1.03100    1.023000  15.731000   9.029000   6.00      6
  5,182,345.34 10.131   9.631     360       355      6.292    1.39000    2.928000  16.934000  10.131000   6.00      19
  4,593,583.94 10.466   9.966     360       356      6.121    1.05900    2.904000  16.568000  10.450000   6.00      20
 17,548,577.96 10.065   9.565     360       357      6.117    1.10800    2.971000  16.282000  10.065000   6.00      21
 24,264,734.23  9.769   9.269     360       358      6.111    1.18000    2.886000  16.115000   9.736000   6.00      22
 14,006,015.46  9.987   9.487     357       356      6.244    1.21000    2.719000  16.422000   9.973000   6.00      23
  3,949,219.00  9.970   9.470     360       360      5.520    1.00000    2.755000  16.430000   9.407000   6.00      24
 11,407,756.29 10.605  10.105     360       359      4.968    1.07600    3.000000  17.212000   9.916000   6.00      35

One Year CMT Loans
                                                                        Initial
 Current                Net    Original Remaining   Gross    Periodic   Periodic    Gross     Gross    Reset      Next
 Balance       WAC      WAC     Term      Term      Margin      Cap       Cap     Life Cap    Floor    Frequency  Reset
 1,554,784.71 8.780    8.280    360       357       4.783    2.00000   2.00000    15.279000   7.779000  12.00      9
11,192,001.16 8.617    8.117    360       358       4.862    2.00000   2.00000    14.979000   7.665000  12.00      10
 9,670,333.05 9.239    8.739    359       358       5.086    1.99300   2.00000    15.685000   8.142000  12.00      11
 6,699,652.00 9.034    8.534    360       360       4.998    2.00000   2.00000    15.474000   7.914000  12.00      12

                                                PREPAYMENT SCENARIOS
                             Scenario I     Scenario II   Scenario III   Scenario IV    Scenario V     Scenario VI

Fixed Rate Group:                 0%             50%            75%          100%           125%           150%
Variable Rate Group (CPR):        0%             15%            25%           30%            35%            40%

         The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.



              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                          Class AF-1 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98        81    20      0      0     0      0
   06/25/99        73     0      0      0     0      0
   06/25/00        65     0      0      0     0      0
   06/25/01        56     0      0      0     0      0
   06/25/02        46     0      0      0     0      0
   06/25/03        36     0      0      0     0      0
   06/25/04        25     0      0      0     0      0
   06/25/05        17     0      0      0     0      0
   06/25/06         8     0      0      0     0      0
   06/25/07         0     0      0      0     0      0
   06/25/08         0     0      0      0     0      0
   06/25/09         0     0      0      0     0      0
   06/25/10         0     0      0      0     0      0
   06/25/11         0     0      0      0     0      0
   06/25/12         0     0      0      0     0      0
   06/25/13         0     0      0      0     0      0
   06/25/14         0     0      0      0     0      0
   06/25/15         0     0      0      0     0      0
   06/25/16         0     0      0      0     0      0
   06/25/17         0     0      0      0     0      0
   06/25/18         0     0      0      0     0      0
   06/25/19         0     0      0      0     0      0
   06/25/20         0     0      0      0     0      0
   06/25/21         0     0      0      0     0      0
   06/25/22         0     0      0      0     0      0
   06/25/23         0     0      0      0     0      0
   06/25/24         0     0      0      0     0      0
   06/25/25         0     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     4.59  0.69   0.54   0.46  0.41   0.37
Years(1)


                          Class AF-2 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100     84     38     0      0
   06/25/99       100    11      0      0     0      0
   06/25/00       100     0      0      0     0      0
   06/25/01       100     0      0      0     0      0
   06/25/02       100     0      0      0     0      0
   06/25/03       100     0      0      0     0      0
   06/25/04       100     0      0      0     0      0
   06/25/05       100     0      0      0     0      0
   06/25/06       100     0      0      0     0      0
   06/25/07        97     0      0      0     0      0
   06/25/08        80     0      0      0     0      0
   06/25/09        60     0      0      0     0      0
   06/25/10        37     0      0      0     0      0
   06/25/11        11     0      0      0     0      0
   06/25/12         0     0      0      0     0      0
   06/25/13         0     0      0      0     0      0
   06/25/14         0     0      0      0     0      0
   06/25/15         0     0      0      0     0      0
   06/25/16         0     0      0      0     0      0
   06/25/17         0     0      0      0     0      0
   06/25/18         0     0      0      0     0      0
   06/25/19         0     0      0      0     0      0
   06/25/20         0     0      0      0     0      0
   06/25/21         0     0      0      0     0      0
   06/25/22         0     0      0      0     0      0
   06/25/23         0     0      0      0     0      0
   06/25/24         0     0      0      0     0      0
   06/25/25         0     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     12.39 1.71   1.24   0.99  0.85   0.74
Years(1)



                          Class AF-3 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100    97     82
   06/25/99       100   100     74     45    18      0
   06/25/00       100    69     28      0     0      0
   06/25/01       100    41      0      0     0      0
   06/25/02       100    16      0      0     0      0
   06/25/03       100     0      0      0     0      0
   06/25/04       100     0      0      0     0      0
   06/25/05       100     0      0      0     0      0
   06/25/06       100     0      0      0     0      0
   06/25/07       100     0      0      0     0      0
   06/25/08       100     0      0      0     0      0
   06/25/09       100     0      0      0     0      0
   06/25/10       100     0      0      0     0      0
   06/25/11       100     0      0      0     0      0
   06/25/12        54     0      0      0     0      0
   06/25/13        47     0      0      0     0      0
   06/25/14        40     0      0      0     0      0
   06/25/15        32     0      0      0     0      0
   06/25/16        24     0      0      0     0      0
   06/25/17        16     0      0      0     0      0
   06/25/18         8     0      0      0     0      0
   06/25/19         0     0      0      0     0      0
   06/25/20         0     0      0      0     0      0
   06/25/21         0     0      0      0     0      0
   06/25/22         0     0      0      0     0      0
   06/25/23         0     0      0      0     0      0
   06/25/24         0     0      0      0     0      0
   06/25/25         0     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     16.90 3.80   2.60   1.99  1.63   1.38
Years(1)


                          Class AF-4 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100     74
   06/25/00       100   100    100     72     0      0
   06/25/01       100   100     82      0     0      0
   06/25/02       100   100      4      0     0      0
   06/25/03       100    87      0      0     0      0
   06/25/04       100    42      0      0     0      0
   06/25/05       100    27      0      0     0      0
   06/25/06       100     5      0      0     0      0
   06/25/07       100     0      0      0     0      0
   06/25/08       100     0      0      0     0      0
   06/25/09       100     0      0      0     0      0
   06/25/10       100     0      0      0     0      0
   06/25/11       100     0      0      0     0      0
   06/25/12       100     0      0      0     0      0
   06/25/13       100     0      0      0     0      0
   06/25/14       100     0      0      0     0      0
   06/25/15       100     0      0      0     0      0
   06/25/16       100     0      0      0     0      0
   06/25/17       100     0      0      0     0      0
   06/25/18       100     0      0      0     0      0
   06/25/19        97     0      0      0     0      0
   06/25/20        62     0      0      0     0      0
   06/25/21        23     0      0      0     0      0
   06/25/22         0     0      0      0     0      0
   06/25/23         0     0      0      0     0      0
   06/25/24         0     0      0      0     0      0
   06/25/25         0     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     23.33 7.19   4.43   3.24  2.56   2.14
Years(1)



(1)The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.



              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                          Class AF-5 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100    100
   06/25/00       100   100    100    100    77     21
   06/25/01       100   100    100     84    34      0
   06/25/02       100   100    100     44     0      0
   06/25/03       100   100     73     18     0      0
   06/25/04       100   100     51      1     0      0
   06/25/05       100   100     47      0     0      0
   06/25/06       100   100     37      0     0      0
   06/25/07       100    89      0      0     0      0
   06/25/08       100    74      0      0     0      0
   06/25/09       100    60      0      0     0      0
   06/25/10       100    46      0      0     0      0
   06/25/11       100    32      0      0     0      0
   06/25/12       100     0      0      0     0      0
   06/25/13       100     0      0      0     0      0
   06/25/14       100     0      0      0     0      0
   06/25/15       100     0      0      0     0      0
   06/25/16       100     0      0      0     0      0
   06/25/17       100     0      0      0     0      0
   06/25/18       100     0      0      0     0      0
   06/25/19       100     0      0      0     0      0
   06/25/20       100     0      0      0     0      0
   06/25/21       100     0      0      0     0      0
   06/25/22        89     0      0      0     0      0
   06/25/23        62     0      0      0     0      0
   06/25/24        35     0      0      0     0      0
   06/25/25         4     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average          26.46 12.49  7.46   5.04  3.74   2.87
Life Years(1)


                          Class AF-6 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100    100
   06/25/00       100   100    100    100   100    100
   06/25/01       100   100    100    100   100     87
   06/25/02       100   100    100    100    96      0
   06/25/03       100   100    100    100     0      0
   06/25/04       100   100    100    100     0      0
   06/25/05       100   100    100      0     0      0
   06/25/06       100   100    100      0     0      0
   06/25/07       100   100      0      0     0      0
   06/25/08       100   100      0      0     0      0
   06/25/09       100   100      0      0     0      0
   06/25/10       100   100      0      0     0      0
   06/25/11       100   100      0      0     0      0
   06/25/12       100     0      0      0     0      0
   06/25/13       100     0      0      0     0      0
   06/25/14       100     0      0      0     0      0
   06/25/15       100     0      0      0     0      0
   06/25/16       100     0      0      0     0      0
   06/25/17       100     0      0      0     0      0
   06/25/18       100     0      0      0     0      0
   06/25/19       100     0      0      0     0      0
   06/25/20       100     0      0      0     0      0
   06/25/21       100     0      0      0     0      0
   06/25/22       100     0      0      0     0      0
   06/25/23       100     0      0      0     0      0
   06/25/24       100     0      0      0     0      0
   06/25/25       100     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average          28.33 14.34  9.09   7.17  5.75   4.59
Life Years(1)

                          Class AF-7 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100    100
   06/25/00       100   100    100    100   100    100
   06/25/01        99    94     90     89    89     90
   06/25/02        99    88     83     80    78      0
   06/25/03        97    77     72     66     0      0
   06/25/04        95    68     60     52     0      0
   06/25/05        89    47     35      0     0      0
   06/25/06        82    32     20      0     0      0
   06/25/07        75    21      0      0     0      0
   06/25/08        68    14      0      0     0      0
   06/25/09        61     9      0      0     0      0
   06/25/10        54     6      0      0     0      0
   06/25/11        46     4      0      0     0      0
   06/25/12        14     0      0      0     0      0
   06/25/13        12     0      0      0     0      0
   06/25/14        11     0      0      0     0      0
   06/25/15         9     0      0      0     0      0
   06/25/16         7     0      0      0     0      0
   06/25/17         6     0      0      0     0      0
   06/25/18         5     0      0      0     0      0
   06/25/19         4     0      0      0     0      0
   06/25/20         3     0      0      0     0      0
   06/25/21         2     0      0      0     0      0
   06/25/22         1     0      0      0     0      0
   06/25/23         1     0      0      0     0      0
   06/25/24         0     0      0      0     0      0
   06/25/25         0     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     13.03 8.11   7.03   6.22  5.45   4.74
Years(1)


                          Class MF-1 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100    100
   06/25/00       100   100    100    100   100    100
   06/25/01       100   100    100     83    65     50
   06/25/02       100   100     87     65    48      0
   06/25/03       100   100     73     52     0      0
   06/25/04       100    90     61     41     0      0
   06/25/05       100    79     51      0     0      0
   06/25/06       100    70     42      0     0      0
   06/25/07       100    61      0      0     0      0
   06/25/08       100    54      0      0     0      0
   06/25/09       100    47      0      0     0      0
   06/25/10       100    40      0      0     0      0
   06/25/11       100    35      0      0     0      0
   06/25/12       100     0      0      0     0      0
   06/25/13       100     0      0      0     0      0
   06/25/14       100     0      0      0     0      0
   06/25/15       100     0      0      0     0      0
   06/25/16        97     0      0      0     0      0
   06/25/17        91     0      0      0     0      0
   06/25/18        85     0      0      0     0      0
   06/25/19        78     0      0      0     0      0
   06/25/20        71     0      0      0     0      0
   06/25/21        63     0      0      0     0      0
   06/25/22        54     0      0      0     0      0
   06/25/23        45     0      0      0     0      0
   06/25/24        35     0      0      0     0      0
   06/25/25        24     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     24.92 11.22  7.50   5.80  4.76   4.13
Years(1)


(1)The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.


              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE



                          Class MF-2 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100    100
   06/25/00       100   100    100    100   100    100
   06/25/01       100   100    100     83    65     50
   06/25/02       100   100     87     65    48      0
   06/25/03       100   100     73     52     0      0
   06/25/04       100    90     61     41     0      0
   06/25/05       100    79     51      0     0      0
   06/25/06       100    70     42      0     0      0
   06/25/07       100    61      0      0     0      0
   06/25/08       100    54      0      0     0      0
   06/25/09       100    47      0      0     0      0
   06/25/10       100    40      0      0     0      0
   06/25/11       100    35      0      0     0      0
   06/25/12       100     0      0      0     0      0
   06/25/13       100     0      0      0     0      0
   06/25/14       100     0      0      0     0      0
   06/25/15       100     0      0      0     0      0
   06/25/16        97     0      0      0     0      0
   06/25/17        91     0      0      0     0      0
   06/25/18        85     0      0      0     0      0
   06/25/19        78     0      0      0     0      0
   06/25/20        71     0      0      0     0      0
   06/25/21        63     0      0      0     0      0
   06/25/22        54     0      0      0     0      0
   06/25/23        45     0      0      0     0      0
   06/25/24        35     0      0      0     0      0
   06/25/25        24     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     24.92 11.22  7.50   5.80  4.75   4.09
Years(1)



                           Class BF Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98       100   100    100    100   100    100
   06/25/99       100   100    100    100   100    100
   06/25/00       100   100    100    100   100    100
   06/25/01       100   100    100     83    65     50
   06/25/02       100   100     87     65    48      0
   06/25/03       100   100     73     52     0      0
   06/25/04       100    90     61     41     0      0
   06/25/05       100    79     51      0     0      0
   06/25/06       100    70     42      0     0      0
   06/25/07       100    61      0      0     0      0
   06/25/08       100    54      0      0     0      0
   06/25/09       100    47      0      0     0      0
   06/25/10       100    40      0      0     0      0
   06/25/11       100    35      0      0     0      0
   06/25/12       100     0      0      0     0      0
   06/25/13       100     0      0      0     0      0
   06/25/14       100     0      0      0     0      0
   06/25/15       100     0      0      0     0      0
   06/25/16        97     0      0      0     0      0
   06/25/17        91     0      0      0     0      0
   06/25/18        85     0      0      0     0      0
   06/25/19        78     0      0      0     0      0
   06/25/20        71     0      0      0     0      0
   06/25/21        63     0      0      0     0      0
   06/25/22        54     0      0      0     0      0
   06/25/23        45     0      0      0     0      0
   06/25/24        35     0      0      0     0      0
   06/25/25        19     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     24.89 11.22  7.50   5.80  4.74   4.05
Years(1)




                          Class AV-1 Scenario
                 --------------------------------------
                  I     II     III    IV     V     VI
                  -     --     ---    --     -     --
Initial Percent   100   100    100    100   100    100
   06/25/98        97    80     68     62    56     50
   06/25/99        97    64     46     37    29     22
   06/25/00        96    51     29     20    12      5
   06/25/01        95    40     24     18    12      5
   06/25/02        95    34     18     13     9      0
   06/25/03        94    28     13      9     0      0
   06/25/04        93    24     10      6     0      0
   06/25/05        92    20      7      0     0      0
   06/25/06        90    17      5      0     0      0
   06/25/07        89    14      0      0     0      0
   06/25/08        87    12      0      0     0      0
   06/25/09        86    10      0      0     0      0
   06/25/10        83     8      0      0     0      0
   06/25/11        81     7      0      0     0      0
   06/25/12        79     0      0      0     0      0
   06/25/13        76     0      0      0     0      0
   06/25/14        73     0      0      0     0      0
   06/25/15        69     0      0      0     0      0
   06/25/16        65     0      0      0     0      0
   06/25/17        60     0      0      0     0      0
   06/25/18        55     0      0      0     0      0
   06/25/19        49     0      0      0     0      0
   06/25/20        43     0      0      0     0      0
   06/25/21        37     0      0      0     0      0
   06/25/22        31     0      0      0     0      0
   06/25/23        25     0      0      0     0      0
   06/25/24        18     0      0      0     0      0
   06/25/25        11     0      0      0     0      0
   06/25/26         0     0      0      0     0      0
Weighted
Average Life     20.17 4.60   2.71   2.14  1.71   1.34
Years(1)


                          Class MV-1 Scenario
                 ---------------------------------------
                   I     II    III    IV     V     VI
                   -     --    ---    --     -     --
Initial Percent   100    100    100   100    100   100
   06/25/98       100    100    100   100    100   100
   06/25/99       100    100    100   100    100   100
   06/25/00       100    100    100   100    100   100
   06/25/01       100    100     62    47     74   100
   06/25/02       100     86     46    33     23     0
   06/25/03       100     73     34    23      0     0
   06/25/04       100     61     25    16      0     0
   06/25/05       100     52     19     0      0     0
   06/25/06       100     43     14     0      0     0
   06/25/07       100     36      0     0      0     0
   06/25/08       100     30      0     0      0     0
   06/25/09       100     25      0     0      0     0
   06/25/10       100     21      0     0      0     0
   06/25/11       100     18      0     0      0     0
   06/25/12       100      0      0     0      0     0
   06/25/13       100      0      0     0      0     0
   06/25/14       100      0      0     0      0     0
   06/25/15       100      0      0     0      0     0
   06/25/16       100      0      0     0      0     0
   06/25/17       100      0      0     0      0     0
   06/25/18       100      0      0     0      0     0
   06/25/19       100      0      0     0      0     0
   06/25/20       100      0      0     0      0     0
   06/25/21        94      0      0     0      0     0
   06/25/22        80      0      0     0      0     0
   06/25/23        65      0      0     0      0     0
   06/25/24        47      0      0     0      0     0
   06/25/25        27      0      0     0      0     0
   06/25/26         0      0      0     0      0     0
Weighted
Average Life     26.64  8.96   5.45  4.75   4.53  4.74
Years(1)



(1)The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.



              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE




                           Class MV-2 Scenario
                  --------------------------------------
                   I     II    III    IV     V     VI
                   -     --    ---    --     -     --
Initial Percent    100   100    100   100    100   100
    06/25/98       100   100    100   100    100   100
    06/25/99       100   100    100   100    100   100
    06/25/00       100   100    100   100    100   100
    06/25/01       100   100     62    47     35    41
    06/25/02       100    86     46    33     23     0
    06/25/03       100    73     34    23      0     0
    06/25/04       100    61     25    16      0     0
    06/25/05       100    52     19     0      0     0
    06/25/06       100    43     14     0      0     0
    06/25/07       100    36      0     0      0     0
    06/25/08       100    30      0     0      0     0
    06/25/09       100    25      0     0      0     0
    06/25/10       100    21      0     0      0     0
    06/25/11       100    18      0     0      0     0
    06/25/12       100     0      0     0      0     0
    06/25/13       100     0      0     0      0     0
    06/25/14       100     0      0     0      0     0
    06/25/15       100     0      0     0      0     0
    06/25/16       100     0      0     0      0     0
    06/25/17       100     0      0     0      0     0
    06/25/18       100     0      0     0      0     0
    06/25/19       100     0      0     0      0     0
    06/25/20       100     0      0     0      0     0
    06/25/21        94     0      0     0      0     0
    06/25/22        80     0      0     0      0     0
    06/25/23        65     0      0     0      0     0
    06/25/24        47     0      0     0      0     0
    06/25/25        27     0      0     0      0     0
    06/25/26         0     0      0     0      0     0
Weighted
Average Life      26.64 8.96   5.42  4.61   4.19  4.04
Years(1)



                            Class BV Scenario
                  --------------------------------------
                   I     II    III    IV     V     VI
                   -     --    ---    --     -     --
Initial Percent    100   100    100   100    100   100
    06/25/98       100   100    100   100    100   100
    06/25/99       100   100    100   100    100   100
    06/25/00       100   100    100   100    100   100
    06/25/01       100   100     62    47     35    23
    06/25/02       100    86     46    33     19     0
    06/25/03       100    73     34    19      0     0
    06/25/04       100    61     23     9      0     0
    06/25/05       100    52     14     0      0     0
    06/25/06       100    43      7     0      0     0
    06/25/07       100    36      0     0      0     0
    06/25/08       100    30      0     0      0     0
    06/25/09       100    23      0     0      0     0
    06/25/10       100    17      0     0      0     0
    06/25/11       100    12      0     0      0     0
    06/25/12       100     0      0     0      0     0
    06/25/13       100     0      0     0      0     0
    06/25/14       100     0      0     0      0     0
    06/25/15       100     0      0     0      0     0
    06/25/16       100     0      0     0      0     0
    06/25/17       100     0      0     0      0     0
    06/25/18       100     0      0     0      0     0
    06/25/19       100     0      0     0      0     0
    06/25/20       100     0      0     0      0     0
    06/25/21        94     0      0     0      0     0
    06/25/22        80     0      0     0      0     0
    06/25/23        65     0      0     0      0     0
    06/25/24        47     0      0     0      0     0
    06/25/25        26     0      0     0      0     0
    06/25/26         0     0      0     0      0     0
Weighted
Average Life      26.63 8.84   5.28  4.44   3.94  3.63
Years(1)



(1)The weighted average life of the Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

         THERE IS NO ASSURANCE THAT PREPAYMENTS WILL OCCUR AT ANY CONSTANT PERCENTAGE OR IN ACCORDANCE WITH ANY OF THE AFOREMENTIONED PREPAYMENT ASSUMPTIONS.

Payment Delay Feature of Fixed Rate Certificates

         The effective yield to the Holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the related Fixed Rate Certificate Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).


                    DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The Certificates will consist of the Fixed Rate Certificates (which are comprised of the Class A Fixed Rate Certificates and the Subordinated Fixed Rate Certificates), and the Variable Rate Certificates (which are comprised of the Class A Variable Rate Certificates and the Subordinated Variable Rate Certificates), and the Retained Certificates. The Certificates will be issued by Saxon Asset Securities Trust 1997-2, pursuant to the Agreement. Only the Offered Certificates are offered hereby. The Retained Certificates will be retained initially by the Depositor and are not being offered hereby.

         Persons in whose name Certificates are registered in the Register maintained by the Certificate Registrar are the "Holders" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Holder" of the Offered Certificates as the term "Holder" is used in the Agreement will be Cede & Co., a nominee of DTC. No Beneficial Owners will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Agreement. All references herein to the Holders of Offered Certificates shall mean and include the rights of Holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement.

         As described under "THE MORTGAGE LOAN POOL" in this Prospectus Supplement, the Mortgage Loan Pool is divided into the Fixed Rate Group, which contains Mortgage Loans having fixed interest rates, and the Variable Rate Group, which contains Mortgage Loans having adjustable interest rates.

         The Agreement requires that the Trustee create an Asset Proceeds Account and a Distribution Account. All funds therein are required to be invested and reinvested as directed by the Master Servicer, in Permitted Investments (as defined in the Prospectus). See "THE AGREEMENT -- Administration of Accounts" in the Prospectus.

         One business day prior to the related Distribution Date (or, if such day is not a business day, the immediately preceding business day) (the "Master Servicer Remittance Date") the Master Servicer is required to withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account and then to the Distribution Account an amount equal to the Interest Funds and Principal Funds with respect to each Group.

         The "Interest Funds" with respect to each Mortgage Loan Group and Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, are equal to the sum, without duplication, of (i) all scheduled interest collected by the Servicers during the related Due Period less the related Servicing Fee and Master Servicing Fee, (ii) all Advances relating to interest, (iii) all Month End Interest and (iv) liquidation proceeds (to the extent such liquidation proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

         The "Principal Funds" with respect to each Mortgage Loan Group and Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, are equal to the sum, without duplication, of (i) the scheduled principal collected by the Servicers during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) prepayments collected by the Servicers in the applicable prepayment period, (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Depositor, (iv) any Substitution Shortfall (the amount, if any, by which the aggregate unpaid principal balance of any substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans) delivered by the Depositor in connection with a substitution of a Mortgage Loan and (v) all liquidation proceeds collected by the Servicer during the related Due Period (to the extent such liquidation proceeds related to principal) less all non-recoverable advances relating to principal reimbursed during the related Due Period.

Distributions

         General. Distributions on each Class of the Certificates will be made on each Distribution Date to Holders of each Class of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Holder's Percentage Interest and the amount to be distributed to each such Class on such Distribution Date. The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the Certificate Principal Balance of such Certificate by the Certificate Principal Balance of all Certificates of the same Class.

         Distributions of Interest. On each Distribution Date, interest distributable with respect to the Fixed Rate Certificates is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; interest distributable with respect to the Variable Rate Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

         All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days and a year of 360 days.

         On each Distribution Date, the Interest Funds for such Distribution Date with respect to each Mortgage Loan Group are required to be distributed in the following order of priority until such Interest Funds have been fully distributed:

         (i) to each Class of the Class A Certificates of such Group, the Current Interest and any Interest Carry Forward Amount for such Class; provided, however, if the Interest Funds are not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Fixed Rate Class A Certificates, the related Interest Funds will be distributed pro rata among each Class of the Fixed Rate Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for such Class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Fixed Rate Class A Certificates;

         (ii) to the Class M-1 Certificates of such Group, the Current Interest for such Class;

         (iii) to the Class M-2 Certificates of such Group, the Current Interest for such Class;

          (iv) to the Class B Certificates of such Group, the Current Interest for such Class; and

           (v) any remainder to be distributed as described below under "-- Overcollateralization and Crosscollateralization Provisions".

         "Current Interest", with respect to each Class of the Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

         "Interest Carry Forward Amount", with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of (i) the excess of
(A) Current Interest for such Class with respect to prior Distribution Dates (excluding any Variable Rate Certificates Carryover) over (B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (ii) interest on such excess at the applicable Pass-Through Rate.

         Distributions of Principal. Initially principal will be distributed exclusively to the Class A Certificates of a Group (in the case of the Fixed Rate Certificates, in the manner described herein) until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans of the related Group over the Class A Certificate Principal Balances of such Group is equal to or exceeds 24.60% for the Fixed Rate Group (34.20% for the Variable Rate Group) of such Scheduled Principal Balances; thereafter, principal is required to be distributed so as to maintain that ratio.

         After the principal of the Class A Certificates of a Group has been reduced to the extent described above (and not before the Distribution Date in July 2000, unless the Certificate Principal Balance of the related Class A Certificates has been reduced to zero), principal not required to be distributed with respect to the Class A Certificates of that Group will be distributed to the Class M-1 Certificates of that Group generally until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A and Class M-1 Certificate Principal Balances of the related Group is equal to or exceeds 21.10% for the Fixed Rate Group (26.20% for the Variable Rate Group) of such Scheduled Principal Balances; thereafter, principal not required to be distributed with respect to the Class A and Class M-1 Certificates will be distributed to the Class M-2 Certificates generally until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A, Class M-1 and Class M-2 Certificate Principal Balances of the related Group is equal to or exceeds 9.10% for the Fixed Rate Group (10.70% for the Variable Rate Group) of such Scheduled Principal Balances; thereafter principal not required to be distributed with respect to the Class A, Class M-1 and Class M-2 Certificates will be distributed to the Class B Certificates of the related Group generally until the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Group over the sum of the Class A, Class M-1, Class M-2 and Class B Certificate Principal Balances of the related Group is equal to or exceeds 3.00% for the Fixed Rate Certificates (3.20% for the Variable Rate Certificates) of such Scheduled Principal Balances; thereafter principal not required to be distributed to the Offered Certificates will be distributed to the Retained Certificates.

         Notwithstanding the foregoing, (i) while a Trigger Event (as defined herein) with respect to a Group exists, principal will be distributed exclusively to the Class A Certificates of the related Group (and, after the Certificate Principal Balance of the related Class A Certificates has been reduced to zero, exclusively to the Class M-1 Certificates of the related Group, and, after the Certificate Principal Balance of the related Class M-1 Certificates has been reduced to zero, exclusively to the Class M-2 Certificates of the related Group and, after the Certificate Principal Balance of the related Class M-2 Certificates has been reduced to zero, exclusively to the Class B Certificates of the related Group) and (ii) while a Subordinated Trigger Event (as defined herein) with respect to a Group exists, principal otherwise distributable to the Retained Certificates will be distributed to the related Subordinated Certificates (in inverse order of seniority).

         On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Mortgage Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

         (i) to the Class A Certificates of such Group, the Class A Principal Distribution Amount for such Group; the Class A Principal Distribution Amount for the Fixed Rate Group is required to be distributed as follows: first, the Class AF-7 Distribution Amount to the Class AF-7 Certificates, and then the balance of such Class A Distribution Amount sequentially to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class AF-7 Certificates so that no such distribution will be made to any such Class until the Certificate Principal Balances of all Class A Fixed Rate Certificates with a lower numeral denomination shall have been reduced to zero; provided, however, that, on any Distribution Date on which the Class A Certificate Principal Balances for the Fixed Rate Group are equal to or greater than the Scheduled Principal Balances of the Mortgage Loans in the Fixed Rate Group, the Class A Principal Distribution Amount for the Fixed Rate Group will be distributed pro rata and not sequentially;

         (ii) to the Class M-1 Certificates of such Group, the Class M-1 Principal Distribution Amount for such Class;

         (iii) to the Class M-2 Certificates of the Group, such Class M-2 Principal Distribution Amount for such Class;

          (iv) to the Class B Certificates of such Group, the Principal Class B Distribution Amount for such Class; and

           (v) any remainder to be distributed as described below under "-- Overcollateralization and Crosscollateralization Provisions".

         "Principal Distribution Amount", with respect to each Distribution Date and Mortgage Loan Group, is the sum of (i) the Principal Funds for such Distribution Date and such Group and (ii) any Extra Principal Distribution Amount for such Distribution Date and such Group.

         "Class A Principal Distribution Amount" for a Mortgage Loan Group is
(i) with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the Principal Distribution Amount for such Group and such Distribution Date and (ii) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event does not exist, the excess of (A) the related Class A Certificate Principal Balance immediately prior to such Distribution Date over the lesser of (I) 75.40% for the Fixed Rate Group (65.80% for the Variable Rate Group) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (II) the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date less approximately $597,260 for the Fixed Rate Group (approximately $1,737,045 for the Variable Rate Group).

         "Class AF-7 Distribution Amount", for any Distribution Date, is the product of (i) a fraction, the numerator of which is the Class AF-7 Certificate Principal Balance and the denominator of which is the Class A Certificate Principal Balance for the Fixed Rate Group, in each case immediately prior to such Distribution Date, (ii) the Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Distribution Date and (iii) the applicable percentage for such Distribution Date set forth in the following table:

        Distribution Date                      Percentage
        -----------------                      ----------
     July 1997 - June 2000                         0%
     July 2000 - June 2002                        45%
     July 2002 - June 2003                        80%
     July 2003 - June 2004                       100%
     July 2004 and thereafter                    300%

         "Class M-1 Principal Distribution Amount", for a Mortgage Loan Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group (as described above), is the excess of (i) the sum for such Group of (A) the related Class A Certificate Principal Balance (after giving effect to the principal distribution on such date) and (B) the related Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 78.90% for the Fixed Rate Group (73.80% for the Variable Rate Group) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (B) the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date less approximately $597,260 for the Fixed Rate Group (approximately $1,737,045 for the Variable Rate Group).

         "Class M-2 Principal Distribution Amount", for a Mortgage Loan Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group (as described above), is the excess of (i) of the sum for such Group of (A) the related Class A Certificate Principal Balance (after giving effect to the principal distribution on such date), (B) the related Class M-1 Certificate Principal Balance (after giving effect to the principal distribution on such date), and
(C) the related Class M-2 Certificate Principal Amount immediately prior to such Distribution Date over the lesser of (A) 90.90% for the Fixed Rate Group (89.30% for the Variable Rate Group) of the aggregate Scheduled Principal Balances of the Mortgage Loans in such Group and (B) the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date less approximately $597,260 for the Fixed Rate Group (approximately $1,737,045 for the Variable Rate Group).

         "Class B Principal Distribution Amount", for a Mortgage Loan Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Group (as described above), is the excess of (i) of the sum for such Group of (A) the related Class A Certificate Principal Balance (after giving effect to the principal distribution on such date), (B) the related Class M-1 Certificate Principal Balance (after giving effect to the principal distribution on such date), (C) the related Class M-2 Certificate Principal Balance (after giving effect to the principal distribution on such date), and (D) the related Class B Certificate Principal Balance immediately prior to such Distribution Date over the lesser of (A) 97% for the Fixed Rate Group (96.80% for the Variable Rate Group) of the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date and (B) the Scheduled Principal Balances of the Mortgage Loans in such Group on the preceding Due Date less approximately $597,260 for the Fixed Rate Group (approximately $1,737,045 for the Variable Rate Group).

         "Extra Principal Distribution Amount", for a Mortgage Loan Group and with respect to any Distribution Date, is (i) prior to the Stepdown Date, the excess of (A) the sum of (I) the aggregate Certificate Principal Balances of the Certificates of such Group and (II) approximately $1,791,780 for the Fixed Rate Group (approximately $5,558,544 for the Variable Rate Group) over (B) the Scheduled Principal Balances of the Mortgage Loans in such Group and (ii) on and after the Stepdown Date, the excess of (A) the sum of (I) the aggregate Certificate Principal Balances of the Certificates of such Group and (II) the greater of (x) 3% for the Fixed Rate Group (3.20% for the Variable Rate Group) of the Scheduled Principal Balances of the Mortgage Loans in such Group and (y) approximately $597,260 for the Fixed Rate Group (approximately $1,737,045 for the Variable Rate Group) over (B) the Scheduled Principal Balances of the Mortgage Loans in such Group.

         A "Subordinated Trigger Event", with respect to each Group and a Distribution Date after the Stepdown Date, exists if:

       (a) Realized Losses since the Cut-Off Date with respect to the Mortgage Loans in that Group as a percentage of the initial Scheduled Principal Balance of the Group exceed the percentage set out below with respect to a Distribution
Date:

    Distribution Date (inclusive)   Fixed Rate Group    Adjustable Rate Group
      August 1999 - July 2000            1.20%                  1.60%
      August 2000 - July 2001            1.90                   2.70
      August 2001 - July 2002            2.40                   3.40
      August 2002 - July 2003            2.80                   3.80
      August 2003 - July 2004            3.00                   4.10
      August 2004 and thereafter         3.10                   4.30

and

         (b) the Scheduled Principal Balance of the Mortgage Loans in that Group that, as of such Distribution Date are 60 or more days delinquent as a percentage of the Scheduled Principal Balance of the Mortgage Loans in that Group exceeds the percentage set out below with respect to a Distribution Date:

    Distribution Dates (inclusive)     Fixed Rate Group    Adjustable Rate Group
      August 1999 - July 2000               3.0%                   3.20%
      August 2000 - July 2001               3.0                    3.20
      August 2001 - July 2002               4.5                    4.26
      August 2002 - July 2003               4.5                    4.26
      August 2003 - July 2004               6.0                    6.40
      August 2004 and thereafter            6.0                    6.40

         "Stepdown Date", with respect to each Group, is the earlier to occur of
(i) the later to occur of (A) the Distribution Date in July 2000 and (B) the first Distribution Date on which (I) the Class A Certificate Principal Balance of such Group (less the Principal Funds for such Group on such date) is less than or equal to (II) 75.40% for the Fixed Rate Group (65.80% for the Variable Rate Group) of the Scheduled Principal Balances of the Mortgage Loans in such Group and (ii) the Distribution Date on which the Certificate Principal Balance of the related Class A Certificates has been reduced to zero.

         A "Trigger Event", with respect to each Group and a Distribution Date after the Stepdown Date, exists if the product, expressed as a percentage, of
(i) two times for the Fixed Rate Group (2.5 times for the Variable Rate Group)
(ii) the quotient of (A) the aggregate Scheduled Principal Balance of all 60 and over day delinquent Mortgage Loans for such Group and (B) the Scheduled Principal Balance of that Group as of the preceding Master Servicer Remittance Date equals or exceeds 24.60% for the Fixed Rate Group (34.20% for the Variable Rate Group).

Overcollateralization and Crosscollateralization Provisions

         As set forth below, Interest Funds and Principal Funds with respect to each Group not otherwise required to be distributed with respect to principal of and interest on the Offered Certificates will be required to be applied as an Extra Principal Distribution Amount with respect to a Mortgage Loan Group whenever the Scheduled Principal Balances of the Mortgage Loans in such Group do not exceed, by the required amount, the aggregate Certificate Principal Balances of the related Certificates.

         Realized Losses. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Mortgage Loan Group exceed the Scheduled Principal Balances of the Mortgage Loans in such Group, the Certificate Principal Balances of the Subordinated Certificates (but not the Class A Certificates) of such Group will be reduced, in inverse order of seniority, by an amount equal to such excess; such that any such excess will be applied first to reduce the Certificate Principal Balances of the related Class B Certificates until the Certificate Principal Balances thereof have been reduced to zero; second, to the related Class M-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero; and finally, to the Class M-1 Certificates until the Certificate Principal Balances thereof have been reduced to zero. If the Certificate Principal Balance of a Class of Subordinated Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds with respect to each Group not otherwise required to be distributed with respect to principal of and interest on the Offered Certificates will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

         On each Distribution Date, Interest Funds and Principal Funds with respect to each Group not otherwise required to be distributed with respect to principal of and interest on the Offered Certificates as described above will be required to be distributed as follows until fully distributed:

            (i)    the Extra Principal Distribution Amount for such Group;

           (ii) to the Class M-1 Certificates of such Group, any Interest Carry Forward Amount for such Class;

          (iii) to the Class M-1 Certificates of such Group, the any Unpaid Realized Loss Amount for such Class;

           (iv) to the Class M-2 Certificates of such Group, any Class M-2 the Interest Carry Forward Amount for such Class;

            (v) to the Class M-2 Certificates of such Group, any Class M-2 Unpaid Realized Loss Amount for such Class;

           (vi) to the Class B Certificates of such Group, any Class B Interest Carry Forward Amount for such Class;

          (vii) to the Class B Certificates of such Group, the Class B Unpaid Realized Loss Amount for such Class;

         (viii) for distribution to other Group to the extent that any of the amounts listed above with respect to the other Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth above;

           (ix) in the case of the Variable Rate Group, to the Variable Rate Certificates, in the order in which distributions of Current Interest are made, the Variable Rate Certificates Carryover;

            (x) if a Subordinated Trigger Event exists with respect to such Group, the excess of the related Principal Funds over the sum of related Class A, Class M-1, Class M-2 and Class B Principal Distribution Amounts to the Subordinated Certificates of such Group in reverse order of seniority; and

           (xi)    to the Retained Certificates, the remaining amount.

         "Applied Realized Loss Amount", with respect to any Class of the Subordinated Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such Class.

         "Realized Loss" is the excess of the Scheduled Principal Balance of a defaulted Mortgage Loan over the liquidation proceeds with respect thereto that are allocated to principal.

         "Unpaid Realized Loss Amount", with respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts to such Class on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not further reduce the Certificate Principal Balance of such Class.

Calculation of One Month LIBOR

         On the second business day preceding each Distribution Date other than the first Distribution Date (each such date, an "Interest Determination Date"), the Paying Agent will determine One Month LIBOR (as defined below).

         "One Month LIBOR" means, as of any Interest Determination Date, the rate for one-month U.S. dollar deposits ("LIBOR") which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Paying Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Class A Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Owners may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per Class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. See "DESCRIPTION OF THE CERTIFICATES -- Book Entry Procedures" and -- Global Clearance Settlement and Tax Documentation Procedures" in the Prospectus.

                                 THE AGREEMENT


         In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement. See also "THE AGREEMENT -- The Trustee", "-- Administration of Accounts", "-- Events of Default and Remedies", "-- Amendment", and "-- Termination" in the Prospectus.

Formation of the Trust

         On the Closing Date, the Trust will be created and established pursuant to the Agreement. On such date, the Depositor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates pursuant to the Agreement. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Certificates. The Depositor will provide to any prospective or actual Holder of Offered Certificates, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention: Secretary.

         The Trust created pursuant to the Agreement will consist of (a) the Mortgage Loans, (b) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (c) any Mortgaged Premises acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure, (d) the rights of the Trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained pursuant to the Agreement, (e) certain rights of the Depositor to the enforcement of representations and warranties made by the Seller relating to the Mortgage Loans and (f) the servicing agreements. On the Closing Date, the Depositor will also deposit with the Trustee an amount in respect of any Mortgage Loans that do not provide for a monthly payment prior to the first Distribution Date.

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Seller, the Depositor, the Servicers, the Master Servicer or the Trustee.

Reports to Certificateholders

         On each Distribution Date the Master Servicer is required to report in writing to each Holder of an Offered Certificate:


                  (i) with respect to each Class of Offered Certificates (based on a Certificate in the original principal amount of $1,000):

                           (a) the amount of the distributions on such Distribution Date;

                           (b) the amount of such distribution allocable to interest;

                           (c) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Shortfalls, repurchase amounts or other recoveries of principal included therein and any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss at, such Distribution Date;

                           (d) the principal balance after giving effect to any distribution allocable to principal; and

                           (e)      any Interest Carry Forward Amount;

                  (ii) the weighted average of the mortgage interest rates on the Mortgage Loans in each Group less the Servicing and Master Servicing Fee Rates;

                  (iii) the largest Mortgage Loan balance outstanding in each Group;

                   (iv) the Servicing Fees and Master Servicing Fees allocable to each Group;

                    (v) One-Month LIBOR on the most recent Interest Determination Date; and

                   (vi) the Pass-Through Rates for the Variable Rate Certificates for the current Accrual Period.

Delivery and Substitution of Mortgage Loans

         If any Mortgage Loan proposed to be included in the Mortgage Loan Groups is not delivered with all the required documentation on the Closing Date, the Depositor intends to deposit cash on an interim basis with the Trustee in an amount equal to the Scheduled Principal Balance of any such Mortgage Loan, plus applicable interest on the amount of cash deposited. If cash is deposited, the Depositor will use its reasonable best efforts to provide the Trustee with Mortgage Loans consistent with the terms hereof before a specified Distribution Date.

         Under the limited circumstances specified in the Agreement, certain mortgage loans may be substituted for Mortgage Loans initially delivered to the Custodian. It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pools, as set forth above. See "THE TRUSTS -- The Mortgage Assets -- Substitution of Mortgage Assets" in the Prospectus.

The Trustee, Certificate Registrar, Paying Agent and the Custodian

         Citibank, N.A., a national banking association, will act as Trustee of the Trust. The mailing address of the Trustee's Corporate Trust Office is 120 Wall Street, New York, New York 10043, and its telephone number is (212) 412-6179. Texas Commerce Bank National Association will act as Certificate Registrar and Paying Agent for the Certificates and as Custodian of the Mortgage Loans and its telephone number is (713) 216-4181. The mailing address of the Certificate Registrar and Paying Agent is 601 Travis, Houston, Texas 77002. The mailing address of the Custodian's office is 801 West Greens Road, Suite 200, Houston, Texas 77067.

Voting Rights

         The voting rights of the Trust will be allocated as follows: 1% to each Class of the Retained Certificates and 98% to the Classes of Offered Certificates in proportion to their respective outstanding Certificate Principal Balances.

Termination of the Trust

         The Agreement provides that the Trust will terminate upon the payment to the Holders of all Certificates of all amounts required to be paid to such Holders upon the last to occur of: (a) the final payment or other liquidation (or any advance made with respect hereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust and (c) at any time when a qualified liquidation (as defined in the Code) of the Trust is effected as described below.

Termination

         Auction Sale. The Agreement requires that, within ninety days following the date on which the Certificate Principal Balance of the Offered Certificates have declined to less than 10% of their Initial Certificate Principal Balance (such date, the "Auction Sale Bid Date"), the Master Servicer shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If a satisfactory bid is received, the net sale proceeds will be distributed to the Offered Certificates to retire the outstanding Certificate Principal Balance of the Offered Certificates plus accrued interest and any balance of the net sale proceeds will be distributed to the Retained Certificates. If a satisfactory bid is not received, the Master Servicer shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust (the "Auction Sale") must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Code, including, without limitation, the requirement that the qualified liquidation take place over a period not to exceed 90 days. If the Auction Sale has not occurred by the 90th day following the Auction Sale Bid Date (such date, the "Step-Up Date"), the Pass-Through Rate of the Class AF-6 and Class AF-7 Certificates and each Class of Variable Rate Certificates will be increased as provided under "Certificates Offered" in the Summary for each Distribution Date occurring thereafter.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that each REMIC established under the Agreement does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, Holders of a majority in Percentage Interests represented by the Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation.

Sale of Mortgage Loans

         On the Closing Date the Depositor will sell without recourse to the Trust all its right, title and interest in each Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Trustee, all scheduled payments due on each Mortgage Loan on or after the Cut-Off Date and all principal and interest collected on each such Mortgage Loan on or after the Cut-Off Date.

         In connection with the sale of Mortgage Loans, the Depositor will be required to deliver to the Custodian a file with respect to each Mortgage Loan consisting of (i) the original note endorsed in blank or to the order of the Trustee or the Custodian with all prior and intervening endorsements; (ii) the original recorded security instrument or a certified copy, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the Servicer or the title company providing title insurance or the closing/settlement-escrow agent or the closing attorney; (iii) each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related Servicer, Trustee or Custodian or if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the Servicer; (iv) if an assignment of the security instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the security instrument from such Servicer in blank or to the Trustee or Custodian in recordable form; (v) an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and (vi) if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any. The Custodian is required to review each such file on or before the Closing Date and again prior to the first anniversary of the Closing Date and to deliver to the Depositor and the Master Servicer a certification as to the completeness of the file for each Mortgage Loan, with any applicable exceptions noted.

         On the Closing Date, the Depositor will also assign to the Trustee all the Depositor's right, title and interest in the Sales Agreement insofar as it relates to the representations and warranties made therein by the Seller in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee or the Master Servicer of a breach of any such representation, warranty or covenant which materially and adversely affects the interests of the Holders of the Certificates, such party will promptly notify the Depositor and the Seller. The Seller will have 60 days from its discovery or its receipt of such notice to cure such breach or, if required, to repurchase the Mortgage Loan or to substitute a qualified substitute mortgage loan.

Events of Default

         The Master Servicer will have the right to direct the termination of a Servicer in the event of a breach by such Servicer under its servicing agreement. In the event of such termination, the Master Servicer will be required to appoint a successor servicer to assume the obligations of such Servicer under the servicing agreement, including the obligation to make advances (the Master Servicer will not be obligated to pay Month End Interest). See "THE MORTGAGE LOAN POOL -- Advances and Month End Interest" in this Prospectus Supplement. If the Master Servicer is unable to appoint a successor servicer, the Trustee will appoint or petition a court of competent jurisdiction for the appointment of a suitable mortgage loan servicing institution to act as successor servicer. Pending such appointment, the Master Servicer will be obligated to service the Mortgage Loans. Any successor servicer, including the Trustee, will be entitled to compensation arrangements similar to (but no greater than) those provided to the predecessor Servicer. See "SERVICING OF THE MORTGAGE LOANS -- General" in the Prospectus.

Governing Law

         The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trustee will cause elections to be made to treat certain assets of the Trust as REMICs for federal income tax purposes. The assets of the Pooling REMIC will consist of the Mortgage Loans and substantially all other property in the Trust; the Pooling REMIC will issue uncertificated interests (the "Pooling REMIC Regular Interests"), which will be designated as the regular interests in the Pooling REMIC, and the Class R Certificates, which will be designated as the residual interest in the Pooling REMIC. The assets of the Issuing REMIC will consist of the Pooling REMIC Regular Interests; the Issuing REMIC will issue the Offered Certificates and the Class C Certificates, which will be designated as the regular interests in the Issuing REMIC, and the Class R Certificates, which will be designated as the residual interest in the Issuing REMIC.

         In the opinion of Arter & Hadden, counsel to the Depositor, for federal income tax purposes, assuming (i) the REMIC elections are made, (ii) the Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transactions described herein are completed on substantially the terms and conditions set forth herein and
(iv) compliance with the Agreement, each REMIC will be treated as a REMIC and each Class of Offered Certificates will be treated as "regular interests" in the Issuing REMIC and generally will be treated as debt instruments issued by the Issuing REMIC. Holders of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

         As a result of the qualification of the Pooling REMIC and the Issuing REMIC as REMICs, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date. The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the beneficial owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Offered Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements (and entities whose underlying assets include plan assets by reason of such a plan's or arrangement's investment in such entities) to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS -- Plan Asset Regulations," "-- Prohibited Transaction Class Exemption," "-- Tax Exempt Investors" and "-- Consultation with Counsel" in the Prospectus.

         Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons" under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

         The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any exemption, the purchase, sale or holding of any Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         The DOL has issued to Merrill Lynch, Pierce Fenner & Smith Incorporated, an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provision of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, relating to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations with respect to which Merrill Lynch, Pierce Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; provided that the conditions and requirements of the Exemption are met. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemption to apply to the Class A Certificates are the following:

                  (1) the acquisition of Class A Certificates by a Plan is on terms (including the price therefor) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

                  (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust must also meet the following requirements:

                  (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Certificates because the Subordinated Certificates are subordinate to certain other Classes of Certificates. Accordingly, Plans may not purchase the Subordinated Certificates, except that any insurance company may purchase Subordinated Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase the Subordinated Certificates for its general account should consider whether such relief would be available. Under the Agreement, Subordinated Certificates may not be transferred to a transferee that acknowledges that it is a Plan investor unless such transferee provides the Certificate Registrar and Master Servicer with a Benefit Plan Opinion. The transferee of a Subordinated Certificate that does not furnish a Benefit Plan Opinion is deemed, by virtue of its acquisition of a Subordinated Certificate to have represented that it is not a Plan investor. A Benefit Plan Opinion is to the effect that the proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations, (ii) give rise to any fiduciary duty under ERISA on the part of the Seller, the Depositor, a Servicer, the Master Servicer or the Trustee or (iii) result in, or be treated as, a prohibited transaction under
Section 406 or 407 of ERISA or section 4975 of the Code (which opinion shall not be a cost or expense of the Seller, the Master Servicer, or the Trustee).

                                    RATINGS

         It is a condition of the issuance of the Offered Certificates that they receive ratings set forth under Ratings in the Summary.

         The ratings do not represent any assessment of the likelihood or rate of principal prepayments, or the likelihood that any Variable Rate Certificates Carryover will be paid.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York, 10004, and Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Class AV-1 and Class MV-1 Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, they will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

         Although the Class A Fixed Rate Certificates and Class MF-1 Certificates expected to be rated in one of the two highest rating categories by Moody's and Fitch, such Certificates will not constitute "mortgage related securities" for purposes of SMMEA because some of the Mortgage Loans in the Fixed Rate Group are secured by second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in those Certificates.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, the Depositor has agreed to cause the Trust to sell and the Underwriters named below (the "Underwriters") have severally agreed to purchase the principal amount of Offered Certificates set forth below.



                   Merrill Lynch, Pierce       Prudential Securities                                 PaineWebber
    Class       Fenner & Smith Incorporated       Incorporated           Lehman Brothers Inc.       Incorporated
     AF-1                 $7,500,000                 $7,500,000
     AF-2                  5,000,000                  5,000,000
     AF-3                 15,500,000                15,5000,000
     AF-4                  4,500,000                  4,500,000
     AF-5                  8,000,000                  8,000,000
     AF-6                  5,000,000                  5,000,000
     AF-7                  7,776,000                  7,776,000
     MF-1                  1,045,000                  1,045,000
     MF-2                  3,583,500                  3,583,500
      BF                   1,821,500                  1,821,500
     AV-1                102,746,350                 73,390,250                $58,712,200             $58,712,200
     MV-1                  4,863,600                  3,474,000                  2,779,200               2,779,200
     MV-2                  9,423,400                  6,731,000                  5,384,800               5,384,800
      BV                   4,559,800                  3,257,000                  2,605,600               2,605,600

         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

         Proceeds to the Depositor are expected to be approximately $465,573,989, plus accrued interest, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be $440,000. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         Certain of the Mortgage Loans may have been the subject of financing provided by affiliates of the Underwriters.

                             CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor and the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will also be passed upon for the Depositor by Arter & Hadden, Washington, D.C. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Brown & Wood LLP, Washington, D.C.




                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS



2/28/LIBOR Mortgage Loans...........................4
3/27/LIBOR Mortgage Loans...........................4
Actuarial Loans....................................18
Agreement...........................................2
Applied Realized Loss Amount.......................34
Asset Proceeds Account.............................29
Bank...............................................18
Beneficial Owners...................................8
Book Entry Certificates............................34
Cede................................................8
CEDEL...............................................8
Certificate Principal Balance.......................1
Certificate Registrar...............................3
Class A Principal Distribution Amount..............31
Class AF-1..........................................1
Class AF-2..........................................1
Class AF-3..........................................1
Class AF-4..........................................1
Class AF-5..........................................1
Class AF-6..........................................1
Class AF-7..........................................1
Class AF-7 Distribution Amount.....................31
Class AV-1..........................................1
Class B Principal Distribution Amount..............32
Class BF............................................1
Class BV............................................1
Class M-1 Principal Distribution Amount............31
Class M-2 Principal Distribution Amount............32
Class MF-1..........................................1
Class MF-2..........................................1
Class MV-1..........................................1
Class MV-2..........................................1
Closing Date........................................3
Code................................................9
Credit Enhancement..................................5
Current Interest...................................30
Cut-Off Date........................................3
D&P................................................39
Denominations.......................................2
Depositor...........................................2
Distribution Date...................................5
DOL................................................39
DTC.................................................8
Due Period..........................................7
ERISA...............................................9
Euroclear...........................................8
European Depositaries...............................9
Exemption..........................................39
Extra Principal Distribution.......................32
Fitch...............................................8
Fixed Rate Group....................................3
FNMA...............................................10
Group...............................................3
Holder.............................................28
Interest Carry Forward Amount......................30
Interest Determination Date........................34
Last Scheduled Distribution Dates...................1
Master Servicer.....................................2
Master Servicer Remittance Date....................29
Master Servicing Fee................................7
Master Servicing Fee Rate...........................4
Modeling Assumptions...............................23
Month End Interest.................................21
Mortgage Loan Group.................................3
Mortgaged Premises..................................3
Mortgages...........................................3
Mortgagor..........................................18
One Month LIBOR.....................................2
Participants.......................................35
Paying Agent........................................3
Percentage Interest................................29
Permitted Investments..............................29
Plan...............................................38
Plan Asset Regulation..............................39
Principal Distribution Amount......................31
Principal Funds....................................29
Realized Loss......................................34
Record Date.........................................5
REMIC...............................................9
Restricted Group...................................40
Servicer............................................3
Servicers...........................................3
Servicing Fee.......................................7
Servicing Fee Rate..................................7
Six Month LIBOR.....................................4
Six Month LIBOR Mortgage Loans......................4
SMMEA..............................................40
Stepdown Date......................................33
Substitution Shortfall.............................29
Trigger Event......................................33
Trust...............................................1
Trustee.............................................3
Two Step/LIBOR Mortgage Loans.......................4
Underwriter........................................41
Unpaid Realized Loss Amount........................34
Variable Rate Available Funds Cap...................2
Variable Rate Certificates Carryover................2
Variable Rate Group.................................3
Weighted average life..............................22

                                  [SAXON LOGO]

                         SAXON ASSET SECURITIES COMPANY
                                   (Depositor)

                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                              (Issuable in Series)

         This Prospectus relates to Mortgage Loan Asset Backed Certificates (the "Certificates") to be issued from time to time in one or more Series (each, a "Series") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Series of Certificates will be issued by a separate trust (each, a "Trust") and will evidence beneficial ownership interests in one or more segregated pools of mortgage-related assets as described herein (the "Mortgage Assets") and certain other assets.

         Each Series of Certificates will be issued in one or more classes (each, a "Class"). One or more Classes of Certificates of a Series may be subordinated in right to receive distributions and be subject to allocation of losses in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement. Each Series of Certificates will be entitled to receive distributions at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust. The Depositor or an affiliate of the Depositor may make or obtain for the benefit of any Series of Certificates limited representations and warranties with respect to the Mortgage Assets included in the related Trust. Neither the Depositor nor any affiliate of the Depositor will have any other obligation with respect to any Series of Certificates.

         The yield on each Series of Certificates will be affected by, among other things, the rate and timing of payments of principal (including prepayments) of the Mortgage Assets included in the related Trust. Each Series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat the related Trust or specified portions thereof as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         See "RISK FACTORS" herein at page 85 and in the related Prospectus Supplement. Prospective purchasers should carefully review the information in the related Prospectus Supplement concerning the risks associated with different types and Classes of Certificates.

         See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

         THE CERTIFICATES OF EACH SERIES WILL BE ENTITLED TO PAYMENT ONLY FROM THE ASSETS OF THE RELATED TRUST. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              --------------------

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION" herein. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                              --------------------

                The date of this Prospectus is February 19, 1997

                                TABLE OF CONTENTS

                                                           Page

PROSPECTUS SUMMARY............................................1
RISK FACTORS..................................................5
DESCRIPTION OF THE CERTIFICATES...............................8
     General..................................................8
     Classes of Certificates..................................8
     Book-Entry Procedures....................................9
     Global Clearance, Settlement and Tax
       Documentation Procedures..............................12
     Allocation of Distributions.............................14
     Allocation of Losses and Shortfalls.....................15
     Mortgage Assets.........................................16
     Optional Termination....................................16
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS................16
THE TRUSTS...................................................18
     Assignment of Mortgage Assets...........................18
     The Mortgage Loans--General.............................19
     Single Family Loans.....................................20
     Cooperative Loans.......................................21
     Multi-Family Loans......................................21
     Junior Mortgage Loans...................................21
     Home Improvement Loans..................................22
     Home Equity Lines of Credit.............................22
     Repurchase of Converted Mortgage Loans..................22
     Repurchase of Delinquent Mortgage Loans.................23
     Substitution of Mortgage Loans..........................23
     Mortgage-Backed Securities..............................23
     Pre-Funding Account.....................................24
     Asset Proceeds Account..................................24
CREDIT ENHANCEMENT...........................................25
     General.................................................25
     Subordination...........................................25
     Certificate Guaranty Insurance Policies.................26
     Overcollateralization...................................26
     Cross Support...........................................26
     Mortgage Pool Insurance Policies........................27
     Special Hazard Insurance Policies.......................27
     Bankruptcy Bonds........................................28
     Reserve Funds...........................................29
     Other Credit Enhancement................................29
ORIGINATION OF MORTGAGE LOANS................................29
     General.................................................29
     Representations and Warranties..........................30
SERVICING OF MORTGAGE LOANS..................................31
     General.................................................31
     Payments on Mortgage Loans..............................32
     Advances................................................32
     Collection and Other Servicing Procedures...............33
     Primary Mortgage Insurance Policies.....................33
     Standard Hazard Insurance Policies......................34
     Maintenance of Insurance Policies; Claims
       Thereunder and Other Realization Upon
       Defaulted Mortgage Loans..............................35
     Modification of Mortgage Loans..........................35
     Evidence as to Servicing Compliance.....................36
     Events of Default and Remedies..........................36
     Master Servicer Duties..................................36
     Special Servicing Agreement.............................37
THE AGREEMENT................................................37
     The Trustee.............................................37
     Administration of Accounts..............................38
     Reports to Certificateholders...........................38
     Events of Default and Remedies..........................38
     Amendment...............................................39
     Termination.............................................40
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................40
     General.................................................40
     The Mortgage Loans......................................40
     Foreclosure.............................................41
     Junior Mortgage Loans; Rights of Senior
       Mortgagees............................................43
     Right of Redemption.....................................44
     Anti-Deficiency Legislation and Other
       Limitations on Lenders................................45
     Soldiers' and Sailors' Civil Relief Act of 1940.........45
     Environmental Considerations............................46
     "Due-on-Sale" Clauses...................................47
     Enforceability of Certain Provisions....................47
THE DEPOSITOR................................................47
USE OF PROCEEDS..............................................48
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................48
     REMIC Certificates......................................48
     Securities Classified as Partnership Interests..........69
     State and Local Taxation................................69
STATE TAX CONSIDERATIONS.....................................69
ERISA CONSIDERATIONS.........................................69
LEGAL INVESTMENT MATTERS.....................................71
PLAN OF DISTRIBUTION.........................................72
AVAILABLE INFORMATION........................................73
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE..................................................73
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.................74


                         REPORTS TO CERTIFICATEHOLDERS

         The Depositor will cause to be provided to the Certificateholders of each Series periodic and annual reports concerning the Certificates of such Series and the related Trust as described herein and in the related Prospectus Supplement. See "THE AGREEMENT -- Reports to Certificateholders."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement and in the Agreement with respect to such Series.

Depositor:                        Saxon Asset Securities Company (the
                                  "Depositor"), a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage
                                  Services,  Inc., a Virginia corporation
                                  ("Dominion Mortgage"). Neither Dominion
                                  Resources nor the Depositor has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Depositor are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Depositor is
                                  (804) 967-7400.  See "THE DEPOSITOR."

Sellers: Saxon Mortgage, Inc. ("SMI"), a wholly owned subsidiary of Dominion Mortgage and an affiliate of the Depositor, and one or more other mortgage originators named in the related Prospectus Supplement (each a "Seller").

Certificates Offered:             Mortgage Loan Asset Backed Certificates (the
                                  "Certificates"), issuable in one or more
                                  Series  (each, a "Series"), all as more fully
                                  described in the related Prospectus
                                  Supplement.   The Certificates of each Series
                                  will be issued by a separate trust (each, a "Trust") and will evidence beneficial ownership interests in one or more segregated pools of Mortgage Assets and certain other assets. Each Series of Certificates will be issued in one or more classes (each, a "Class") as specified in the related
                                  Prospectus Supplement. The Certificates of each Series will be entitled to payment only from the assets of the related Trust.

                                  The Certificates of any Class of any  Series
                                  (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions and be subject to allocation of losses in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions only after the occurrence of specified events, (v) may be entitled to receive distributions in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

                                  The Certificates of  each Series will be
                                  issued  as fully registered certificates in
                                  certificated or book-entry form in  the
                                  authorized denominations specified in  the
                                  related Prospectus Supplement.  Neither the
                                  Certificates nor the underlying  Mortgage
                                  Assets will be guaranteed or insured by any
                                  governmental agency or instrumentality or by the Depositor, any Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. The Depositor, a Seller or one of their affiliates may retain or hold for sale from time to time one
                                  or more Classes of Certificates.   See
                                  "DESCRIPTION OF THE CERTIFICATES."

Agreement:                        Each Series of Certificates will be  issued
                                  pursuant to one or more  trust agreements or
                                  pooling and  servicing agreements (each, an
                                  "Agreement") with  the Depositor and the
                                  trustee  (the "Trustee") identified in the
                                  related Prospectus Supplement.  Pursuant to an
                                  Agreement, the Depositor  will assign and
                                  transfer the Mortgage Assets and other  assets
                                  to be included in the related Trust to the
                                  Trustee in exchange for a Series of
                                  Certificates.  See "THE TRUSTS   Assignment of
                                  Mortgage Assets."

Distributions:                    The Prospectus Supplement for  each Series of
                                  Certificates will specify (i)  whether
                                  distributions with respect to such
                                  Certificates will be made monthly, quarterly,
                                  semi-annually or at other intervals, (ii) the
                                  date for each such  distribution (each, a
                                  "Distribution Date"), and (iii) the amount  of
                                  each such distribution allocable to principal
                                  and interest.   The amount available  to be
                                  distributed on each Distribution Date with respect to each Series of Certificates will be determined as set forth in the related
                                  Agreement and will be described in the related
                                  Prospectus Supplement.  See "DESCRIPTION OF
                                  THE CERTIFICATES  -- Allocation of
                                  Distributions."

                                  The Scheduled  Principal Balance of the
                                  Mortgage Assets and the amount of any other assets included in the Trust for each Series of Certificates (including amounts held in any Pre- Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series. See "DESCRIPTION OF THE CERTIFICATES -- Valuation of Mortgage Assets."

Mortgage Assets:                  The Mortgage Assets assigned or transferred to
                                  the Trust for a Series may consist of one or more of the following:

  A.  Mortgage Loans:             "Mortgage Loans"  may include:  (i) one- to
                                  four-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties (or participation interests in such loans) ("Single Family
                                  Loans"), (ii) loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the Cooperatives (or participation interests in such loans)
                                  ("Cooperative Loans"), (iii) multi-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties, including buildings owned by Cooperatives (or participation interests in such loans) ("Multi-Family Loans"), (iv) home improvement mortgage loans secured by first, second or more junior liens on various types of properties (or participation interests in such loans) ("Home Improvement Loans"), and
                                  (v) home equity lines of credit ("HELOCs").

  B.  Mortgage-Backed
        Securities                "Mortgage-Backed Securities" may include (i)
                                  private (that is not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participation or pass- through certificates or other mortgage-backed securities
                                  (representing either debt or equity) or (ii) securities insured or guaranteed by Federal
                                  National Mortgage Association ("FNMA"),
                                  Federal Home Loan Mortgage Corporation
                                  ("FHLMC") or Government National Mortgage
                                  Association ("GNMA").  See "THE TRUSTS --
                                  Mortgage-Backed Securities."

Pre-Funding Account:              If so  specified in the related Prospectus
                                  Supplement,  a Trust may enter into an
                                  agreement (each, a "Pre-Funding Agreement") with the Depositor under which the Depositor transfers additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") a portion of the proceeds received by the Trustee in connection with the sale of Certificates of the related
                                  Series. Additional Mortgage Assets will thereafter be transferred to the related
                                  Trust in exchange for money released to the Depositor from the related Pre-Funding
                                  Account. If all moneys originally deposited in such Pre-Funding Account are not applied to the acquisition of additional Mortgage Assets by the end of the period specified in the Pre- Funding Agreement (which may not exceed three months), then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. See "THE
                                  TRUSTS -- Pre-Funding Account."

Servicer:                         One  or more  servicers (each, a  "Servicer"),
                                  which may  include an affiliate  of the
                                  Depositor, will perform certain customary servicing functions with respect to the Mortgage Loans included in the Trust for any Series of Certificates. See "SERVICING OF
                                  MORTGAGE LOANS."

Master Servicer:                  If specified in the Prospectus Supplement  for
                                  a Series, a master servicer (the "Master
                                  Servicer"),  which may include an affiliate of
                                  the Depositor, will  perform, directly or
                                  indirectly through one  or more sub-servicers,
                                  certain administrative  and supervisory
                                  functions  with respect to  the Mortgage
                                  Assets  included in the  related Trust.   See
                                  "SERVICING  OF MORTGAGE LOANS."

Special Servicer:                 If specified in the  Prospectus Supplement for
                                  a Series,  a special servicer (a "Special
                                  Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted Mortgage Loans or Mortgage Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO
                                  Properties").

Assets Proceeds
  Account: If so specified in the Prospectus Supplement for a Series, the Servicers of the Mortgage Loans included in the related Trust and, to the limited extent described herein, the Master Servicer are, obligated to advance funds to such Trust to cover (i) delinquent payments on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable
                                  attorney's fees ("Advances").   Any such
                                  advance obligation may be limited to amounts
                                  deemed to be recoverable from late payments or liquidation proceeds, to amounts due holders of specified Classes of Certificates of the related Series, to specified periods of time, to certain dollar amounts or to any combination of the foregoing, in each case as specified in the related Prospectus
                                  Supplement.   Any such Advance  will be
                                  recoverable as  specified in the  related
                                  Prospectus  Supplement.   See "SERVICING OF
                                  MORTGAGE LOANS -- General" and " -- Advances."

Credit Enhancement:               If so specified in the Prospectus Supplement
                                  for  a Series, the related Trust may include,
                                  or the related Certificates may be entitled
                                  to the benefits of, certain ancillary or
                                  incidental assets intended  to provide  credit
                                  enhancement for  the ultimate  or timely
                                  distribution  of proceeds  from the Mortgage
                                  Assets to  the holders of  such Certificates,
                                  including reserve accounts, insurance
                                  policies, guaranties, surety  bonds, letters
                                  of credit, guaranteed investment  contracts,
                                  swap agreements and option agreements.   In
                                  addition, if so specified  in the Prospectus
                                  Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support.
                                  The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.
                                  See "CREDIT ENHANCEMENT."

Optional Termination:             To the extent and under the circumstances
                                  specified in the Prospectus Supplement for a Series, the early retirement of the Certificates of such Series may be effected.
                                  See "DESCRIPTION OF THE CERTIFICATES --
                                  Optional Termination."

Certain Federal Income
  Tax Consequences:               The federal  income tax consequences to  the
                                  holders of the Certificates of any Series will depend on, among other factors, whether an election is made to treat the related

                                  Trust or specified portions thereof as "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code") or, if no REMIC election is made, whether the Certificates are considered to be Pass-Through Certificates or Strip Certificates. The Prospectus Supplement for each series of Certificates will specify whether a REMIC election will be made. Investors are urged to consult their tax advisors concerning the application of federal income tax laws to their particular situations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

Legal Investment
  Matters: If so specified in the related Prospectus Supplement, the Certificates of the related Series will constitute "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. If so specified in the related Prospectus Supplement, all or certain Classes of Certificates may not constitute "mortgage-related securities" under SMMEA. Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities." See "LEGAL INVESTMENT MATTERS" herein and in the related Prospectus Supplement.

ERISA Considerations:             Fiduciaries of  employee benefit plans or
                                  other retirement plans or arrangements,
                                  including individual  retirement accounts,
                                  certain Keogh plans, and collective investment
                                  funds, separate accounts and insurance company
                                  general accounts in  which such plans,
                                  accounts or arrangements  are invested, that
                                  are subject to the  Employee Retirement Income
                                  Security Act of 1974,  as amended ("ERISA"),
                                  or the Code, should carefully  review with
                                  their legal advisors whether an investment in
                                  Certificates will cause the assets of the
                                  related Trust to  be considered plan assets
                                  under the Department of Labor ("DOL")
                                  regulations set forth in 29  C.F.R. Section
                                  2510.3-101 (the "Plan Asset Regulations"),
                                  thereby subjecting the Trustee and the  Master
                                  Servicer to the fiduciary responsibility
                                  standards of  ERISA, and whether the purchase,
                                  holding or  transfer of Certificates gives
                                  rise to  a transaction that is prohibited
                                  under ERISA  or subject to the  excise tax
                                  provisions  of Section 4975  of the Code.
                                  Certain  Classes of Certificates  may not be
                                  offered for sale  or transferable to  Plans
                                  (as defined  herein).   See "ERISA
                                  CONSIDERATIONS" herein and in the related
                                  Prospectus Supplement.

Ratings: Each Class of Certificates offered hereby and by the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency").

Risk Factors:                     An  investment in the Certificates will be
                                  subject to one or more risk factors, including declines in the value of Mortgaged Premises, prepayment of Mortgage Loans, limitations on credit enhancement, consumer credit laws affecting the Mortgage Assets, the risk of higher losses with respect to particular types of Mortgage Loans and various other factors. See "RISK FACTORS" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors and the risk factors identified in the related Prospectus Supplement in connection with a purchase of the Certificates of any Series. See "Risk Factors" in the related Prospectus Supplement.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, any Seller, any Servicer, any Master Servicer or any Trustee or any of their affiliates and will not be insured by any government agency or instrumentality. Each Trust is expected to have no significant assets other than the Mortgage Assets and any other assets assigned
to the  Trust by  the Depositor.   Prospective purchasers  of the  Certificates
of a Series must rely primarily upon payments on the related Mortgage Assets, the security therefor and the sources of credit enhancement, if any, identified in the related Prospectus Supplement. The related Mortgage Assets will not be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement.

         Limitations on Credit Enhancement. The credit enhancement, if any, for any Series of Certificates may be limited in amount and may be subject
to periodic  reduction in  accordance  with a  schedule  or formula.    In
addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other
types of  losses.   The Trustee may  be permitted  to reduce,  terminate or
substitute all or a portion of the credit enhancement for any Series of Certificates to the extent specified in the related Prospectus Supplement. See "CREDIT ENHANCEMENT."

         Declining Real Estate Market. If the residential real estate market in general or a regional or local area where the Mortgage Assets for a Trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced
in  the mortgage  lending  industry.   To  the  extent  such losses  are  not
covered by credit enhancement, holders of the Certificates of the related Series will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         Bankruptcy.   The Sellers and the Depositor intend that  the transfers
of the Mortgage Assets to the Depositor and, in turn, to the related Trust constitute sales rather than pledges to secure indebtedness for insolvency purposes. If a Seller were to become a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that Seller
might argue that such transfers were pledges rather than sales.   This position,
if argued or accepted by a court, could result in a delay in or reduction of distributions on the Certificates of the related Series.

         Regulatory Risks. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including
the federal bankruptcy laws, the federal Soldiers   and Sailors  Civil Relief
Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of
a mortgage  or deed of trust.   Numerous federal and some state consumer
protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act,
Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of
the  mortgage loans.   See "CERTAIN LEGAL  ASPECTS OF MORTGAGE LOANS --
Anti-Deficiency Legislation and Other Limitations on Lenders."

         Modification of Mortgage Loans May  Delay or Reduce Certificate
Payments.   With respect to a Mortgage Loan on  which a material  default has occurred  or a  payment default  is  imminent, the  related Servicer,  may enter
into a  forbearance or modification  agreement with the borrower.   The terms of
any such forbearance or modification agreement may affect the amount and timing of payments on the Mortgage Loan and, consequently, the amount and timing of
payments on one or more  Classes of the related Series of Certificates.   For
example, a modification  agreement that results in  a lower Mortgage Interest

Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS -- Modification of Mortgage Loans."

         Payment Considerations.    The  prepayment  experience  on  the
Mortgage  Assets  underlying  a  particular  Series  of Certificates will affect
(i) the average life of each Class of such Certificates and (ii) for Certificates purchased at a price other than par, the effective yield on such Certificates. The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be
expected to decrease.   Prepayments may  also result  from foreclosure,
condemnation and other dispositions of the Mortgaged Premises (including amounts paid by insurers under applicable insurance policies), from the repurchase of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or from the deposit of certain amounts in respect of the delivery of a substitute Mortgage Loan), from the repurchase of Mortgage Loans modified in lieu of refinancing, from the repurchase of any liquidated Mortgage Loan or delinquent Mortgage Loan, if applicable, or from the repurchase by the Depositor of all the Certificates of a Series or all the Mortgage Loans or Mortgage Certificates in certain
circumstances.   The  yields  realized by  the  holders of  certain Certificates of a Series with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments on the Mortgage Assets of the
related  Trust.   No assurance can be  given as to the  prepayment experience of
the mortgage loans  underlying any  Series  of Certificates.   Each  prospective
investor must make its own decision as to the appropriate prepayment assumption. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

         Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates. Certain Classes of Certificates may not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be restricted as to transferability to certain
entities.   Any restrictions  on the  purchase or transferability of  the
Certificates of a Series may have a negative effect on the development of a secondary market for such Certificates. See "LEGAL INVESTMENT MATTERS."

         Book-Entry Certificates.   If so specified in the  related Prospectus
Supplement, certain Certificates of  a Series may initially be registered in
book-entry form ("Book-Entry Certificates").   Issuance of  the Certificates in
book-entry form may reduce the liquidity of such Certificates in the secondary market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. In addition, since transfers of Book-Entry Certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a Book-Entry Certificate, may be impaired since physical certificates representing the Certificates will generally not
be available.   Certificateholders may experience  some delay in their receipt of distributions of interest on and principal of the Book-Entry Certificates because distributions may be required to be forwarded by the Trustee through book-entry system participants which thereafter will be required to credit them to the accounts of the applicable Certificates, whether directly or indirectly through financial intermediaries. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Procedures."

         Limited Nature of Ratings. The rating of Certificates credit-enhanced through external credit enhancement, such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the provider of such external credit enhancement. Any lowering of the rating assigned to the claims-paying ability of any such provider below the rating initially given to the Certificates of the related Series would likely result in a lowering of the rating assigned to such Certificates. Any such rating is not a recommendation to buy, sell or hold Certificates and is subject to revision or withdrawal at any
time by the  Rating Agency issuing such rating.   The Depositor will not be
obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the Certificates of any Series.

         Original Issue Discount.   Compound Interest Certificates and certain
other Classes of Certificates that are entitled only to interest distributions will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes. The holder of a

Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such
income.   Accrued but  unpaid interest on such  Certificates generally will  be treated as original issue discount for this purpose. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

         Balloon Loans.   A portion  of the Mortgage  Assets may include
"balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loans in a single payment at maturity ("Balloon
Loans").   Balloon Loans provide for  equal monthly payments,  consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially
larger  than the  regular scheduled  payments.   The Depositor  does not  have
any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated
with  fully-amortizing Mortgage Loans.   The ability  of a borrower  to repay  a
Balloon Loan at maturity frequently will depend upon such borrower's ability to refinance such loan. Neither the Depositor nor the Trustee is obligated
to  obtain refinancing.   Any loss  on a Balloon  Loan resulting from a
borrower's inability to obtain refinancing will be borne by Certificateholders if not covered by credit enhancement.

         Junior  Loans.   A  portion of  the  Mortgage Assets  may  include
loans secured by second or more junior liens on residential properties. Because the rights of a holder of a second or more junior lien are subordinate to the rights of senior lienholders, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would
the  position of  the senior lienholders.   In the event  of a default  by the
related borrower, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses. See "THE TRUSTS -- Junior Mortgage Loans."

         Non-Owner Occupied Mortgage Premises. A portion of the Mortgage Assets may be secured by liens on Mortgaged Premises which are not owner
occupied.   It is possible that the  rate of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than on Mortgage Loans secured by liens on Mortgaged Premises which are the primary residences of the owner.

         Non-Conforming  Credits.   All or  a portion  of the  Mortgage Assets
may consist of mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines and changes in the values of the Mortgaged Premises may have a greater effect on the loss experience of such Mortgage Loans than on mortgage loans originated in
accordance with FNMA or FHLMC underwriting guidelines.   Each prospective
investor must make its own decision as to the effect of non-conforming credits upon the delinquency, foreclosure, and prepayment experience of the
Mortgage  Loans.   See "ORIGINATION OF  MORTGAGE LOANS."

         Delinquent Mortgage Loans.  All or a portion of the Mortgage Loans may
be delinquent  upon the issuance of  the related Certificates.   Credit
enhancement provided with respect to a particular Series of Certificates may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion of such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such
Series.   See "THE TRUSTS -- The Mortgage Loans -- General."

                        DESCRIPTION OF THE CERTIFICATES

General

         The Mortgage Loan Asset Backed Certificates described herein and in the related Prospectus Supplement (the "Certificates") will be issued from time to time in Series pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement"). The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued
thereunder  and the nature of the related Trust.   The following summaries
describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the Prospectus Supplement and the Agreement with respect to a particular Series. The material terms of the Agreement with respect to a Series of Certificates will be further described in the related Prospectus Supplement and a copy thereof will be filed with the Commission on Form 8-K

         The Certificates of a Series will be entitled to payment only from the assets of the related Trust. The Certificates do not represent an interest in or obligation of the Depositor, any Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth herein
and in the  related Prospectus Supplement.   Neither the Certificates  nor the
underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, any Seller any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the applicable Servicer or any other entity or paid from any applicable credit enhancement, such delinquencies may result in delays in the distribution of payments to the holders of one or more Classes of Certificates and such losses may be allocated to the holders of one or more Classes of Certificates.

         The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each Class specified in the related Prospectus Supplement. The Certificates of each Series in certificated form may be transferred (subject to the limitations on transfer, if any, specified in the related Agreement) or exchanged at the corporate trust office of the Trustee without the payment of any service charge,  other than any tax  or other  governmental charge
payable  in connection  therewith.   If so  specified  in  the Prospectus
Supplement for a Series, distributions of principal and interest on each Certificate in certificated form will be made on each Distribution Date by or on behalf of the Trustee (i) by check mailed to each holder of such a Certificate at the address of such holder appearing on the books and records of the Trust or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any holder of such a Certificate having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement; provided, however, that the final distribution in retirement of a Certificate of a Series in certificated form will be made only upon presentation and surrender of such Certificates at the corporate trust office of the Trustee. Distributions of principal and of interest on each Class of Certificates in book-entry form will be made as set forth below.

Classes of Certificates

         Each Series of  Certificates will  be issued  in one or  more classes
(each, a  "Class") as specified  in the  related Prospectus Supplement.   The
Certificates of any Class of any Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions only after the occurrence of specified events, (v) may be entitled to receive distributions in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

Book-Entry Procedures

         The Prospectus Supplement for a Series may specify that certain Classes of Certificates will initially be issued in book-entry form ("Book-Entry Certificates") in the authorized denominations specified
therein.   Each  such Class  will be represented by a single  certificate registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Depositor, the "Depository"). The Depository or its nominee will be registered as the record holder of each Class of Book-Entry Certificates in the certificate register maintained by the Trustee for the related Trust. Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate, the only "Holder" of the Book-Entry Certificates will be the nominee of the Depository and Beneficial Owners will not be "Holders" as that term is used in
the Agreement.   In general, beneficial ownership of  Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and participants in the Depository ("Depository Participants"), as in effect from time to time.

         A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that
maintains such  Beneficial Owner's account  for such  purpose.   In turn,  the
Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a Depository Participant which acts as agent for the Financial Intermediary and whose interest in turn will be recorded on the records of the Depository, if the Beneficial Owner s
Financial Intermediary is  not a Depository  Participant).   Therefore, the
Beneficial Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate, and beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository Participants.

         DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants some of whom (and/or their
representatives) own DTC.   In accordance with its  normal procedures, DTC  is
expected to record the positions held by each participant in DTC in the Book-Entry Certificates, whether held for its own account or as a nominee for
another person.   If  DTC is  the  Depository (except  under  the  circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among its participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. DTC participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on
behalf of their respective Beneficial Owners.   Accordingly, although Beneficial
Owners will not possess Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         Because  transactions   in  Book-Entry  Certificates  may  be  effected
only through the Depository, participating organizations, indirect participants and certain banks, the ability of the Beneficial Owner of a Book-Entry Certificate to pledge such Certificate to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Certificate, may be limited due to the lack of a physical certificate representing such Certificate. Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Book-Entry Certificates for which they cannot obtain physical certificates.

         The Prospectus Supplement for a Series may also specify that CEDEL Bank, S.A. ("CEDEL") and Euroclear System ("Euroclear") will hold omnibus positions on behalf of their participants through customers securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers
securities accounts in the depositaries   names on the books of  the Depository.
Citibank, N.A., acts as depositary for CEDEL and Chase Manhattan Bank acts as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

         CEDEL. CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby
eliminating  the need for physical movement  of certificates.   Transactions may
be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces
with domestic markets  in several  countries.   As a  professional  depository,
CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market
transfers with DTC  described above.   Euroclear is operated  by  Morgan
Guaranty Trust Company of New York, Brussels Office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the
Cooperative.    The  Cooperative  establishes  policy  for Euroclear  on  behalf
of  Euroclear Participants.   Euroclear  Participants include  banks  (including
central banks),  securities brokers  and  dealers and  other professional
financial intermediaries.   Indirect access to  Euroclear is also  available to
other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is an office of a New York trust company which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and
applicable  Belgian  law (collectively, the  "Terms  and  Conditions").   The
Terms  and  Conditions govern  transfers  of  securities and  cash  within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific
certificates  to specific securities  clearance accounts.   The  Euroclear
Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Depository Participant will be made during subsequent securities settlement processing and dated the business day following the settlement date for the Depository. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a Depository Participant will be received with value on the settlement date for the Depository but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in the Depository. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Backup Withholding" and "-- Global Clearance,
Settlement and  Tax Documentation Procedures   Certain U.S. Federal Income Tax
Documentation Requirements".

         Transfers  between  Depository Participants  will occur  in accordance
with the  rules of  the Depository.   Transfers between  CEDEL Participants  and
Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market  transfers between persons  holding directly or indirectly through the Depository, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in the Depository in accordance with its rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its
established deadlines (European  time).    The  relevant  European international
clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depository, and making or receiving payment in accordance with normal
procedures for same day  funds settlement  applicable to  DTC.   CEDEL
Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to the Depository. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Master Servicer to the Depository, may be made available by the Depository to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository Participants to whose accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         So long as the Certificates are held as Book-Entry Certificates by the Depository, it is expected that the Depository will take any action permitted to be taken by the Holders of the Certificates under the Agreement only at the direction of one or more Depository Participants to whose accounts the Book-Entry Certificates are credited. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through the Depository. The Depository may take actions, at the direction of the Depository Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         None of the Sellers, the Depositor, the Servicers, the Master Servicer, any Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book- Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through the Depository or (c) the Depository, at the direction of the Depository Participants to whose accounts are credited a majority of the outstanding Book-Entry Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability
through  the Depository  of Definitive Certificates.   Upon surrender  by the
Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Certificate Registrar will issue Definitive Certificates, and thereafter the Certificate Registrar will recognize the holders of such Definitive Certificates as Holders under the Agreement.

Global Clearance, Settlement and Tax Documentation Procedures

         The Prospectus Supplement for a Series may specify that Certificates of a Series will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through the Depository will be conducted according to its rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and Depository Participants will be effected on a delivery-against-payment basis through the Relevant Depositaries (in such capacity) and as Depository Participants.

         Non-U.S. holders (as described below) will be subject to U.S. withholding taxes unless they meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement. All Certificates will be held in book-entry form by the Depository. Investors interests in the Certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in the Depository. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in its account as a Depository Participant.

         Investors electing  to hold through the Depository  will follow its
settlement practices.   Investor securities custody accounts will be credited
with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between  Depository Participants.   Secondary market  trading
between Depository Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between Depository Participant as Seller and CEDEL or Euroclear Participant as Purchaser. When Certificates are to be transferred from the account of a Depository Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at
least one  business day prior to settlement.   CEDEL or Euroclear will instruct
the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Certificates from and including the last distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the account of the Depository Participant against delivery of the Certificates. After settlement has been completed, the Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Certificates will accrue from, the value date (which will be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process
same-day funds settlement.   The most direct means  of doing so is  to
preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Certificates are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Certificates were credited to their accounts. Nevertheless, interest on the Certificates would accrue
from the value date.   Therefore, in many cases the interest accruing on the
Certificates during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Because the settlement is taking place during New York business hours, Depository Participants may employ their usual procedures for crediting Certificates to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to
the seller on the settlement date.   Thus, to the Depository Participants a
cross-Depository market transaction will settle no differently than a trade between two Depository Participants.

         Trading between CEDEL or Euroclear Participant  as Seller and
Participant as Purchaser.   Due to time zone  differences in their favor, CEDEL
Participants and Euroclear Participants may employ their customary procedures for transactions in which Certificates are to be transferred by the respective clearing system, through the respective Depository, to a Depository Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one
business day prior to settlement.   In these cases  CEDEL or Euroclear  will
instruct the respective  Depositary, as appropriate, to  credit the Certificates
to the  Depository Participant's  account  against payment.    Payment will
include interest accrued on the Certificates from and including the last distribution to and excluding the settlement date on the basis of the actual number of days in such accrual period or a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which will be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that
one-day period.   If settlement  is not completed on  the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Certificates from Depository Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically
fail  on the sale side unless affirmative  action is taken.   At least three
techniques should be  readily available to eliminate  this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b)     borrowing  the Certificates  in  the U.S.  from  a  Depository
Participant no later than one day prior to settlement, which would give the Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Depository Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Certificates holding through CEDEL or Euroclear (or through the Depository Participant if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing
system, bank  or other financial  institution that holds customers   securities
in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for  Non-U.S. Persons (Form W-8).   Beneficial Owners of
Certificates that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons  with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or
Reduced Rate Certificate).   If the treaty  provides only for a  reduced rate,
withholding tax will be imposed at that rate unless  the filer alternatively
files Form W-8.   Form 1001 may be filed  by the Holder of a Certificate or
their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Holder of a Certificate or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on
the books  of the clearing agency).   Form W-8 and Form  1001 are effective for
three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust for which (a) a Court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Certificates.

Allocation of Distributions

         The Prospectus Supplement for  each Series of Certificates will specify
(i) whether distributions on such Certificates will be made monthly, quarterly, semi-annually or at other intervals, (ii) the date for each such distribution (each, a "Distribution Date") and (iii) the amount of each such
distribution allocable to  principal and interest.   All  distributions with
respect to each Certificate of a Series will be made to the person in whose name such Certificate is registered (the "Certificateholder") as of the close of business on the record date specified in the related Prospectus Supplement.

         The amount available to be distributed on each Distribution Date with respect to each Series of Certificates will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement and in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related Due Period or Prepayment Period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts
specified in the  related Prospectus  Supplement.   The  amount  distributed
will be allocated among the Classes of Certificates in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts received in respect of the Mortgage Assets representing excess interest may be applied in reduction of the principal balance of one or more specified Classes.

         "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the calendar month in which such Distribution Date occurs, or such other period as may be specified in the related Prospectus Supplement.

         "Prepayment Period" means, with respect to any Distribution Date, the time period or periods specified in the servicing agreement for each Servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to Mortgage Assets that will be used to pay Certificateholders of such Series on such Distribution Date.

         The Prospectus Supplement for each Series of Certificates will specify the Pass-Through Rate, or the method for determining the
Pass-Through Rate, for  each applicable Class  of Certificates.   One or  more
Classes of Certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and certain other rights and obligations of the holders of such Certificates and does not represent a beneficial interest in principal payments
on the Mortgage Assets in the related Trust.   One or more Classes of
Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). Any interest that has accrued but is not paid with respect to a Compound Interest Certificate on any Distribution Date will be added to the principal balance of such Compound Interest Certificate on such Distribution Date.

         The Prospectus Supplement for each Series of Certificates will specify the method by which the amount of principal to be distributed on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates of such Series entitled to
distributions  of principal.   The aggregate  original principal balance of the
Certificates of each  Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. One or more Classes of Certificates may be entitled to payments of principal in specified amounts on specified Distribution Dates, to the extent of the amount available therefor on such Distribution Dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified
amounts.   One or  more  Classes of Certificates may  be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

Allocation of Losses and Shortfalls

         The Prospectus Supplement for each Series of Certificates will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a Mortgage Loan (a "Realized Loss") as a result of (i) the final liquidation of such Mortgage Loan through foreclosure sale, disposition of the related Mortgaged Premises if acquired by deed-in-lieu of foreclosure, or otherwise, (ii) the reduction of the unpaid principal balance of a Mortgage Loan or the modification of the payment terms of such Mortgage Loan in connection with a proceeding under the federal Bankruptcy Code or otherwise, (iii) certain physical damage to the related Mortgaged Premises of a type not covered by Standard Hazard Insurance Policies or (iv) fraud, dishonesty or misrepresentation in the origination of such
Mortgage Loan.   An interest shortfall may occur with  respect to a Mortgage
Loan as a result of a failure on the part of the Servicer, Master Servicer or Trustee to advance funds to cover delinquent payments of principal or interest on such Mortgage Loan, the application of the Soldiers and Sailors Civil Relief Act of 1940 or the prepayment in full of such Mortgage Loan and the failure of the Servicer or, in certain cases, the Master Servicer to pay interest to month-end.

         If so specified in the related Prospectus Supplement, the Senior Certificates of a Series will not bear any Realized Losses on the related Mortgage Loans until the Subordinated Certificates of such Series have borne realized losses up to a specified amount or loss limit or until the principal amount of the Subordinated Certificates has been reduced to zero, either through the allocation of Realized Losses, the priority of distributions or both. If so specified in the related Prospectus Supplement, interest shortfalls may result in a reallocation to the Senior Certificates of a Series of amounts otherwise distributable to the Subordinated Certificates of such Series.

Mortgage Assets

         The Scheduled Principal Balance of the Mortgage Assets and the amount of any other assets included in the Trust for each Series of Certificates (including amounts held in any Pre-Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series.

         "Scheduled Principal Balance" means, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance of such Mortgage Loan as of the Cut-Off Date, increased by the amount of negative amortization, if any, with respect thereto and reduced by (i) the principal portion of all scheduled monthly payments due on or before such date of determination, whether or not received, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the preceding Prepayment Period, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan on or before such date of determination.

         "Cut-Off Date" means, with respect to any Series, the date specified in the related Prospectus Supplement after which payments on the Mortgage Assets included in the related Trust are for the account of the Certificateholders of such Series.

Optional Termination

         To the extent  and under the  circumstances specified in the
Prospectus Supplement for a Series, the Certificates of such Series may be terminated at the option of the Depositor or such other party as may be specified in the related Prospectus Supplement for a purchase price calculated as specified in such Prospectus Supplement. Upon termination of the Certificates, at the option of the terminating party, (i) the related Trust may be terminated, thereby causing the sale of the remaining Mortgage Assets,
or (ii)  such Certificates may  be held or resold  by the redeeming party.   If
so specified in the Prospectus Supplement for a Series, the right to redeem the Certificates of such Series will be conditioned upon the passage of a certain date specified in such Prospectus Supplement and/or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of purchase aggregating less than a percentage, specified in such Prospectus Supplement, of the Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of the issuance of such Series of Certificates. Notice will be given to Certificateholders as provided in the related Agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience on the Mortgage Assets will affect (i) the average life of each Class of Certificates issued by the related Trust and (ii) for Certificates purchased at a price other than par, the effective yield on such Certificates.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the Single Monthly Mortality ("SMM") prepayment model, the Constant Prepayment Rate ("CPR") model or the prepayment speed assumption ("PSA") model. The Prospectus Supplement for a Series may contain a table setting forth percentages of the original principal amount of each Class of Certificates of such Series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the prepayment of the Mortgage Assets of any Trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including the age of the mortgage loans, the geographic distribution of the mortgaged premises, the payment terms of the mortgage loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the mortgaged premises are located, enforceability of "due-on-sale" clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans, the availability of mortgage funds, the use of second or home equity loans by borrowers, the availability of refinancing opportunities, the use of the mortgaged premises as second or vacation homes, the net equity of the borrowers in the mortgaged premises and, if the mortgage loans are secured by investment properties,
tax-related considerations and the availability  of other investments.   The
prepayment rate may also be subject to seasonal variations.

         The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may
experience a higher rate of prepayment than senior or first mortgage loans.   In
addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect in the rate of prepayment of mortgage loans.

         Distributions on the Certificates of a Series on any Distribution Date generally will include interest accrued through a date specified in the related Prospectus Supplement that may precede such Distribution Date.
Because interest generally will not be distributed to the Certificateholders of such Series until the Distribution Date, the effective yield to such Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for such Certificates.

         The yield to maturity of any Certificate will be affected by the rate of interest and, in the case of certificates purchased at a price other than par, timing of payments of principal on the Mortgage Loans. If the purchaser of a Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the actual yield to maturity will be lower than that so calculated.

         If so specified in a related Prospectus Supplement, amounts received in respect of the Mortgage Assets representing excess interest may be applied in reduction of the principal balance of one or more specified Classes. The amount of excess interest required so to be applied may effect the weighted average life of the related Series of Certificates.

         The timing of changes in  the rate of prepayments on the Mortgage
Loans (or on the mortgage loans underlying Mortgage Backed Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with
such investor's  expectation.   In general,  the earlier  a prepayment  of
principal on  the Mortgage Loans (or  on the mortgage  loans underlying
Mortgage Backed Securities), the greater will be the effect on the investor s yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities) will significantly affect the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Certificates to their investment objectives.

         Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to effect earlier retirement of the related Series of Certificates. See "THE TRUSTS -- Repurchase of Converted Mortgage Loans" and "-- Repurchase of Delinquent Mortgage Loans" and "THE AGREEMENT -- Termination."

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the Certificates.


                                   THE TRUSTS


Assignment of Mortgage Assets

         Pursuant to the applicable Agreement, the Depositor will cause the Mortgage Assets and other assets to be included in the related Trust to be assigned and transferred to the Trustee together with all principal and interest paid on such Mortgage Assets from the date or dates specified in the related
Prospectus Supplement.   The Trustee will deliver  to the order of  the
Depositor, in exchange for the Mortgage Assets so transferred, Certificates of the related Series in authorized denominations registered in such names as the Depositor may request representing the beneficial ownership interest in the related Trust. Each Mortgage Loan or Mortgage Backed Security included in a Trust will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the Scheduled Principal Balance of each Mortgage Loan or Mortgage Backed Securities as of the specified date and its interest rate, its original principal balance and certain other information.

         In addition, the Depositor will take such steps as are necessary to have the Trustee become the registered owner of each Mortgage Loan or Mortgage Backed Security which is included in a Trust and to provide for all payments thereon after the specified date or dates to be made directly to the Trustee. As to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee the related Mortgage Note endorsed to the order of the Trustee, evidence of recording of the related mortgage or deed of trust (a "Security Instrument"), an assignment of such Security Instrument in recordable form naming the related Servicer, the Trustee or a custodian acting on its behalf as assignee and certain other original documents evidencing or
relating to such  Mortgage Loan.   Unless otherwise specified  in the related
Prospectus Supplement, within one year following the date of initial delivery for a Series (the "Closing Date"), the Depositor will cause the assignments of the Mortgage Loans to be recorded in the appropriate public office for real property records wherever necessary to protect the Trustee's interest in the
Mortgage  Loans.   In  lieu  of  recording the  assignments  of  Mortgage  Loans in a particular jurisdiction, the Depositor may deliver or cause to be delivered to the Trustee an opinion of counsel to the effect that such recording is not required to protect the right, title and interest of the
Trustee in  such Mortgage Loans.   The original mortgage  documents are to  be
held by the Trustee or a custodian acting on its behalf except to the extent released to the Servicer or the Master Servicer from time to time in connection with servicing the Mortgage Loans.

         The Depositor will make certain customary representations and warranties in each Agreement with respect to each related Mortgage Asset. In addition, SMI or other Sellers of Mortgage Assets may make customary representations and warranties with respect to the Mortgage Assets in the sales agreement pursuant to which the Mortgage Assets are assigned and
transferred to the  Depositor.   See "ORIGINATION  OF MORTGAGE LOANS
Representations  and Warranties."   The  right of  the Depositor  to enforce
such  representations  and warranties  will  be  assigned  to  the Trustee
under  the  related  Agreement.    If  any representation  or warranty  is
breached, and such breach adversely affects the interest of the Certificateholders, the Depositor or the Seller thereof will be required, subject to the terms imposed under the related Agreement or sales agreement,
(i) to cure such breach, (ii) to substitute other Mortgage Assets for the affected Mortgage Assets or (iii) to repurchase the affected Mortgage Assets at a price generally equal to the unpaid principal balance of such Mortgage Assets, together with accrued and unpaid interest thereon at the related Mortgage Interest Rate. Neither the Depositor nor the Master Servicer will be obligated to substitute Mortgage Assets or to repurchase Mortgage Assets, and no assurance can be given that any Seller will perform its obligations with respect to Mortgage Assets.

         The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

The Mortgage Loans -- General

         The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage Note") and will be secured by first, second or more junior liens on
(i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares issued by the related Cooperative (the "Mortgaged Premises").

         The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or any other features described in such Prospectus Supplement:

         (a) Interest may be payable at a fixed rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time on specified adjustment dates (each, an "Interest Adjustment Date") by adding a specified fixed percentage (the "Gross Margin") to a specified index (the "Index") (which sum may be rounded), that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations (a "Periodic Rate Cap"), maximum rate, a minimum rate or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the interest rate on the related Mortgage Note (the "Mortgage Interest Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the related Mortgaged Premises or another source or may be treated as accrued interest and added to the principal balance of the Mortgage Loan.

         (b) Principal may be payable on a level basis to amortize fully the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the Mortgage Loan or on an interest rate that is different from the related Mortgage Interest Rate or may not be amortized during all or a portion of such original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Payments may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from
                 period to period.   Mortgage Loans may include  limits on
                 periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection
                 with any  such subsequent prepayment.   Other  Mortgage Loans
                 may permit prepayments without payment of a prepayment fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers
                 of  the related  Mortgaged Premises.   Other  Mortgage Loans
                 may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         The Mortgaged Premises (and, with respect to Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto
Rico). The Mortgaged Premises generally will be covered by Standard Hazard Insurance Policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance Policies insuring against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement.

         The  Prospectus Supplement for each Series of Certificates will contain information with respect to the Mortgage Loans expected to  be included
in the related Trust.   Such information may include:  (i) the expected
aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Premises and/or other assets securing the Mortgage Loans,
(iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the expected aggregate outstanding Principal Balance of Mortgage Loans having loan-to-value ratios at origination exceeding 80%,
(vii) the expected Mortgage Interest Rates and the range of Mortgage Interest Rates, (viii) in the case of ARM Loans, the expected weighted average of the Adjustable Rates, (ix) the expected aggregate outstanding Scheduled Principal Balance, if any, of Buy-Down Loans as of the date set forth in the Prospectus Supplement, (x) the expected aggregate outstanding principal balance, if any, of GPM Loans as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to the related Trust,
(xii) to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan, (xiii) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans and (xv) the expected geographic location of the Mortgaged Premises (or, in the case of a Cooperative Loan, the building owned by the related Cooperative). If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

         "ARM Loans" means Mortgage Loans providing for periodic adjustments to the related Mortgage Interest Rate to equal the sum (which may be rounded) of a Gross Margin and an Index.

         Buy-Down Loans" means Mortgage Loans as to which funds have been provided (and deposited into an escrow account) to reduce the monthly payments of the borrowers during the early years of such Mortgage Loans.

         "GPM Loans" means Mortgage Loans providing for monthly payments during the early years of such Mortgage Loans which are or may be less than the amount of interest due on such Mortgage Loans and as to which unpaid interest is added to the principal balance of such Mortgage Loans (resulting in negative amortization) and paid, together with interest thereon, in later years.

         No assurance can be given that values of the Mortgaged Premises have remained or will remain at their levels on the dates of origination of the
related Mortgage  Loans.   If the  real estate  market should  experience an
overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Premises) in the related Trust become equal to or greater than the value of such Mortgaged Premises, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are delinquent upon the issuance of the related Certificates. The inclusion of such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

Single Family Loans

         Single Family Loans will consist  of mortgage loans secured by liens
on one- to four-family residential and  mixed use properties.   The Mortgaged
Premises which secure Single Family Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Premises may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

     Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by such Cooperatives. A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer
exclusive rights  to  occupy specific  apartments or  units.   In general,  a
tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured
by  its  shares in  the Cooperative.   The  Cooperative is  directly
responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the Cooperative, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative
might control.   Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

         Multi-Family Loans will consist of mortgage loans secured by liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by Cooperatives.

Junior Mortgage Loans

         If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties ("Junior Mortgage Loans"). Because the rights of a holder of a junior lien are subordinate to the rights of senior lienholders, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than
would  the position of  the senior lienholders.   In the  event of a  default by
the related borrower, liquidation or other proceeds would be applied first to the payment of court costs and fees in connection with the foreclosure, second to unpaid real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the senior
lienholders.   The  claims of  the senior lienholders would be satisfied in full out  of the proceeds of the liquidation of the  Mortgaged Premises, if such
proceeds are sufficient, before  the Trust would  receive any  payments.   If
the proceeds from a foreclosure or similar sale of Mortgaged Premises on which the Trust holds a junior lien are insufficient to satisfy the senior lienholders in the aggregate, the Trust, as the holder of the junior lien, and the holders of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is obtained and (ii) the risk of loss if the deficiency judgment,
if  any, is  not realized  upon.   In addition,  deficiency judgments  may  not
be  available in  certain jurisdictions.

         Even if the Mortgaged Premises provide adequate security for the related Junior Mortgage Loan, substantial delays could be encountered in connection with the liquidation of such Junior Mortgage Loan, and corresponding delays in the receipt of related proceeds by the holders of the Certificates of
the related Series could occur.   An action to foreclose on Mortgaged Premises
securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In addition, in some states, an action to obtain a deficiency judgment is not
permitted  following a nonjudicial sale of the related Mortgaged Premises.   In
the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to obtain liquidation proceeds
sufficient to repay all  amounts due on  the related Mortgage Loan.   In
addition, the Servicer generally will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Home Improvement Loans

         The Home Improvement Loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related Prospectus Supplement, Home Improvement Loans will be fully amortizing and will bear
interest  at a fixed  or variable rate.   To the  extent a  material portion of
the Mortgage Assets included in a Trust consists of Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.

Home Equity Lines of Credit

         HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The HELOCs may be subordinated to other mortgages on such properties.

         As more fully described in the related Prospectus Supplement, interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the HELOCs may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each HELOC from time to
time.   If  specified in  the  related Prospectus Supplement, new draws  by borrowers under HELOCs automatically will become part of the Trust for a Series. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances, and such amounts usually will differ
each  day, as more specifically  described in the Prospectus Supplement.   Under
certain circumstances more fully described in the related Prospectus Supplement, a borrower under a HELOC may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on
such loan  during the billing  cycle.   An interest only payment  option may  be
available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

         The Mortgaged Premises relating to HELOCs will include one- to four-family residential properties, including condominium units and Cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used
for retail, professional or  other commercial uses.   The Mortgaged Premises may
consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each one- to four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related Prospectus Supplement, on land leased by the borrower for a term of at
least ten years greater than  the term of the  related HELOC.   Attached
dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

         The aggregate principal balance of HELOCs secured by Mortgaged Premises that are owner-occupied will be disclosed in the related Prospectus
Supplement.   If so specified in the related  Prospectus Supplement, the sole basis for a representation that a given percentage of the HELOCs are secured by one- to four-family dwelling units that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the HELOC either that the underlying Mortgaged Premises will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Premises as a primary residence or (ii) a finding that the address of the underlying Mortgaged Premises is the borrower's mailing address as reflected in the Master Servicer's records. If so specified in the related Prospectus Supplement, the Mortgaged Premises may include non-owner occupied investment properties and vacation and second homes.

Repurchase of Converted Mortgage Loans

         Unless otherwise specified in the Prospectus Supplement for a Series, the Trust for such Series may include Mortgage Loans with respect to which the related Mortgage Interest Rate is convertible from an Adjustable Rate to a Fixed Rate at the option of the borrower upon the fulfillment of certain
conditions.   If so  specified in  such Prospectus  Supplement, the applicable
Servicer (or other party specified in such Prospectus Supplement) may be obligated to repurchase from the Trust any Mortgage Loan with respect to which the related Mortgage Interest Rate has been converted from an Adjustable Rate to a Fixed Rate (a "Converted Mortgage Loan") at a purchase price equal to the unpaid principal balance of such Converted Mortgage Loan plus 30 days of interest thereon at the applicable Mortgage Interest Rate. If the applicable Servicer (other than a successor servicer) is not obligated to purchase Converted Mortgage Loans, the Master Servicer may be obligated to purchase such Converted Mortgage Loans to the extent provided in such Prospectus
Supplement.   Any such purchase price will be treated  as a prepayment of the related Mortgage Loan.

Repurchase of Delinquent Mortgage Loans

         If so specified in the Prospectus Supplement for a Series, the Depositor may, but will not be obligated to, repurchase from the Trust any Mortgage Loan as to which the borrower is delinquent in payments by 90 days or more (a "Delinquent Mortgage Loan") at a purchase price equal to the greater of the unpaid principal balance of such Delinquent Mortgage Loan plus interest thereon at the applicable Mortgage Interest Rate from the date on which interest was last paid to the last day of the month in which such purchase price occurs or the fair market value of the Delinquent Mortgage Loan at the time of its purchase. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

Substitution of Mortgage Loans

         If so specified in the Prospectus Supplement for a Series, the Depositor may, within three months of the Closing Date for such Series, deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans initially included in the Trust for such Series. In general, any substitute Mortgage Loan must, on the date of such substitution,
(i) have an unpaid principal balance not greater than the unpaid principal balance of any deleted Mortgage Loan, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the deleted Mortgage Loan, (iii) have a Net Rate that is not less than the Net Rate of the deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loans, (v) have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan- to-value ratio of the deleted Mortgage Loans as of such date (in each case, using the value at origination and after taking into account the payment due on such date), and (vi) comply with each applicable representation and warranty relating to the Mortgage Loans. In general, no ARM Loan may be substituted unless the deleted Mortgage Loan is an ARM Loan, in which case the substituted Mortgage Loan must also (i) have a minimum lifetime Mortgage Interest Rate that is not less than the minimum lifetime Mortgage Interest Rate on the deleted Mortgage Loan, (ii) have a maximum lifetime Mortgage Interest Rate that is not less than the maximum lifetime Mortgage Interest Rate on the deleted Mortgage Loans, (iii) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the deleted Mortgage Loans and a highest possible Net Rate that is not lower than the highest possible Net Rate for the deleted Mortgage Loans, (iv) have a Gross Margin that is not less than the Gross Margin of the deleted Mortgage Loans, (v) have a Periodic Rate Cap equal to the Periodic Rate Cap on the deleted Mortgage Loans, (vi) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the deleted Mortgage Loans and (vii) not be a Mortgage Loan with respect to which the Mortgage Interest Rate may be converted from an Adjustable Rate to a Fixed Rate unless the Mortgage Interest Rate on the deleted Mortgage Loan may be so converted. If more than one Mortgage Loan is substituted for a deleted Mortgage Asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Agreement.

Mortgage-Backed Securities

         The Mortgage-Backed Securities may include (i) private (that is not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participation or pass-through certificates or other mortgage-backed securities or (representing either debt or equity) (ii) Certificates insured or guaranteed by FNMA, FHLMC or GNMA. Private Mortgage-Backed Securities will not include participations in previously issued mortgage-backed securities unless such securities (i) have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or (ii) were acquired in a bona fide secondary market transaction from someone other than an affiliate of the Depositor. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS Agreement (the "PMBS Agreement").

         The related Prospectus Supplement for a series of Certificates that evidence interests in Mortgage-Backed Securities will specify (i) the approximate aggregate principal amount and type of any Mortgage-Backed Securities to be included in the Trust, (ii) to the extent known to the Depositor, certain characteristics of the mortgage loans underlying the Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Mortgage-Backed Securities, (vii) the issuer, servicer and trustee of the Mortgage- Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the Mortgage-Backed Securities or to MBSthe Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the Mortgage-Backed Securities and
(x) the terms on which other mortgage loans may be substituted for those originally underlying the Mortgage-Backed Securities.

Pre-Funding Account

         If so specified in the related Prospectus Supplement, a Trust may enter into an agreement (each, a "Pre-Funding Agreement") with the Depositor under which the Depositor will transfer additional Mortgage Assets to such
Trust  following the Closing Date.   Any Pre-Funding  Agreement will  require
that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") upon receipt a portion of the proceeds received by the Trustee in connection with the sale of Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Depositor from the related
Pre-Funding Account.   Each Pre-Funding Agreement  will specify a period  during
which any such transfer must occur.   If all moneys  originally deposited in
such Pre- Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established and the maximum deposit of Mortgage Loans to the Pre-Funding Account will not exceed thirty-five percent of the aggregate proceeds received from the sale of all Classes of Certificates of the related Series.

Asset Proceeds Account

         All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such
Certificates.   In general, reinvestment income, if any, on  amounts in the
Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of such Series.

         If so specified in the Prospectus Supplement for a Series, payments on the Mortgage Loans included in the related Trust will be remitted to the Servicer Custodial Account or the Master Servicer Custodial Account and
then to the Asset Proceeds Account for such Series, net of amounts required to pay servicing fees and any amounts that are to be included in any Reserve Fund
or  other fund or account  for such Series.   All payments received  on
Mortgage-Backed Securities included in the Trust for a Series will be remitted to the Asset Proceeds Account. All or a portion of the amounts in such Asset Proceeds Account, together with reinvestment income thereon if payable to the Certificateholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of Trustee fees, certain and any other fees to be paid directly by the Trustee and to make distributions with respect to Certificates of such Series in accordance with the respective allocations set forth in the related Prospectus Supplement.

                               CREDIT ENHANCEMENT

General

         If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit,
guaranteed  investment contracts, swap  agreements and  option agreements.   In
addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination,
overcollateralization or  cross support.   The  protection  against  losses or
delays afforded by any such assets or credit enhancement arrangements may be limited.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of any resulting
losses.   If a form of  credit enhancement applies to several Classes of
Certificates, and if distributions with respect to principal equal to the aggregate principal balances of certain Classes of Certificates are distributed prior to such distributions to other Classes of Certificates, the Classes of Certificates which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit
enhancement.   In certain  cases, credit enhancement may be canceled or reduced if such cancellation or reduction would not adversely affect the rating of the related Certificates.

Subordination

         If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other Classes of Certificates
of  such Series  (the "Senior  Certificates").   If so  specified in  the
Prospectus Supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series may instead be payable to one or more Classes of Senior Certificates of such Series under the circumstances and to the extent specified in such Prospectus Supplement. If so specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect thereto will be borne first by Classes of Subordinated Certificates and thereafter by one or more Classes of Senior Certificates, under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise payable to the Subordinated Certificates that will be payable to the Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed a specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

         If so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to the holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts established by the Trustee for specified periods or until the balance in any such reserve account has reached a specified amount and, following payments from such reserve account to the holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the
balance  of such  reserve  account to  required levels.   If  so specified  in
the Prospectus Supplement, amounts on deposit in any such reserve account may be released to the Depositor or a Seller or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If so specified in the related Prospectus Supplement, one or more Classes of Certificates may bear the risk of losses not covered by credit enhancement prior to other Classes of Certificates. Such subordination might be effected by reducing the principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

         If so specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior Certificates and Subordinated Certificates, respectively,
through a cross-support mechanism or otherwise.   If so specified in the
Prospectus Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or losses and Subordinated Certificates with respect to other types of payments or losses.

         Distributions may be allocated among Classes of Senior Certificates and Classes of Subordinated Certificates (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as
specified  in the  Prospectus Supplement.   As  between Classes  of Subordinated
Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the Prospectus Supplement.

Certificate Guaranty Insurance Policies

         If so specified in the related Prospectus Supplement, one or more certificate guaranty insurance policies (each, a "Certificate Guaranty Insurance Policy") will be obtained and maintained for one or more Classes or Series of Certificates. The issuer of any such Certificate Guaranty Insurance Policy (the "Certificate Insurer") will be named in the related Prospectus Supplement. In general, Certificate Guaranty Insurance Policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Certificates are entitled under the related Agreement, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee for distribution by the Trustee to such holders.

         The  specific  terms  of any  Certificate  Guaranty  Insurance Policy
will  be  set forth  in  the  related Prospectus Supplement.   Certificate
Guaranty Insurance Policies may have limitations including, but not limited to, limitations on the obligation of the Certificate Insurer to guarantee any Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date. The Certificate Insurer may be subrogated to the rights of the holders of the related Certificates to receive distributions to which they are entitled, as well as certain other amounts specified in the related Prospectus Supplement, to the extent of any payments made by such Certificate Insurer under the related Certificate Guaranty Insurance Policy.

Overcollateralization

         If so specified in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in a Trust may exceed the original principal balance of the related Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive distributions, creating a limited acceleration of the payment of the principal of such Certificates relative to the amortization of the related Mortgage Assets by applying excess interest collected on the Mortgage Assets to distributions of principal on such Classes of Certificates. Such acceleration feature may continue for the life of the applicable Classes of Certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

         If so specified in the related Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other Trusts or asset groups. If so specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trusts or asset groups, without priority among such Trusts or asset groups, until the credit enhancement is exhausted. If applicable, such Prospectus Supplement will identify the Trusts or asset groups to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

Mortgage Pool Insurance Policies

         If so specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") insuring, subject to their provisions and certain limitations, against defaults on the related Mortgage Loans will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Mortgage Pool Insurance Policy (the "Pool Insurer") will be named in the related Prospectus Supplement. A Mortgage Pool Insurance Policy for a Series will not be a blanket policy against loss because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described in the related
Prospectus Supplement.   A Mortgage Pool Insurance  Policy generally will not
cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         A Mortgage Pool  Insurance Policy  will generally  not insure (and many Primary Mortgage Insurance Policies may not insure) against Special Hazard Losses or losses sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower or persons involved in the origination thereof, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications or (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the
Pool  Insurer.   A failure of  coverage attributable to one  of the foregoing events might result in a breach of the representations and warranties of the Seller or Servicer and, in such event, subject to certain limitations, might give rise to an obligation on the part of the Seller or Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "ORIGINATION OF MORTGAGE LOANS -- Representations and Warranties", see "SERVICING OF MORTGAGE LOANS -- General" and -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans."

         The original amount of coverage under any Mortgage Pool Insurance Policy assigned to the Trust for a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon
disposition  of all foreclosed  Mortgaged Premises  covered thereby.   The
amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been
anticipated at the time the original  Mortgage Loan was  made.   If aggregate
net claims paid under a Mortgage Pool Insurance Policy reach the original policy limit, any further losses may affect adversely distributions to
holders of  the Certificates  of such  Series.   The original  amount of
coverage under a Mortgage Pool Insurance Policy assigned to the Trust for a Series may also be reduced or canceled to the extent each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series confirms that such reduction will not result in a lowering or withdrawal of such rating.

         If so specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage (and the corresponding assignment of the Mortgage Pool Insurance Policy) to such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the Depositor, to the outstanding Certificates of such Series.

Special Hazard Insurance Policies

         If so specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") insuring, subject to their provisions and certain limitations, against certain losses not covered by Standard Hazard Insurance Policies will be obtained and maintained for the related Series in an amount specified in such Prospectus

Supplement.    The issuer of any such  Special Hazard Insurance Policy (the
"Special Hazard Insurer") will be named in the related Prospectus Supplement. A Special Hazard Insurance Policy will, subject to the limitations described below, protect the holders of the Certificates of such Series from (i) loss by reason of damage to the Mortgaged Premises underlying defaulted Mortgage Loans caused by certain hazards (including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies with respect to such Mortgage Loans and (ii) loss from partial damage to such Mortgaged Premises caused by reason of the application of the coinsurance clause contained in such Standard Hazard Insurance Policies. A Special Hazard Insurance Policy for a Series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks.

     Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to the Mortgaged Premises securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the borrower or the Servicer or the Master Servicer with respect to such Mortgage Loan, the Special Hazard Insurer will pay the lesser of (i) the cost of repair of such Mortgaged Premises or (ii) upon transfer of such Mortgaged Premises to it, the unpaid principal balance of such Mortgage Loan at the time of the acquisition of such Mortgaged Premises, plus accrued interest to the date of claim  settlement (excluding late  charges and penalty  interest), and
certain  expenses incurred in  respect of such Mortgaged Premises.   No claim
may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Premises securing the defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer and (ii) the insured has acquired
title  to the Mortgaged Premises as  a result of  default by the borrower.   If
the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Premises. Any amount paid as the cost of repair of the Mortgaged Premises will reduce coverage by such amount.

         The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Special Hazard Insurance Policies for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained therein, present claims thereunder on behalf of the Depositor, the Trustee and the holders of the Certificates of such Series for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps
necessary  to permit  recoveries on  such claims.   See  "SERVICING OF  MORTGAGE
LOANS."    To the  extent specified in  the Prospectus Supplement for  a Series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy.

         If so specified in the related Prospectus Supplement, a Special Hazard Insurance Policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage (and the corresponding assignment of the Special Hazard Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the Depositor, to the outstanding Certificates of such Series.

Bankruptcy Bonds

         If so specified in the related Prospectus Supplement, one or more mortgagor bankruptcy bonds (each, a "Bankruptcy Bond") covering certain losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Bankruptcy Bond will be named
in  the related Prospectus Supplement.   Each Bankruptcy Bond  will cover
certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the Prospectus Supplement for a Series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders."

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

Reserve Funds

     If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Depositor in one or more accounts (each, a "Reserve Fund") established and maintained with the
Trustee. In addition, if so specified in the related Prospectus Supplement, a Reserve Fund may be funded with all or a portion of the interest payments on the related Mortgage Assets not needed to make required distributions. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in such Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of such Trust or for such other purposes as may be
specified in such Prospectus Supplement.   If a letter of credit is deposited
with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each Rating Agency that provides, at the request of the
Depositor,  a  rating for  the Certificates  of  such Series.   Additional
information with respect to such instruments deposited in the Reserve Funds may be set forth in the related Prospectus Supplement.

Other Credit Enhancement

         If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain other assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements (i) for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) for the purpose of paying administrative expenses, (iii) for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets, (iv) for the purpose of guaranteeing timely distributions with respect to the Certificates or (v) for such other purposes as may be specified in such
Prospectus Supplement.   These arrangements may be in  addition to or in
substitution for any forms of credit enhancement described in this Prospectus. Any such arrangement must be acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series.

                         ORIGINATION OF MORTGAGE LOANS

General

         As set forth in the related Prospectus Supplement, each Mortgage Loan included in the Trust for a Series of Certificates will be originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and
examined by a  federal or state authority.   In originating  a Mortgage Loan,
the Originator will follow either (i) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to FNMA or FHLMC, or (ii) credit, appraisal and underwriting standards and guidelines approved by the Depositor. The underwriting guidelines with respect to loan programs approved by the Depositor may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt- to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

         The underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

         In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or
bankruptcies  that are  of public  record.   The  borrower may  also be
required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the Mortgaged Premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of
constructing a similar home.   All appraisals generally are expected to conform
to FNMA or FHLMC appraisal standards then in effect.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises (such as property taxes and insurance premiums) and (ii) to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan- to-value ratios or other favorable compensating factors exist.

         A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a
statement  of income, expenses  and liabilities (existing or prior).   An
employment verification is obtained from an independent source (typically the prospective borrower's employer), which verification generally reports the length of employment with that organization, the prospective borrower s current salary and whether it is expected that the prospective borrower will
continue such employment  in the future.   If a prospective  borrower is
self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

         Under the limited documentation program or stated income program, greater emphasis is placed on the value and adequacy of the Mortgaged Premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is
therefore waived.   Accordingly, the maximum  permitted loan-to-value  ratios
for loans originated under such program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

         The Depositor generally will acquire the Mortgage Loans from SMI. SMI will make certain customary representations and warranties with respect to the Mortgage Loans in the sales agreement by which SMI transfers its interest in
the Mortgage Loans to the Depositor.   SMI will  represent and warrant,  among
other things, (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations, (ii) that each Primary Mortgage Insurance Policy is issued by the related mortgage insurer, (iii) that each note and Security Instrument has been executed and delivered by the borrower and the Security Instrument has been duly recorded where the Mortgage Premises are located in order to make effective lien on the related Mortgaged Premises and (iv) that upon foreclosure on the Mortgage Premises, the holders of the Mortgage Loan will be able to deliver good and merchantable
title to such Mortgaged Premises.   If so specified in  the Prospectus
Supplement for a Series, SMI is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title
insurance.    If a  preliminary title  report is delivered initially, SMI is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

         If SMI breaches a representation or warranty made with respect to a Mortgage Loan or if any principal document executed by the borrower relating to a Mortgage Loan is found to be defective in any material respect and such breach or defect cannot be cured within the number of days specified in the Agreement, the Trustee may require SMI to purchase such Mortgage Loan from the related Trust upon deposit with the Trustee of funds equal to the then unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the related Mortgage Interest Rate through the end of the
month in which the purchase occurs.   In the event of a  breach by SMI  of a
representation or warranty with respect to a Mortgage Loan or the delivery by SMI to the Trustee of a materially defective document with respect to a Mortgage Loan, SMI may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. SMI s obligation to purchase a Mortgage Loan will not be guaranteed by the Depositor or any other party.



                          SERVICING OF MORTGAGE LOANS

General

         For each Trust that includes Mortgage Loans, one or more Servicers, which may include an affiliate of the Depositor, will perform certain customary servicing functions with respect to such Mortgage Loans pursuant to one or more servicing agreements (each, a "Servicing Agreement") which will be assigned to the Trustee. If specified in the Prospectus Supplement for a Series, a master servicer (the "Master Servicer"), which may include an affiliate of the Depositor, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with
respect to such Mortgage Loans.   The Master Servicer is  deemed to be  a
Servicer for purposes  of the following discussion to  the extent the  Master
Servicer is directly  servicing any of the Mortgage  Loans in a Trust.   The
Servicers will be entitled to withhold their servicing fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them. If specified in the Prospectus Supplement for a Series, a special servicer (a "Special Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to
delinquent or  defaulted Mortgage Loans or  related REO Properties.   The
related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

         Each Servicer generally will be approved or will utilize a sub-servicer that is approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Depositor will review the credit of the Servicer and, if necessary for the approval of the Servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the Depositor will review the Servicer's and, if necessary, the sub-servicer s servicing record and will evaluate the ability of the Servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the Depositor will not approve a Servicer unless either the Servicer or the sub-servicer, if any, (i) has serviced conventional mortgage loans for a minimum of two years, (ii) maintains a loan servicing portfolio of at least $300,000,000 and (iii) has tangible net worth (determined in accordance with generally accepted accounting principles) of at least $3,000,000. The Depositor will continue to monitor on a regular basis the credit and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, the sub-servicer, if any.

         The duties to be performed by the Servicers with respect to the Mortgage Loans included in the Trust for each Series will include the calculation, collection and remittance of principal and interest payments on the Mortgage Loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to such Series or from proceeds of the liquidation of such Mortgage
Loans.   Each  Servicer also  will provide  such accounting  and reporting services as are necessary to enable the Master Servicer to provide required information to the Depositor and the Trustee with respect to such Mortgage Loans. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer and (ii) certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption
fees.   Certain  servicing obligations of  a Servicer may  be delegated to  an approved sub-servicer;  provided, however, that the Servicer  remains fully

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

responsible and  liable for  all its  obligations under  the Servicing
Agreement.   The  rights of  the Depositor  under  each Servicing Agreement with respect to a Series will be assigned to the Trust for such Series.

Payments on Mortgage Loans

         Each Servicing Agreement with respect to a Series will require the related Servicer to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer included in the Trust for such Series. To the extent deposits in each Custodial Account are required to be insured by the FDIC, if at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts (i) to a custodial account maintained by the Trustee or at a separate institution (the "Servicer Custodial Account") or (ii) to the Trustee or the Master Servicer for deposit in either the Asset Proceeds Account for such Series or a custodial account maintained by the Master Servicer (the "Master Servicer
Custodial Account").   The amount on  deposit in any Servicer Custodial Account,
Asset Proceeds Account or Master Servicer Custodial Account will be invested in or collateralized as described herein.

         Each Servicing Agreement with respect to a Series will require the related Servicer, not later than the day of the month specified in such Servicing Agreement (each, a "Remittance Date"), to remit to the Master Servicer Custodial Account (i) amounts representing scheduled installments of principal and interest on the Mortgage Loans included in the Trust for such Series received or advanced by the Servicer that were due during the related Due Period and (ii) principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds (including amounts paid in connection with the withdrawal from the related Trust of defective Mortgage Loans or the purchase from the related Trust of Converted Mortgage Loans) received during the Prepayment Period specified in such Servicing Agreement, with interest to the date of prepayment or liquidation (subject to certain limitations); provided, however, that each Servicer may deduct from such remittance all applicable servicing fees, certain insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Servicing Agreement. On or before each Distribution Date, the Master Servicer will withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account those amounts available for
distribution on such Distribution Date.    In addition,  there will  be
deposited in the Asset Proceeds Account for such Series any Advances of principal and interest made by the Master Servicer or the Trustee pursuant to the Agreement to the extent such amounts were not advanced by the Servicer.

         Prior to each Distribution Date for a Series, the Master Servicer will furnish to the Trustee a statement setting forth certain information with respect to the Mortgage Loans included in the Trust for such Series.

Advances

         If so specified in the Prospectus Supplement for a Series, each Servicing Agreement with respect to such Series will provide that the related Servicer will be obligated to advance funds (each, an "Advance") to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Mortgage Loans, (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable
attorney's fees.   The failure of  a Servicer to  make any required  Advance
under the related Servicing Agreement constitutes a default under such Servicing Agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may, if so provided in the Agreement, be required to make Advances to the extent necessary to make required distributions on certain Certificates, provided that such party deems such amounts to be recoverable.

         As specified in the related Prospectus Supplement, the advance obligation of the Master Servicer may be further limited to an amount specified in the Agreement that has been approved by each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of
such Series.   Any required Advances by a Servicer, the Master  Servicer or the
Trustee, as the case may be, must be deposited into the applicable Custodial Account or Master Servicer Custodial Account or into the Asset Proceeds Account and will be due not later than the Distribution Date to which such delinquent payment relates. Amounts so advanced by a Servicer, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the

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

Mortgage Loans,  insurance proceeds or liquidation proceeds  of the Mortgage
Loans for which such amounts  were advanced.   If an  Advance made by  a
Servicer, the Master Servicer or the Trustee, as the case may be, later proves to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Asset Proceeds Account prior to the distribution of payments to the Certificateholders.

         Any Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled
distributions on  the Certificates  of such Series.   Neither the Servicer or
the Master Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust for any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances will be recoverable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced.

Collection and Other Servicing Procedures

         Each Servicing Agreement with respect to a Series will require the related Servicer to make reasonable efforts to collect all payments required under the Mortgage Loans included in the related Trust and, consistent with such Servicing Agreement and the applicable insurance policies with respect to each Mortgage Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.

         The Mortgage Note or Security Instrument used in originating a Mortgage Loan may contain a "due-on-sale" clause. See "CERTAIN LEGAL ASPECTS
OF MORTGAGE LOANS -- "Due-On-Sale" Clauses."   The Servicer will be required to
use reasonable efforts to enforce "due-on-sale" clauses with respect to any Mortgage Note or Security Instrument containing such a clause, provided that the  coverage of  any applicable  insurance policy will  not be  adversely
affected  thereby.   In any  case in  which Mortgaged Premises have been  or are about to be conveyed by the borrower and the "due-on-sale" clause has not been enforced or the related Mortgage Note is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Premises have been or are about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Primary Mortgage Insurance Policies or if otherwise required by
law.    If the  Servicer  enters into  an assumption  agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer will release the original borrower from liability upon the Mortgage Loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the Mortgage Interest Rate or an increase in the term of a Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

         Each conventional Mortgage Loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related
Prospectus Supplement, be covered by a primary mortgage insurance policy (a "Primary Mortgage Insurance Policy") remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of the original fair market value of the related Mortgaged Premises or, with the consent of the Master Servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to such Mortgage Loan has declined to 80% or less based upon the current fair market value of such Mortgaged Premises. Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies to the extent specified in the related Prospectus Supplement.

         If so specified in the Prospectus Supplement for a Series, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the related Trust (the "Mortgage Insurance Loss") will consist of the insured portion of the unpaid principal balance of the covered Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or are in any way related to the related Mortgaged Premises, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Premises and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums. If so specified in the Prospectus

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

Supplement for a Series, the mortgage insurer will be required to pay to the insured either (i) the Mortgage Insurance Loss or (ii) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, thereafter, scheduled payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not
occurred and (B) the date of an approved sale.   Any rents or other  payments
collected or received by the insured which are derived from or are in any way related to the Mortgaged Premises securing such Mortgage Loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

         Each Servicing Agreement with respect to a Series will require the related Servicer to cause to be maintained a Standard Hazard Insurance Policy covering each Mortgaged Premises securing each Mortgage Loan covered
by such  Servicing Agreement.   Each Standard Hazard  Insurance Policy  is
required to cover an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) 100% of the replacement value of the improvements on the related Mortgaged Premises. All amounts collected by the Servicer or the Master Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Premises and other amounts necessary to reimburse the Servicer or the Master Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer or the Master Servicer) will be deposited to the applicable Custodial Account maintained with respect to such Mortgage Loan or the Asset Proceeds Account. See " -- Payments on Mortgage Loans."

         The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the Standard Hazard Insurance Policies will be underwritten by different insurers and will cover Mortgaged Premises located in different states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Standard Hazard Insurance Policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or
domestic animals,  theft or,  in  certain cases,  vandalism.   The foregoing
list is  merely indicative  of certain  kinds  of uninsured risks  and is not
intended to be all-inclusive.   If  Mortgaged Premises are located in a flood
area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer or the Master Servicer, as the case may be, cause to be maintained flood
insurance with respect  to such Mortgaged Premises.   The Depositor may  acquire
one or more Special Hazard Insurance Policies covering certain of the uninsured risks described above. See "CREDIT ENHANCEMENT -- Special Hazard Insurance Policies."

         The Standard Hazard Insurance Policies covering Mortgaged Premises securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Premises in
order to recover  the full  amount of  any partial loss.   If  the insured s
coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

         A Servicer may satisfy its obligation to provide a Standard Hazard Insurance Policy with respect to the Mortgage Loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of such Mortgage Loans, to the extent that (i) such policy names the Servicer as loss payee and (ii) such policy provides coverage in an amount equal to the aggregate unpaid principal balance on the
Mortgage Loans  without co-insurance.   If  the blanket policy contains a
deductible clause and there is a loss not covered by the blanket policy that would have been covered by a Standard Hazard Insurance Policy covering the related Mortgage Loan, then the Servicer will remit to the Master Servicer

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

from the Servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a Standard Hazard Insurance Policy covering such Mortgage Loan.

         Any losses incurred with respect to Mortgage Loans included in the Trust for a Series due to uninsured risks (including earthquakes, landslides, mudflows and floods) or insufficient insurance proceeds may reduce the value of the assets included in the Trust for such Series to the extent such losses are not covered by a Special Hazard Insurance Policy for such Series and could affect distributions to holders of the Certificates of such Series.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans

         The Master Servicer or Trustee may be required to maintain with respect to a Series one or more Mortgage Pool Insurance Policies, Special Hazard Insurance Policies or Bankruptcy Bonds in full force and effect throughout the term of the related Trust, subject to payment of the applicable
premiums.   The terms of  any such policy or bond  and any requirements in connection therewith applicable to any Servicer or Master Servicer will be
described in the related Prospectus Supplement.   If any such Mortgage Pool
Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer or Trustee will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or a lesser amount if each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series confirms that such lesser amount will not impair the rating on such Certificates) of such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond. If, however, the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for such terminated policy or bond or such replacement policy or other credit enhancement may be secured at such increased cost, so long as such increase in cost will not adversely affect amounts available to make payments of principal or interest on the Certificates.

         If any Mortgaged Premises securing a defaulted Mortgage Loan included in the Trust for a Series is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or any Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Premises to the condition necessary to permit recovery under the related Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines that such expenses will be recoverable to it through insurance proceeds or
liquidation proceeds.   Each Servicing Agreement and the Agreement with respect
to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the related Trust and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans or losses on the Mortgaged Premises securing the Mortgage Loans.

         If recovery under any applicable insurance policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practices and procedures to realize upon such defaulted Mortgage Loan. The Servicer or the Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, or a trustee's sale or, in the event a deficiency judgment is available against the borrower or another person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such liquidation proceeding are less than the unpaid principal balance of the defaulted Mortgage Loan, there will be a reduction in the value of the assets of the Trust for the related Series such that holders of the Certificates of such Series may not receive
distributions of principal  and interest on  such Certificates in full.    See
"CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders."

Modification of Mortgage Loans

         With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer may enter into
a forbearance or  modification agreement  with the borrower.   The  terms of
any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, may affect the amount and timing of payments on one or more

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Classes of the related Series of Certificates.   For example, a  modification
agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans.

         As a condition to any modification or forbearance related to any Mortgage Loan or to the substitution of a Mortgage Loan, the Servicer and, if required, the Master Servicer, are required to determine, in their reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such Mortgage Loan on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the borrower to perform on the Mortgage Loan, the general condition of the Mortgaged Premises and the likely proceeds from the foreclosure and liquidation of the Mortgaged Premises.

         The Servicers will not exercise any discretion with respect to changes in any of the terms of any Mortgage Loan (including, but not limited to, the Mortgage Interest Rate and whether the term of the Mortgage Loan is extended for a further period and the specific provisions applicable to such extension) or the disposition of REO Properties without the consent of either the Master Servicer or the Trustee.

Evidence as to Servicing Compliance

         Within 120 days after the end of each of its fiscal years, each Servicer must provide the Master Servicer or the Trustee with a copy of its audited financial statements for such year and a statement from the firm of independent public accountants that prepared such financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during such fiscal year and the steps that have been taken to correct such failure.

         The Master Servicer or the Trustee will review, on an annual basis, the performance of each Servicer under the related Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under such Servicing Agreement.

Events of Default and Remedies

         If so specified in the Prospectus Supplement for a Series, events of default under the Servicing Agreement in respect of such Series will consist of
(i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one business day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any of its other covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice of such failure to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

         The Master Servicer or the Trustee will have the right pursuant to each Servicing Agreement to terminate the related Servicer upon the occurrence
of an  event of default  under such Servicing Agreement.   In the event of  such
termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer or the Trustee) (subject to written confirmation by each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series that such appointment will not adversely effect the ratings then in effect on the Certificates). Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

Master Servicer Duties

         If so specified in the Prospectus Supplement for a Series, the Master Servicer will (i) administer and supervise the performance by each Servicer of its duties and responsibilities under the related Servicing Agreement,
(ii) maintain any insurance policies (other than property specific insurance policies) providing coverage for losses on the Mortgage Loans for such Series,
(iii) calculate amounts payable to Certificateholders on each Distribution Date, (iv) prepare periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (v) prepare federal and state tax and

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

information returns and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer to enforce the provisions of the related Servicing Agreement, to monitor each Servicer's servicing activities, to reconcile the results of such monitoring with information provided by the Servicer and to make corrective adjustments to records of the Servicer and the Master Servicer, as appropriate. The Master Servicer may engage various independent contractors to perform certain of its responsibilities; provided, however, that the Master Servicer remains fully responsible and liable for all its obligations under each Agreement (other than those specifically undertaken by a Special Servicer).

         The Master Servicer will be entitled to a monthly master servicing fee applicable to each Mortgage Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of such Mortgage Loan.

         The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related Servicing Agreement. Upon termination of a Servicer by the Master Servicer or the Trustee, the
Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the
terminated Servicer.   The Master Servicer's obligation to act as  a Servicer
following the termination of a Servicer will not require the Master Servicer to
(i) purchase Mortgage Loans from a Trust due to a breach by the Servicer of a representation or warranty under the related Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage Loan or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master
Servicer's independent advance obligation under the related Agreement.   The
Master Servicer for a Series may resign from its obligations and duties under the Agreement with respect to such Series, but no such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties. If specified in the Prospectus Supplement for a Series, the Depositor may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

Special Servicing Agreement

         The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted
Mortgage Loans  securing a Series.   The Special  Servicer may engage  various
independent contractors to perform certain of its responsibilities; provided, however, that the Special Servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement (the "Special
Servicing Agreement").   As may be  further specified in the related Prospectus
Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan or related REO Properties as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Mortgage Loan or related REO Properties, or (iii) a performance fee applicable to each liquidated Mortgage Loan based upon the related liquidation proceeds.

                                 THE AGREEMENT

         The following summaries describe the  material provisions common to
each Series of Certificates.   The summaries do not purport to be complete  and
are subject to the related Prospectus Supplement and the Agreement with respect to such Series. The material provisions of a specific Agreement will
be  further  described in  the related  Prospectus  Supplement.   When
particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

The Trustee

         The  Trustee  under each  Agreement  will be  named  in the  related
Prospectus Supplement.    The Trustee  must  be a corporation or  a  national
banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Depositor or the Master
Servicer, either the Depositor or the Master Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

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         The  Trustee may resign at  any time, in which  event the Depositor will be obligated to appoint a successor Trustee. The Depositor will also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of outstanding Certificates of the related Series entitled to at least 51% (or such other percentage as may be specified in the related Prospectus Supplement) of the voting rights of such Series. Certificate Insurers may obtain the right to exercise all voting rights of holders of Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of Accounts

         Funds deposited in or remitted to the Asset Proceeds Account, any Reserve Fund or any other funds or accounts for a Series are to be invested by the Trustee, as directed by the Depositor, in certain eligible investments ("Permitted Investments"), which may include (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States, (ii) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to such Series, (iii) commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to such Series, (iv) demand
and time  deposits, certificates  of deposit, bankers   acceptances and federal
funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the rating category required to support the then applicable rating assigned to such Series, (v) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (vi) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series at the time of issuance of such Series and (vii) certain repurchase agreements with respect to United States government securities.

         Permitted Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Asset Proceeds Account, Reserve Fund and other funds or accounts for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of the Certificates of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. In general, reinvestment income from Permitted Investments will not accrue for the benefit of the Certificateholders of such Series. If a reinvestment agreement is obtained with respect to a Series, the related Agreement will require the Trustee to invest funds deposited in the Asset Proceeds Account and any Reserve Fund or other fund or account for such Series pursuant to the terms of the reinvestment agreement.

Reports to Certificateholders

         Concurrently with each distribution on the Certificates of any Series, there will be mailed to the holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things: (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class of Certificates; (ii) the aggregate amount of such distribution allocable to interest, separately identifying the amount allocable to each Class of Certificates; (iii) the aggregate principal balance of each Class of Certificates after giving effect to distributions on the related Distribution Date; (iv) if applicable, the amount otherwise distributable to any Class of Certificates that was distributed to any other Class of Certificates; (v) if any Class of Certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related Mortgage Assets; and information regarding the levels of delinquencies and losses on the Mortgage Loans. Customary information deemed necessary for Certificateholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

         If so specified in the Prospectus Supplement for a Series, events of default under the related Agreement will consist of (i) any default in the performance or breach of any covenant or warranty of the Master Servicer under such Agreement which continues unremedied for a specified period after the

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giving of written  notice of such failure to the  Master Servicer by the Trustee or by the holders of Certificates entitled to at least 25% of the aggregate voting rights, (ii) any failure by the Master Servicer to make required Advances with respect to delinquent Mortgage Loans in the related Trust, (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer, if any, and (iv) certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default by the Master Servicer under an Agreement remains unremedied, the Trustee may, and, at the direction of the holders of outstanding Certificates of a Series entitled to at least 51% of the voting rights, the Trustee will, terminate all the rights and obligations of the Master Servicer under the related Agreement, except that the holders of Certificates may not direct the Trustee to terminate the Master Servicer for its failure to make Advances. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make Advances regarding delinquent Mortgage Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable to act as successor Master Servicer, the Trustee may appoint or, if the holders of Certificates of a Series entitled to at least 51% of the voting rights of such Series (or a Certificate Insurer entitled to exercise the voting rights of the holders of Certificates) so request in writing, the Trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Agreement.

         The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the Certificates of the related Series unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         The Agreement generally may be amended by the parties thereto with the consent of the holders of outstanding Certificates of the related Series entitled to at least 66% of the voting rights of such Series. Nevertheless, no amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of Certificates of such Class evidencing 66% of the voting rights of such class, or (iii) reduce the aforesaid percentage of Certificateholders required to consent to any such
amendment unless  each  holder of  a Certificate  consents.   A  Certificate
Insurer  may obtain  the  right  to  exercise all  voting  rights of  the
holders  of Certificates.   The  Agreement may also  be amended by  the parties
thereto without the consent of Certificateholders for the purpose of, among other things, (i) curing any ambiguity, (ii) correcting or supplementing any provisions thereof which may be inconsistent with any other provision thereof, (iii) modifying, eliminating or adding to any of the provisions of the Agreement to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust under the Code at all times that any Certificates are outstanding or (iv) making any other provision with respect to matters or questions arising under the Agreement or matters arising with respect to the Trust which are not covered by the Agreement and which shall not be inconsistent with the provisions of the Agreement, provided in each case that such action shall not adversely affect in any material respect
the  interests  of  any Certificateholder.   Any  such amendment  or supplement
shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Certificates.

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Termination

         Each  Agreement  and  the  respective obligations  and
responsibilities created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be paid to them pursuant to such related Agreement following (i) to the extent specified in the related Prospectus Supplement, the purchase of all the Mortgage Assets in such related Trust and all Mortgaged Premises acquired in respect thereof or (ii) the later of the final payment or other liquidation of the last Mortgage Asset remaining in the Trust or the disposition of all Mortgaged Premises
acquired  in respect thereof.   See "DESCRIPTION OF  THE CERTIFICATES --
Optional Termination." In no event, however, will any Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons
described in  the related  Agreement.   Written  notice of termination of  the
Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates of the related Series at the corporate trust office of the Trustee or its agent.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated.

The Mortgage Loans

         Single Family  Loans, Multi-Family Loans, Conventional  Home
Improvement Loans, Title  I Loans and HELOCs.   The Single Family Loans,
Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Premises is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with
a state or  county office.   There  are two  parties to  a mortgage,  the
mortgagor,  who is  the borrower and  owner of the  mortgaged premises,  and the
mortgagee,  who is the lender.   The mortgagor delivers to the mortgagee a note
or bond and the mortgage.   Although a deed of trust is similar to  a mortgage,
a deed of trust has three parties: the trustor, who is the borrower and homeowner (similar to the mortgagor); the beneficiary, who is the lender (similar to a mortgagee); and the trustee, who is a third-party grantee.
Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Condominiums.   Certain of the Mortgage Loans may be loans secured  by
condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other,
located  on property subject  to condominium  ownership.   Condominium ownership
is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a
long-term  ground lease and owns the apartment building.   The Cooperative is
directly  responsible for  project management and,  in most  cases, payment  of
real estate  taxes and  hazard and liability insurance.   If  there  is a
blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also
responsible  for  meeting these  mortgage  obligations.   A  blanket mortgage
is ordinarily  incurred  by the  Cooperative  in connection  with the

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construction  or purchase  of  the  Cooperative's apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage or make such final payment could lead to foreclosure by the mortgagee providing the financing.
A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights
to  occupy  specific apartments  or units.   In  general, a  tenant-stockholder
of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices
to perfect the  lender's interest in  its collateral.   Subject to  the
limitations discussed below, upon default of the tenant- stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the Cooperative shares.

Foreclosure

         Single Family  Loans, Multi-Family Loans, Conventional Home
Improvement Loans, Title I Loans  and HELOCs.  Foreclosure of a mortgage  is
generally accomplished by  judicial action.   A foreclosure action generally is
initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct
the  sale of  the Mortgaged Premises.   In  some states,  mortgages may also be
foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the Mortgaged Premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by
judicial action in  the manner provided  for foreclosure of  mortgages.   In
some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses

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and costs,  including attorney's fees, which may be recovered by a lender.
After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure
sale.   If the mortgage or  deed of trust is not  reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. See " Junior Mortgage Loans; Rights of Senior Mortgagees."

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights
that may be granted  to borrowers  pursuant to applicable  state law).   The
purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the Mortgaged Premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Premises at the foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the Mortgage Note, accrued and unpaid interest thereon and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the Mortgaged Premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the Mortgaged
Premises.   Depending upon market conditions, the  ultimate proceeds of the sale of the Mortgaged Premises may not  equal the lender's investment therein. Any
loss may be reduced  by the receipt of insurance proceeds.   See "SERVICING OF
MORTGAGE LOANS -- Primary Mortgage Insurance Policies," "-- Standard Hazard Insurance Policies" and "CREDIT ENHANCEMENT -- Special Hazard Insurance
Policies."    Mortgaged Premises  that are  acquired through  foreclosure must be sold by the Trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before such non- judicial sale takes place.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

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

         Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder,
including mechanics   liens against the cooperative  apartment building incurred
by such tenant-stockholder.   The proprietary lease or occupancy  agreement
generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its
obligations  under the proprietary  lease or  occupancy agreement.   A  default
by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the
default.   The recognition agreement  typically provides that if  the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those
shares.   Article 9 of the UCC requires that  a sale be conducted in a
"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy
the  indebtedness secured by  the lender's security  interest.   The recognition
agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant- stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders."

Junior Mortgage Loans; Rights of Senior Mortgagees

         Some of the Mortgage Loans included in a Trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and,
possibly, satisfies  the defaulted senior mortgage  or deed  of trust.   As
discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any Standard Hazard Insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a Standard Hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

         A common form of mortgage or deed of trust used by institutional lenders typically contains a "future advance" clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or
deed of trust.   While such a clause is valid  under the laws of most states, the priority  of any  advance made under  the clause depends, in  some states,
on  whether the  advance was an  "obligatory" or "optional" advance.   If the
mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the
time of  the advance.   Where  the mortgagee  or beneficiary is  not obligated
to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages
or deeds  of trust  and other liens.   Priority of advances  under the clause
rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a "credit limit" amount stated in the recorded mortgage.

         Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

     In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the Mortgaged Premises from the
foreclosure sale.   Depending upon state law, the right of  redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Premises while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a
mortgage.   In some states, statutes limit the right  of the beneficiary or mortgagee to obtain a deficiency judgment against  the borrower following
foreclosure or sale under a deed of trust.   A deficiency judgment would be a
personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of
the real property sold at the foreclosure sale.   As a result of these
prohibitions, it is anticipated that in many instances Servicers will not seek deficiency judgments against defaulting borrowers.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on
the mortgaged premises without the permission of the bankruptcy court.   The
rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage
loan repayment schedule.   The effect of  any such proceedings under  the
federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and  local real estate tax laws  provide priority to certain
tax  liens over the lien of  a mortgage or secured party.    Numerous federal
and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Single Family Loans and Cooperative Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related states and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the
provisions  of the  law.   In some  cases, this  liability may  affect assignees
of mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Soldiers  and Sailors  Civil Relief Act of 1940

         Under the Soldiers and Sailors Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations incurred prior to the commencement of military service and (iii) may have the maturity of such obligations incurred prior to the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. The benefits of (i), (ii), or (iii) above are subject to challenge by creditors, however, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service,
the  court may  apply equitable  principles accordingly.   If  a borrower's
obligation to  repay amounts  otherwise due  on a  Mortgage Loan  included in
the Trust  for a Series  is relieved pursuant  to the Soldiers   and Sailors
Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts and any loss in respect thereof may reduce the amounts available to be paid to the holders of the
Certificates  of such Series.   If so  specified in the  Prospectus Supplement
for a Series, any shortfalls in interest collections on Mortgage Loans included in the Trust for such Series resulting from application of the Soldiers and Sailors Civil Relief Act of 1940 will be allocated to each

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

Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Considerations

         Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties, including federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials ("Adverse Environmental Conditions") under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous substances have been
released  or disposed  of on  the property.   Such  Cleanup Costs  may be
substantial.   The U.S.  Environmental Protection  Agency (the "EPA")  has
established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991) which provides that EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, EPA and the Department of Justice have adopted a policy not to proceed against lenders which are acting primarily to protect a security interest at the inception of loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against lenders and Government Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to certain limitations and conditions. Many state or local laws, regulations or ordinances may also require owners or operators of property (which may include a lender in certain circumstances) to incur Cleanup Costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that Cleanup Costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Premises securing a Mortgage Loan becomes the property of such Trust in certain
circumstances and  if  such Cleanup  Costs were  incurred.   Moreover,  certain
states or localities by statute or ordinance impose a lien for any Cleanup Costs incurred by such state or locality on the property that is the subject of such Cleanup Costs (a "Superlien"). Some Superliens take priority over all other prior recorded liens, and others take the same priority as taxes in the
jurisdiction.   In both instances, the  Superlien would take priority  over the security interest of the Trustee in a Mortgaged Premises in the jurisdiction in question.

         It is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted and no
representations  or  warranties  are  made  by  the  Depositor   or  the  Seller
to  the  Trustee  or Certificateholders as to  the absence  or effect of Adverse
Environmental Conditions  on any of  the Mortgaged  Premises.   In addition, the
Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of Adverse Environmental Conditions on any Mortgaged Premises or any casualty resulting from the presence or effect of Adverse Environmental Conditions, and any loss or liability resulting from the presence or effect of such Adverse Environmental Conditions will reduce the amounts otherwise available to pay to the holders of the Certificates.

         If so specified in the Prospectus Supplement for a Series, the Servicers are not permitted to foreclose on any Mortgaged Premises without
the  approval of the  Master Servicer or  the Trustee.   The Master Servicer  or
the Trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous
wastes or  hazardous  substances.   The  Master Servicer  or the  Trustee is
required  to inquire  of any  Servicer requesting approval of foreclosure
whether the property proposed  to be foreclosed upon is so contaminated.   If a
Servicer does not foreclose on Mortgaged Premises, the amounts otherwise available to pay the holders of the Certificates may be reduced. A Servicer will not be liable to the holders of the Certificates if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. In addition, a Servicer will not be liable to the holders of the Certificates if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

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

"Due-on-Sale" Clauses

         The forms of Mortgage Note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on- sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its
interest  in the  Mortgaged Premises.   The  Garn-St. Germain  Depository
Institutions Act of 1982 (the "Act") preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans include conventional Mortgage Loans) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

         By virtue of the Act, a mortgage lender generally may accelerate any conventional Mortgage Loan which contains a "due- on-sale" clause upon transfer
of  an interest  in the Mortgaged Premises.   With  respect to  any Mortgage
Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including
(i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the Mortgaged Premises, in each case where the transferee(s) will occupy the Mortgaged Premises, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Premises, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Premises (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and (vi) other
transfers as  set forth in  the Act  and the regulations  thereunder.   As a
result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with
respect to single-family mortgage loans.   The  extent of the  effect of  the
Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

Enforceability of Certain Provisions

         The forms of Mortgage Note, mortgage and deed of trust used by the Servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for
prepayment fees  or penalties  if the obligation is paid prior to maturity.   In
certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.
Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will generally be retained by the related Servicer as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from
the legal  effect of defaults under the loan documents.   Examples of judicial
remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to
reinstate the loan.   In some cases, courts have  substituted their judgment for the lender's  judgment and  have required  lenders to reinstate  loans or recast payment schedules to accommodate borrowers  who are suffering from
temporary financial disability.   In some cases, courts have limited the right
of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the Mortgaged Premises or the borrower executing a second mortgage or deed of trust
affecting the Mortgaged Premises.   In  other cases,  some courts  have been
faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed
minimum requirements.   For the most part, these  cases have upheld the notice
provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                                 THE DEPOSITOR

         Saxon Asset Securities Company was incorporated in Virginia on May 6, 1996, as a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Dominion Capital is a wholly owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion

Resources").   None  of Dominion Resources, Dominion Capital,  Dominion Mortgage
or  the Depositor  has  guaranteed,  or  is  otherwise  obligated with  respect
to,  the Certificates of any  Series.   The principal  executive offices  of the
Depositor are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Depositor is (804) 967-7400. The Depositor was formed solely for the purpose of facilitating the financing and sale of Mortgage
Assets and  certain other  assets.   It does not  intend to  engage in any
business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, Mortgage Assets and certain
other  assets  and taking  certain  action with  respect thereto.    The
Depositor's Articles of Incorporation limit the Depositor's business to the foregoing and place certain other restrictions on the Depositor s activities.

                                USE OF PROCEEDS

         Substantially all the net proceeds from the sale of the Certificates of each Series will be applied by the Depositor to purchase the Mortgage Assets assigned to the Trust underlying such Series and to fund any Pre-Funding Account.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of two general types of Certificates: (i) Certificates ("REMIC Certificates") representing interests in all or a portion of a Trust ("REMIC Mortgage Pool") for which an election is made to treat it as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G (the "REMIC Provisions") and (ii) Certificates ("Trust Certificates") representing certain interests in a Trust Fund for which such an election is not made. The discussion is based upon the advice of Arter & Hadden, special counsel to the Depositor. Arter & Hadden has delivered to the Depositor their opinion, which addresses issues identified below as being covered thereby and states that the discussion of federal income tax issues in this section accurately sets forth their views on those issues. The discussion reflects the applicable
provisions of:   the Internal Revenue  Code of 1986,  as amended (the "Code");
the final regulations on REMICs (the "REMIC Regulations") promulgated on December 23, 1992; the final regulations under Sections 1271 through 1273 and 1275 of the Code (the "OID Regulations") concerning debt instruments promulgated on January 21, 1994; the final regulations concerning debt instruments providing for contingent payments (the "1996 Contingent Payment Regulations") promulgated on June 11, 1996; the final mark-to- market regulations under Section 475 (the "Mark-To-Market regulations")
promulgated December 31, 1996; the proposed regulations concerning withholding for foreign persons (the "Proposed Withholding Regulations") published on April 15, 1996; and the proposed regulations concerning amortization of premium (the "Proposed Premium Regulations") published on
June 27, 1996.    The discussion  does not,  however, purport  to cover  all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. In addition, the authorities on which the discussion is based are subject to change or differing interpretation, and any change or differing interpretation could be applied retroactively. In some instances where the Treasury Department has not adopted regulations implementing provisions of the Code, the discussion cites the views expressed in the Conference Committee Report (the "Committee Report") to the Tax
Reform Act of  1986 which enacted  the Code.   The  discussion does  not address
the state or local tax consequences of the purchase, ownership and disposition of Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC Certificates

         With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Arter & Hadden, special counsel for the Depositor, will deliver their opinion generally to the effect that, assuming that (i) a REMIC election is timely made in the required form, (ii) there is ongoing compliance with all provisions of the related Agreement and (iii) certain representations set forth in the Agreement are true, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions. REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interest. A REMIC Certificate representing a regular interest in a REMIC

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Mortgage Pool will be  referred to  as a "REMIC Regular Certificate" and a REMIC
Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In such event, the entity may be subject to taxation as a separate corporation, and the Certificates issued by the entity may not be accorded the status described below under the heading "Status of REMIC
Certificates".   In the  case of  an  inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         Among  the ongoing  requirements to qualify  for REMIC  treatment is that substantially all the assets of the REMIC Mortgage Pool (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages"
and "permitted investments".   A "Qualified  Mortgage" means:   (a) any
obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property (including for this purpose any obligation secured by stock held by a person as a tenant stockholder in a cooperative housing corporation) and which is transferred to the REMIC on the Closing Date in exchange for REMIC Certificates or is purchased within three months of the Closing Date, (b) any qualified replacement mortgage, (c) any regular interest in another REMIC transferred to the REMIC on the Closing Date in exchange for REMIC
Certificates, or (d) beginning on September 1, 1997,  certain regular  interests
in a  financial asset  securitization investment  trust.   The REMIC
Regulations treat an obligation secured by a manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location as an obligation secured by real property without regard to the treatment of the obligation or the property under state law.

         Taxation of REMIC Regular Certificates. Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer Certificateholders will receive reports annually (or more frequently if required) to the contracting Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs".

         Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. The OID Regulations do not apply to debt instruments subject to Code Section 1272(a)(6).

         Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations should provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount a Prepayment
Assumption consistent  with this  standard will  be used.   Nevertheless,  the

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

Depositor does not make any representation that prepayment will in fact be made at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

         The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the
REMIC  Regular  Certificate over  its "issue  price".   Except as  discussed in
the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates will be the price at which a substantial amount thereof are first sold to the public (excluding bond houses and brokers). The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest."

         If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludable from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some of or all this pre-issuance accrued interest may be treated as a separate asset (and hence is not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

         Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the
currency in which  the debt instrument is denominated.   Such a rate  remains
qualified even though it is multiplied by (i) a fixed, positive multiple greater than 0.65 but not exceeding 1.35, (ii) increased or decreased by a fixed rate, or (iii) both (i) and (ii). Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of one another. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate determined using a single fixed formula and based on objective financial information or economic information (excluding a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party). A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate, such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. Under the foregoing rules, some of the payments of interest on a REMIC Regular Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set
using the formula applicable to subsequent periods.   REMIC Regular Certificates
other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but, if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some of or all the payments on REMIC Regular Certificates providing for the accretion of

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

interest will  be included in the stated redemption price at maturity of such
Certificates.   Interest payments are unconditionally  payable only if  a late payment or nonpayment is  expected to  be penalized or  reasonable remedies
exist to compell payments.   Certain debt securities  may provide for  default
remedies in  the event of  late payment  or nonpayment  of interest.   The
interest on such securities will be unconditionally payable and constitute qualified stated interest, not original issue discount. Nevertheless, absent clarification of the OID Regulations, where debt securirites do not provide for default remedies, the interest payments will be included in their stated
redemption prices at maturity and taxed as original issue discount.   Any stated
interest in excess of qualified stated interest is included in the stated redemption price at maturity.

         Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the number of complete years to its weighted average maturity. For this purpose, the weighted average maturity is computed as the sum of the products of each payment (other than a payment of qualified stated interest) multiplied by a fraction the numerator of which is the number of complete years from the issue date until such payment is made and the denominator of which is the
stated redemption price at maturity.   The IRS may take the position  that this
rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of stated principal balance over the issue price is less than such de minimis amount.

         The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates Market Discount and Premium."

         Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period that are included in the stated redemption price at maturity and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in clause (i)(A) of the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the Closing Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the Closing Date and the first Distribution Date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original

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

issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on
or after the  day of purchase.   The adjusted issue  price of a  REMIC Regular
Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

         The qualified stated interest payable with respect to REMIC Regular Certificates which are certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting them into fixed rate debt instruments. REMIC Regular Certificates required to be so treated generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions described above).

         There is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to REMIC Regular Certificates bearing
interest at one or  more variable rates.   In the absence  of other authority,
the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports
furnished  to Certificateholders.    REMIC  Regular Certificates bearing
interest at a Single Variable Rate will take into account for each accrual period an amount corresponding to the sum of (i) the qualified stated interest accruing on the outstanding principal balance of the REMIC Regular Certificate (as the stated interest rate for that Certificate varies from time to time) and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same principal balance and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the applicable qualified floating rate or qualified inverse floating rate in the case of a REMIC Regular Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a REMIC Regular Certificate providing for an objective rate other than a qualified inverse floating rate, in each case as of the issue date. Holders of REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for a qualified floating rate or qualified inverse floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), and (b) for any other objective rate, the fixed rate that reflects the yield that is
reasonably expected for the  REMIC Regular  Certificate.   If the  interest paid
or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

         In the case of a REMIC Regular Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rate provided by the Certificate and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

         The provisions of the OID Regulations applicable to variable rate debt instruments may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID

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Regulations applicable to variable  rate debt instruments, it  may be subject to the 1996 Contingent Debt Regulations. The application of the 1996 Contingent Payment Regulations to instruments such as variable rate REMIC Regular
Certificates  is subject  to  differing interpretations.   If Certificates  with
variable rates are subject to the 1996 Contingent Payment Regulations, the related Prospectus Supplement will include additional information about their application.

         Market Discount.   The purchaser of a REMIC Regular Certificate at a
market discount, that is at a purchase price less than the stated redemption price at maturity (or, in the case of a REMIC Regular Certificate issued
with  original issue discount,  the   REMIC  Regular   Certificate's  adjusted
issue  price   (as  defined   under  "Taxation   of  REMIC   Regular
Certificates -- Original Issue Discount")), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income.

         A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. Such election, if made, will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If such an election is made, the Certificateholder is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the IRS.

         Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if it is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the de minimis rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to de minimis original issue discount. See "Taxation of REMIC Regular Certificates -- Original Issue Discount." Such treatment would result in de minimis market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

         The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the

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beginning  of the  period. Because regulations  have not been issued,  it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         A Certificateholder generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the
stated redemption  price at maturity  were received.   See further "Sales  of
REMIC Certificates" below.   A Certificateholder  may be required to defer  a
portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

         Premium.   A REMIC  Regular  Certificate purchased  at  a cost  (not
including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code
Section 171 on  installment obligations such as the REMIC Regular Certificates.

         The Proposed Premium Regulations describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise its option in a manner that maximizes the Certificateholder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after publication of final regulations. The Proposed Premium Regulations do not apply to debt instruments subject to Code Section 1272(a)(b). Nevertheless, if a Certificateholder elects to amortize premium for the taxable year containing such effective date, the Proposed Premium Regulations will apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

         Treatment of Subordinated Certificates. REMIC Regular Certificates may include one or more Classes of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could exceed the amount of cash distributed to such Certificateholder in that period.

         Although not entirely clear, it appears that:   (a) a holder who holds
a Subordinated Regular REMIC Certificate in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a Subordinated Regular REMIC Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

         Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual . . . interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates would be treated as "loans secured by an interest in real

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

property" within the meaning of Code Section 7701(a)( 19)(C)(v) or as other assets described in Code Section 7701 (a)(19)(C)(i) through (x).
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and any amount includible in gross income with respect to the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C) or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(6)(B)) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. See, in this regard, "Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans," below. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will
qualify for the corresponding  status in  their entirety.   The investment of
amounts in any reserve fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Qualified Mortgages held pending distribution are considered part of the Qualified Mortgages for purposes of Code Section 856(c)(5)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there
appears to  be no reason why  analogous treatment should be denied.   The
determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

         For purposes of characterizing an investment in REMIC Certificates, a contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C).

         Tiered REMIC Structures.   For certain  series of Certificates,  two or
more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Arter & Hadden, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions. Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(5)(A), and assets described in Code
Section 7701(a)(19)(C), and whether the income on such Certificates is "interest" described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

         Taxation of REMlC Residual Certificates. An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Taxable income from Residual Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if Qualified Mortgages are acquired by a

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

REMIC at a discount, then the Residual Owner may recognize original issue discount as income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Qualified Mortgages while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount.

         The tax treatment of any payments received by a Residual Owner in connection with the acquisition of such Certificate is unclear. Such payments may be taken into account in determining the income of such holder. Alternatively, a holder may take another position. Because of the uncertainty concerning the treatment of such payments, Residual Owners should consult their tax advisers concerning the treatment of such payments for income tax purposes.

         Taxable Income  or Net  Loss of  the REMIC Trust  Fund.   The taxable
income or net loss of the REMIC Mortgage Pool reflects a netting of income from the Qualified Mortgages, any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter is determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. First, a deduction is allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of
any  Qualified  Mortgage's   adjusted  issue   price  (as  determined   under
"Taxation  of   REMIC  Regular Certificates -- Market  Discount and Premium")
over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the fair market value of the Mortgage Loans will be treated as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the value of such retained interests will be estimated in order to determine the fair market value of the Qualified Mortgages for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes") is taken into account. Fourth, the REMIC Mortgage Pool generally may deduct only items that would be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 does not apply at the REMIC Mortgage Pool level to investment expenses such as trustee fees or the servicing fees paid to the Master Servicer or sub-servicers, if any. See, however, "Pass-Through of Servicing Fees". If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

         Basis Rules and Distributions. A Residual Owner will not include any distribution by a REMIC Mortgage Pool in gross income to the extent it is less than the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See "Sales of REMIC Certificates". The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest. See "Taxation of REMIC Residual Certificates -- Daily Portions".

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used to offset income from the REMIC Residual Certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates". The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool used to determine taxable income or net loss includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates at the Closing Date, not the unpaid principal balances of the REMIC Mortgage Pool.

         Excess Inclusions. "Excess inclusions" with respect to a REMIC Residual Certificate are subject to special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the

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

excess, if any, of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that the Residual Owner held such REMIC Residual Certificate. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate (a) if it is publicly offered is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold, or (b) if it is not public offered, is its fair market value on the pricing date when the prices of the REMIC Regular Certificates are fixed.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than excess inclusions and may not be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

         Noneconomic  REMIC Residual  Certificates.   Under  the REMIC
Regulations, transfers of "noneconomic" REMIC Residual Certificates are disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents: (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates will be subject to certain restrictions under the terms of the related. Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the

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Depositor will make  no representation that  a REMIC  Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Tax-Exempt  Investors.   Tax-exempt  organizations  (including employee
benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions".

         Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code
Section 511 are treated as "disqualified organizations". Under provisions of the Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates".

         Real  Estate Investment Trusts.   If the applicable Prospectus
Supplement so provides, a REMIC Mortgage Pool may hold Qualified Mortgages bearing interest based wholly or partially on mortgagor profits, mortgaged property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC
Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

         Mark-to-Market Rules. Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Mark-to-Market Regulations provide that a REMIC Residual
Certificate is not treated as a security and thus may not be marked to market.

         Sales of  REMIC Certificates.   If a REMIC  Certificate is sold, the
seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of REMIC Residual Certificates -- Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of REMIC Regular Certificates -- Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals while maintaining a maximum marginal rate for the long-term capital gains of individuals at 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

         All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.


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         If  a Residual Owner  sells a REMIC  Residual Certificate  at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701 (i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

         Transfers of a REMIC Residual Certificate to certain "disqualified organizations" are subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax- exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or
(ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

         Pass-Through of Servicing Fees. In general, Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Consequently, expenses of the REMIC Mortgage Pool to serice providers, such as servicing compensation of the Master Servicer and the subservicers (if any), will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. In the case of a "single-class REMIC" (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Regular Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

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         A  "single-class REMIC" is  a REMIC that  either (i) would  be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Master Servicer intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates.

         Prohibited Transactions and Other Possible REMIC Taxes. The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Qualified Mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a Qualified Mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Qualified Mortgages for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the Closing Date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

         Termination  of a REMIC  Mortgage Pool.   In general,  no special tax
consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

         Reporting and Other Administrative Matters of REMIC. Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates which are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

         The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

         For purposes of the administrative provisions of the Code, REMIC Mortgage Pools are treated as partnerships and the holders of Residual Certificates are treated as partners. On of the Holders of the Residual Interest will be the "tax matters person" with respect to the REMIC Mortgage Pool in all respects, and will file federal income tax information returns on behalf of the related REMIC Mortgage Pool.

         As the tax matters person will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC Mortgage Pool and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information

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return  and may  in  some circumstances be bound  by a settlement agreement between the person serving as the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

         Backup Withholding  with Respect  to REMIC  Certificates.
Distribution of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

         Foreign Investors in REMIC Certificates. Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

         "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have authority to control all substantial decisions of the trust.

         Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code
Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

         Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. It is unclear, however, whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC Mortgage Pool, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC Mortgage Pool would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. Nevertheless, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by Non-U.S. Persons, the provisions of the REMIC Regulations, relating to the transfer of residual interests to Non-U.S. Persons may be read to imply that withholding with respect to excess inclusion income is to be determined by reference to the amount of the excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by Non-U.S. Persons could be

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subject to withholding at rates  as high as 100%, depending on the  relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of REMIC Residual Certificates -- Excess Inclusions."

         Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are Non U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a Non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a Non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

         The Proposed Withholding Regulations, if adopted in final form, could affect the United States taxation of foreign investors in REMIC Certificates. The Proposed Withholding Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. The Proposed Withholding Regulations would provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above and would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The Proposed Withholding Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

Non-REMlC Trust Funds

         Classification of Trust Funds. With respect to each series of Trust Certificates for which no REMIC election is made and are not subject to partnership treatment, Arter & Hadden, special counsel to the Depositor, will deliver their opinion generally to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I, of subchapter J of the Code.

         A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the net rate on the related Mortgage Assets) is referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) is referred to as a "Trust Interest Certificate."

         Characterization of Investments in Trust Certificates.

         Trust Fractional Certificates. In the case of Trust Fractional Certificates, Arter & Hadden, special counsel to the Depositor, will deliver their opinion that, in general (and subject to the discussion below under "Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the

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meaning  of Code Section 7701(a)(19)(C)(v);  (ii) Trust Fractional Certificates
held by a real estate investment trust will represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(5)(B); and (iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G (a)(3)(A)(i) and
(ii) or Section 860G(a)(4)(B) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

         Trust  Interest  Certificates.   Although  there  appears to  be  no
policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates to Trust Interest Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701 (a) (19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and (2) a real estate investment trust which owns a Trust Interest Certificate will be considered to own "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). . Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

         Buydown Mortgage Loans. It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents
with   respect  to  the  federal  income  tax   treatment  or  the
characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

         Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Section 1.593-11(d)(2) of the Treasury Regulations suggests that this latter treatment may be available, and Revenue Ruling 81-203, 1981-2 C.B. 137 may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

         For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A).
Section 1.856-5 (c)(1)(i) of the Treasury Regulations specifies that, if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         Taxation of Trust Fractional Certificates. Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the assets in a Trust. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Assets and received directly its share of the payments on such Mortgage Assets. Because those interests may represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Assets and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Assets. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Assets and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction

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for servicing fees in determining its  regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Assets but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

         Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Assets should read the material under the headings "Application of Stripped Bond Rules," "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Asset" means a Mortgage Asset having a Retained Yield (as that term is defined below) or a Mortgage Asset included in a Trust having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Assets.

         Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Assets should read the material under the headings "Treatment of Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. Nevertheless, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Assets, essentially equivalent to that portion of interest payable with respect to each Mortgage Asset that is retained ("Retained Yield"). If such a view were sustained with respect to a particular Trust, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates". The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Assets; nevertheless, prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

         Application of Stripped Bond Rules. Each Trust will consist of an interest in each of the Mortgage Assets relating thereto, exclusive of the Retained Yield, if any. With respect to each Series of Certificates Arter & Hadden, special counsel to the Depositor, will deliver their opinion that any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the owner thereof in a portion of each interest payment on the underlying Mortgage Assets. The sale of the Trust Certificates associated with any Trust for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage
Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Asset and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Asset will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The
effect  of  applying  those   rules  will  generally  be  to  require   each
Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Assets as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Assets, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders such Certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Assets and the amount of original issue discount on such Certificates will be determined accordingly. See "Aggregate Reporting".

         Under Treasury regulations, original issue discount determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds -- Taxation of REMIC Regular Certificates Original -- Issue Discount". Those regulations also provide that

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original issue discount  so determined with  respect to a particular  Stripped
Mortgage Asset will be treated as market discount if the rate of interest on the Stripped Mortgage Asset, including a reasonable servicing fee, is no more than one percentage point less than the unstripped rate of interest. See "Market Discount and Premium". The foregoing de minimis and market discount rules will be applied on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan-by-loan basis. The loan-by-loan information required for such application of those rules may not be available. See "Aggregate Reporting".

         Subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Assets at that time.

         Variable Rate Certificates. There is considerable uncertainty concerning the application of the OID Regulations to Mortgage Assets bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders Stripped Mortgage Assets bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) will be treated as subject to the provisions of the OID Regulation governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds -- Taxation of REMIC Regular -- Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, such rate as of Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to a variable rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

         The provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Assets, or to Stripped Certificates representing interests in such Mortgage Assets. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

         Aggregate  Reporting.  The  Trustee   intends  in  reporting
information  relating  to   original  issue  discount  to Certificateholders to
provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a loan-by-loan basis (or on the basis of the rights to individual payments) taking account of an allocation of the investor's basis in the Certificates among the interests in the various Mortgage Assets represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because   the  treatment  of  the   Certificates  under  the  OID
Regulations   is  both  complicated  and  uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

         Treatment of Unstripped Certificates. Mortgage Assets in a Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage assets ("Unstripped Mortgage Assets") will be treated as wholly owned by the Trust Fractional Certificateholders of the stated Trust. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust Funds -- Taxation of REMIC Regular Certificates -- Original Issue Discount") from Unstripped Mortgage Assets as and

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

when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Assets as it accrues or is received by the Trustee, whichever is earlier.

         Code Sections 1272 through 1275 provide generally for the inclusion of original issue discount in income on the basis of a constant yield to maturity. Nevertheless, the application of the OID Regulations to mortgage loans is unclear in certain respects. The OID Regulations provide a de minimis rule for determining whether certain self-amortizing installment obligations are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the term of the mortgage loan, or because of the use of an index that does not vary in a manner approved in the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds -- Taxation of REMIC Regular Certificates -- Original Issue Discount" and "Application of Stripped Bond Rules -- Variable Rate Certificates."

         A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Assets will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each
Unstripped  Mortgage Asset.   That  allocable share  is reduced,  if the  cost
of such subsequent purchaser's interest in such Unstripped Mortgage Asset exceeds its "adjusted issue price," by an amount equal to the product of (i) the daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Asset on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Asset at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day reduced by the aggregate amount of payments made (other than payments of qualified stated interest) during such accrual period prior to such day.

         Market Discount and Premium. In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Asset is less than its allocable share of the "adjusted issue price" of such Mortgage Asset. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules". Thus, with respect to such Mortgage Assets, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Assets at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a loan-by-loan basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of REMIC Regular -- Certificates -- Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

         If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Assets (on the basis of its relative fair market value). In general, the portion of any premium allocated to Unstripped Mortgage Assets can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

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

         The application of the Stripped Bond Rules to Stripped Mortgage Assets will generally cause any premium allocable to Stripped Mortgage Assets to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the
amortization of premium would be  allowed.   See "REMIC Certificates -- Taxation
of REMIC Regular Certificates -- Market Discount and Premium" for a discussion of the application of the Proposed Premium Regulations.

         Allocation of Purchase Price. As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Assets will be required to allocate the purchase price therefore to the undivided interest it acquires in each of the Mortgage Assets, in proportion to the respective fair market values of the portions of such Mortgage Assets included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Assets, where the interests in the Mortgage Assets represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Asset, provided the Mortgage Assets are not so diverse as to evoke differing prepayment expectations. Nevertheless, if there is any significant variation in interest rates among the Mortgage Assets, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

         Taxation of Trust Interest Certificates.   With respect to each Series
of Certificates Arter & Hadden, special counsel to the Depositor, will deliver their opinion that each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Portion") of each of the Mortgage Assets in the related Trust. Accordingly, and subject to the discussion below, each Trust Interest Certificateholder is treated as owning its allocable share of the Interest Portion from the Mortgage Assets, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the related Trust at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Portion from the Mortgage Assets, received directly its share of the amounts received with respect to the Mortgage Assets and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Asset but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

         A Trust Interest Certificate will consist of an undivided interest in the Interest Portion of each of the Mortgage Assets in the related Trust. With respect to each Series of Certificates, a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Portion of each of the Mortgage Assets (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Asset. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Portion under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate. The Stripped Bond Rules generally require a holder of stripped bonds or coupon portions to accrue and report income therefrom daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds -- Taxation of REMIC Regular Certificates -- Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Assets.

         Alternatively, IRS may require Trust Interest Certificateholders to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

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

         The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is
currently unclear.   Each  Trust Interest Certificate  will be treated  as a
single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds -- Taxation of REMIC Regular Certificates -- Original Issue Discount" apply; however, there is no authority permitting Trust Interest Certificateholders to take into account the Prepayment Assumption in computing original issue discount accruals. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

         The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is however, unclear, and it is possible that Certificateholders may be required to compute original issue discount either on a loan-by-loan basis or on a payment-by-payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a loan-by-loan basis. It may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest
Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

         Prepayments.   The proper  treatment of interests,  such as the  Trust
Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. The rules of Section 1272(a)(6) described above require original issue discount to be taken into account on the basis of a constant yield to assumed maturity and actual prepayments to any pool of debt instruments the payments on which may be accelerated by reason of prepayments. The manner of determining the prepayment assumption is to be determined under Treasury regulations, but no regulations have been issued. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the 1996 Contingent Debt Regulations.

         Sales of Trust Certificates. If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount previously included in income and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that Code Section 582(c) applies to such gain or loss.

         Trust Reporting. Each holder of a Trust Fractional Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year, each holder of a Trust Certificate who was such a holder at any time during such year, will be furnished with

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information regarding  the  amount  of  servicing compensation  and  such other customary factual information necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

         Back-up Withholding. In general, the rules described in "REMIC Trust Funds -- Back-up Withholding" will also apply to Trust Certificates.

         Foreign Certificateholders. Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or a United States estate or trust, will not generally be subject to United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section
957) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury. Any withholding tax that does apply may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

         See further the discussion of the Proposed Withholding Regulations, under "REMIC Trust Funds -- Foreign Investors in REMIC Certificates".

Securities Classified as Partnership Interests

         Certain Trust Funds may be  treated as partnerships for federal  income
tax purposes.   In such event, the Trust  Funds may  issue Certificates
characterized as  "Partnership Interests" as  discussed in  the related
Prospectus Supplement.   With respect to such series of Partnership  Interests,
Arter & Hadden, special counsel to the Depositor, will deliver their opinion (unless otherwise limited in the related Prospectus Supplement) that the Trust Fund will be characterized as a partnership and not as an association taxable as a corporation for federal income tax purposes.

State and Local Taxation

         In addition to the federal income tax consequences described herein, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC Mortgage Pool or Non -- REMIC Trust Fund may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool or Trust Fund formed in, owning mortgages or property in, or having servicing activity performed in a state. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the Certificates.

STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on employee benefit plans within the meaning of Section 3(3) of ERISA (including collective

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investment funds, separate accounts and insurance  company general accounts in which such plans are invested). ERISA also imposes certain duties on those persons who are fiduciaries with respect to employee benefit plans that are
subject to  ERISA.   Investments  by employee benefit plans  covered by ERISA
are subject to the general fiduciary requirements of ERISA, including the requirement of investment prudence and diversification, and the requirement that the employee benefit plan's investments be made in accordance with the documents governing the employee benefit plan.

         In addition, employee benefit plans subject to ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested), and individual retirement accounts and annuities or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" under
ERISA and  "disqualified persons"  under  the Code).   Such  transactions are
treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon disqualified persons by Section 4975 of the Code (or, in some cases, a civil penalty may be assessed pursuant to
Section 502(i) of ERISA). The Depositor, the Credit Enhancer, the Underwriters and the Trustee, and certain of their affiliates, might be considered parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless an exemption is available. The United States Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity interest" investment could be deemed for purposes of ERISA to be
assets of  the investing  Plan unless certain  exceptions apply.   If an
investing Plan's assets were deemed to include an interest in the Mortgage Assets and any other assets of a Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary responsibility standards of ERISA, and transactions occurring between the Depositor, the Servicer, the Credit Enhancer, the Underwriters and the Trustee, or any of their affiliates, might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Assets are discussed below.

         DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool which is held in trust and which consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in
foreclosure and undistributed cash.   A "mortgage pool pass-through certificate"
is defined as a certificate which represents a beneficial undivided fractional interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

         For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the covered pooled mortgage loans and 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Servicer, the Credit Enhancer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by
other  Certificates of the same pool.   PTCE 83-1 also exempts  from the
prohibited transaction rules transactions in connection with the servicing and operation of the Trust, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors before they purchase Certificates.

         In the case of any Plan with respect to which the Depositor, the Servicer, the Credit Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by the Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Servicer, the Credit Enhancer or the Trustee.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth
in PTCE  83-1 would  be satisfied.   In addition to making its own determination
as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction
exemptions.   The Plan fiduciary also should  consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTCE 83-1 which may be applicable to the Certificates.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including, but not limited to, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. Nevertheless, even if the conditions specified in PTCE 83-1 or one or more of these other exemptions are met, the scope of the relief provided might not cover all acts which might be construed as prohibited transactions.

         Certain Classes of Certificates may not be offered for sale or be transferable to Plans. The Prospectus Supplement for each Series will indicate which Classes of Certificates are subject to restrictions on transfer to Plans.

         Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan s investment portfolio.

                            LEGAL INVESTMENT MATTERS

         If so specified in the Prospectus Supplement for a Series, the Certificates of such Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States (including the District of Columbia or Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof
constitute legal  investments  for such  entities.   Pursuant  to  SMMEA, a
number of states enacted legislation, on or before the October 3, 1991, cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely
solely upon  existing  state law  and not  SMMEA.   Accordingly, the  investors
affected  by such legislation will be  authorized to invest in  the Certificates
only to  the extent provided in such legislation.   Institutions whose
investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates of a Series.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (section) ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

         If specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such Classes of Certificates.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal
Financial Institution Examination Council.   The Policy Statement,  which has
been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, which, among other things, prohibits depository institutions from investing in certain "high-risk mortgage securities" (possibly including certain Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. In addition, depository institutions and other financial institutions should consult their regulators concerning
the  risk-based capital treatment of any Certificates.   Any  financial
institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates of a Series.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Book-Entry Certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Prospective investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

         The Depositor may sell the Certificates offered hereby and by the related Prospectus Supplement either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such

Series and of each Class of such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the Underwriters will sell the Certificates will be determined.

         The Certificates of a Series may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering
price  or at varying prices determined at the time of sale.   The obligations of
the Underwriters will be subject to certain conditions precedent, and the Underwriters will be severally obligated to purchase all the Certificates of a Series  described in the  related Prospectus Supplement  if any  are
purchased.   If  Certificates of  a Series  are offered  other than  through
Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and the purchasers of the Certificates of such Series.

         The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

         The Depositor has filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The registration statement and amendments thereto and the exhibits thereto as were as reports filed with the Commission on behalf of each Trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system at the Commission's web site (http:\\www.sec.gov). The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part, or in the exhibits relating thereto, which the Depositor has filed with the Commission in
Washington, D.C.   Copies of the information and the exhibits  are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the Agreement (as defined herein) for a Series will be provided to each person to whom a Prospectus is delivered upon written or oral request, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-
7400).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Certificates of such Trust hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such
statement.    Any  statement so  modified or  superseded  shall not  be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon written or oral request of any person, without charge to such person, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

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

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                    Page
                                                                    ----
1996 Contingent Payment Regulations....................................49
Adjustable Rate........................................................20
adjusted issue price...................................................53
Advance................................................................33
Advances................................................................3
AFR....................................................................58
Agreement...............................................................9
applicable federal rate................................................58
ARM Loans..............................................................21
backup withholding tax.................................................62
Balloon Loans...........................................................8
Bankruptcy Bond........................................................29
Beneficial Owner.......................................................10
Book-Entry Certificates................................................10
Buy-Down Loans.........................................................21
Certificate Guaranty Insurance Policy..................................27
Certificate Insurer....................................................27
Certificateholder......................................................15
Certificates.........................................................1, 9
Class................................................................1, 9
Closing Date...........................................................19
Code................................................................4, 49
Committee Report.......................................................49
Compound Interest Certificates.........................................16
Converted Mortgage Loan................................................23
Cooperative Loans.......................................................2
Cooperatives............................................................2
current value..........................................................51
Custodial Account......................................................33
daily accruals.........................................................58
daily portions.........................................................52
Delinquent Mortgage Loan...............................................24
Depositor...............................................................1
Depository.............................................................10
disqualified organizations.............................................60 disqualified persons...................................................71
Distribution Date...................................................2, 15
DOL.....................................................................4
DTC....................................................................10
equity interest........................................................71
ERISA...................................................................4
Excess inclusions......................................................58
FHLMC...................................................................2
Financial Intermediary.................................................10
Fixed Rate.............................................................20
FNMA....................................................................2
GNMA....................................................................2
GPM Loans..............................................................21
Gross Margin...........................................................20
HELOCs..................................................................2
Home Improvement Loans..................................................2
Index..................................................................20
Interest Adjustment Date...............................................20
Interest Portion.......................................................68
issue price............................................................51
Junior Mortgage Loans..................................................22
Lockout Periods........................................................20
market discount........................................................54
Mark-To-Market Regulations.............................................49
Master Servicer.....................................................3, 32
Master Servicer Custodial Account......................................33
Mortgage Assets.........................................................2
Mortgage Interest Rate.................................................20
Mortgage Loans..........................................................2
Mortgage Note..........................................................20
mortgage pool..........................................................71
Mortgage Pool Insurance Policy.........................................28
Mortgaged Premises.....................................................20
mortgage-related securities.............................................4
Multi-Family Loans......................................................2
Multiple Variable Rate.................................................53
non-conforming credit...................................................8
Non-U.S. Person........................................................62
objective rate.........................................................51
OID Regulations........................................................49
original issue discount................................................51 parties in interest....................................................71
pass-through entity....................................................60
Pass-Through Rate....................................................1, 9
Periodic Rate Cap......................................................20
Permitted Investments..................................................39
Plan...................................................................71
Plan Asset Regulations..................................................4
Pool Insurer...........................................................28
Pre-Funding Account.....................................................2
Pre-Funding Agreement...................................................2
Prepayment Assumption..................................................50
Primary Mortgage Insurance Policies....................................20
prohibited transactions................................................61
Proposed Premium Regulations...........................................49
Proposed Withholding Regulations.......................................49
PTCE 83-1..............................................................71
qualified floating rate................................................51 qualified mortgages....................................................50
qualified stated interest..............................................51
Rating Agency...........................................................4
Realized Loss..........................................................16
regular interests......................................................50
REMIC...................................................................4
REMIC Certificates.....................................................49
REMIC Mortgage Pool....................................................49
REMIC Provisions.......................................................49
REMIC Regular Certificate..............................................50
REMIC Regulations......................................................49
REMIC Residual Certificate.............................................50
Remittance Date........................................................33
REO Properties..........................................................3
Reserve Fund...........................................................30
residual interests.....................................................50
Residual Owner.........................................................56
Retained Yield.........................................................65
Security Instrument....................................................19
Seller..................................................................1
Series..................................................................1
Servicer................................................................3
Servicer Custodial Account.............................................33
Servicing Agreement....................................................32
Servicing of Mortgage Loans.............................................3
Single Family Loans.....................................................2
Single Variable Rate...................................................51
single-class REMIC.....................................................61
SMI.....................................................................1
SMMEA...................................................................4
Special Hazard Insurance Policy........................................28
Special Hazard Insurer.................................................28
Special Servicer....................................................3, 32
Standard Hazard Insurance Policies.....................................35
stated redemption price at maturity....................................51
Stripped Interest......................................................68
Stripped Mortgage Asset................................................65
tax matters person.....................................................62
Tiered REMICs..........................................................56
Trust...................................................................1
Trust Certificates.....................................................49
Trust Fractional Certificate...........................................63
Trust Fractional Certificateholder.....................................64
Trust Interest Certificate.............................................64
Trust Interest Certificateholder.......................................68
Trustee.................................................................2
U.S. Person............................................................62
United States shareholder..............................................62
Unstripped Mortgage Assets.............................................67

         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                               TABLE OF CONTENTS
                             Prospectus Supplement
Summary...................................................S- 1
Risk Factors..............................................S-10
The Mortgage Loan Pool....................................S-13
Use of Proceeds...........................................S-21
Prepayment and Yield Considerations.......................S-21
Description of the Offered Certificates...................S-28
The Agreement.............................................S-35
Certain Federal Income Tax Consequences...................S-37
ERISA Considerations......................................S-38
Ratings...................................................S-40
Legal Investment Considerations...........................S-40
Underwriting..............................................S-41
Certain Legal Matters.....................................S-41
Index to Location of Principal Defined Terms...............A-1

                                   Prospectus
Prospectus Summary...........................................1
Risk Factors.................................................5
Description of the Certificates..............................8
Maturity, Prepayment and Yield Considerations...............16
The Trusts..................................................18
Credit Enhancement..........................................25
Origination of Mortgage Loans...............................29
Servicing of Mortgage Loans.................................31
The Agreement...............................................37
Certain Legal Aspects of Mortgage Loans.....................40
The Depositor...............................................47
Use of Proceeds.............................................48
Certain Federal Income Tax Consequences.....................48
State Tax Considerations....................................69
ERISA Considerations........................................69
Legal Investment Matters....................................71
Plan of Distribution........................................72
Available Information.......................................73
Incorporation of Certain Terms by Refrence..................73
Index to Location of Principal Defined Terms................74

        Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus Supplement and the related Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  [SAXON LOGO]

                                  $466,861,000

                      Saxon Asset Securities Trust 1997-2

                        Saxon Asset Securities Company,
                                  as Depositor

                   $15,000,000  Class AF-1 Certificates
                   $10,000,000  Class AF-2 Certificates
                   $31,000,000  Class AF-3 Certificates
                    $9,000,000  Class AF-4 Certificates
                   $16,000,000  Class AF-5 Certificates
                   $10,000,000  Class AF-6 Certificates
                   $15,552,000  Class AF-7 Certificates
                    $2,090,000  Class MF-1 Certificates
                    $7,167,000  Class MF-2 Certificates
                    $3,643,000  Class BF Certificates

                  $293,561,000  Class AV-1 Certificates
                   $13,896,000  Class MV-1 Certificates
                   $26,924,000  Class MV-2 Certificates
                   $13,028,000  Class BV Certificates

                    Mortgage Loan Asset Backed Certificates
                                 Series 1997-2


                              Merrill Lynch & Co.
                       Prudential Securities Incorporated
                                Lehman Brothers
                            PaineWebber Incorporated


                             PROSPECTUS SUPPLEMENT


                                 June 16, 1997